As filed with the Securities and Exchange Commission on ___________ __, 2002
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                                  CERBCO, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                         1623                        54-1448835
(State or Other          (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
  Organization

                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                          George Wm. Erikson, Chairman
                          Robert W. Erikson, President
                                3241 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                          Anita J. Finkelstein, Esquire
                          Jeannette C. Koonce, Esquire
                    Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                                 Washington, DC
                                 (202) 962-4800

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                        CALCULATION OF REGISTRATION FEE

================================================================================================================

                                                    Proposed
                                                    Maximum           Proposed Maximum
Title of Each Class               Amount to be      Offering          Aggregate Offering    Amount of
of Securities to be Registered    Registered (1)    Price Per Unit    Price (2)             Registration Fee (2)
------------------------------    --------------    --------------    ------------------    --------------------
Common Stock, par value              1,562,956            (3)             $5,412,398               $498
$0.05 per share

Class B Common Stock, par
value $0.05 per share                  733,545            (3)             $1,335,052               $123

================================================================================================================

================================================================================
(1) Represents the maximum numbers of shares of Common Stock, par value $0.05 per share, and of Class B Common Stock, par value $0.05 per share, of CERBCO, Inc., issuable by the Registrant in the recapitalization described herein, as provided in Rule 457(f)(1) under the Securities Act of 1933, based on a conversion ratio of 2.5 to one and (a) 1,189,538 shares of Common Stock, par value $0.10 per share, outstanding as of February 13, 2002; (b) 293,418 Class B Common Stock, par value $0.10 per share, outstanding as of February 13, 2002; and (c) 80,000 shares of Common Stock subject to issuance before the anticipated effective time of the recapitalization. The number of shares of Common Stock, par value $0.05 per share, also includes the maximum number of shares of Common Stock issuable after completion of the recapitalization upon conversion of shares of Class B Common Stock par value $0.05 per share, issued in the recapitalization. This registration statement also relates to an additional indeterminate number of shares of Common Stock and Class B Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, the registration fee was calculated based on the product of (1) 1,189,538 shares of CERBCO Common Stock, par value $0.10 per share, and 293,418 shares of Class B Common Stock, par value $0.10 per share, outstanding as of February 13, 2002, to be received by the Registrant and cancelled in the recapitalization described herein, and (2) $4.55 per share, the average of the high and low bid and ask prices for the Common Stock as reported on the Over-the-Counter-Bulletin Board maintained by the Nasdaq Stock Market on February 12, 2002. It has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457 (c) under the Securities Act of 1933.

(3)  Omitted pursuant to Rule 457(o) under the Securities Act of 1933.
================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                PRELIMINARY COPY
================================================================================

                   PRELIMINARY DRAFT DATED FEBRUARY [__], 2002

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

================================================================================
                  ANNUAL MEETING AND PROPOSED RECAPITALIZATION
================================================================================


To Our Stockholders:

         On February 12, 2002, the Board of Directors of CERBCO, Inc. approved a proposed recapitalization of CERBCO and directed that the recapitalization proposal be submitted for approval by stockholders at our annual meeting.

         This is CERBCO's proxy statement for the annual meeting of stockholders for the fiscal year ended June 30, 2001. The proxy statement is being provided to you by the CERBCO Board of Directors to solicit your proxy to vote FOR adoption of the recapitalization proposal, as well as the other matters to be submitted for stockholder approval at the annual meeting. At the annual meeting, you will be asked to consider and vote upon, among other things, the recapitalization, which will be effected through the merger of CERBCO with CERBCO Recapitalization Subsidiary, Inc. CERBCO Recapitalization Subsidiary is a wholly owned subsidiary of CERBCO that was recently formed for the purpose of facilitating the recapitalization.

         The recapitalization will result in a reshuffling of the capital structure of CERBCO. If CERBCO's stockholders approve the recapitalization proposal and the recapitalization is consummated, CERBCO will exchange with its stockholders all new shares of stock for existing shares of stock or, at the election of each stockholder, a combination of new shares plus cash. In the recapitalization, each CERBCO stockholder will have the right to receive the following for each share of CERBCO Common Stock or Class B Common Stock owned at the time the recapitalization becomes effective:

         1.  All Stock Election. You can elect to receive one share of CERBCO
             ------------------
         new Common Stock or CERBCO new Class B Common Stock (depending on the class of stock that you now own, before the recapitalization) and an additional 1.5 shares of the comparable class of new Common Stock or new Class B Common Stock;

                                       OR

         2.  Hybrid--Stock and Cash Election. You can elect to receive one share
             -------------------------------
         of CERBCO new Common Stock or new Class B Common Stock (depending on the class of stock that you own before the recapitalization) and cash in the amount of $3.33.

         An election to receive only new stock will at least maintain your economic interest in CERBCO, while an election to receive a combination of new stock and cash will reduce your economic interest. The ultimate degree of increase or decrease in your economic interest will depend both upon your election and the elections made by other stockholders. If you hold Common Stock, an election to receive only new stock will increase your relative voting power, while an election to receive a combination of new stock and cash will decrease your relative voting power on matters as to which holders of Common Stock vote separately as a class, but will increase your voting power on matters on which the holders of new Common Stock and new Class B Common Stock vote together as a class. If you hold Class B Common Stock, an election to receive only new stock will at least maintain your relative voting power on matters on which the holders of new Class B Common Stock vote separately, and may increase your voting power, depending upon the elections made by other holders of Class B Common Stock. The voting power of the holders of new Class B Common Stock on matters as to which the holders of new Common Stock and new Class B Common Stock vote as a single class will be reduced as a result of the recapitalization.

         If you fail to make a valid election, you will be deemed to have made the Hybrid--Stock and Cash Election.

         The accompanying Proxy Statement also constitutes CERBCO's Prospectus for its offering of new Common Stock and new Class B Common Stock in connection with the recapitalization. It contains important information about CERBCO, as well as the two new classes of stock and the terms of the recapitalization. The accompanying Proxy Statement/Prospectus incorporates business and financial information about CERBCO that is not included in or delivered with the Proxy Statement/Prospectus. You should read all of the enclosed materials completely and carefully before deciding how to vote. In particular, we direct your attention to discussion under the title "Risk Factors" beginning on page [__]. The enclosed Proxy Statement/Prospectus also includes additional information about the elections available to you and how to make them. See page [__].

         In order to complete the recapitalization, the recapitalization proposal must be approved by (a) a majority of CERBCO's outstanding shares of Common Stock, voting separately as a class; (b) a majority of CERBCO's outstanding shares of Class B Common Stock, voting separately as a class; and
(c) a majority of the votes of the outstanding Common Stock and Class B Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The vote on the recapitalization proposal will be taken at the annual meeting on [___________, 2002], or at a later date should the meeting be postponed or adjourned. Only holders of CERBCO Common Stock and Class B Common Stock as of the close of business on [____________, 2002], the record date, will be entitled to vote on the recapitalization proposal and other matters at the annual meeting.

         Adoption of the recapitalization proposal will constitute approval of certain amendments to CERBCO's Certificate of Incorporation. The text of the amendments appears in Section 2.1 of the recapitalization agreement, a copy of which is included as Appendix A to the accompanying Proxy Statement/Prospectus. The shares of CERBCO new Common Stock will continue to be traded in the over-the-counter market and listed for quotation on the Over-the-Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com) under the symbol "CERB." There is no public trading market for shares of CERBCO's Class B Common Stock. Similar to our current Class B Common Stock, new Class B Common Stock will be convertible at any time into shares of CERBCO new Common Stock on a share-for-share basis.

         The CERBCO Board of Directors has unanimously approved the recapitalization proposal and recommends that you vote FOR adoption of that proposal.

         We have not authorized anyone to give you information that differs from the information in this Proxy Statement/Prospectus. If you receive any different information, you should not rely on it.

         The information contained in this Proxy Statement/Prospectus speaks as of the date below. You should not infer that the information has not changed from that date.

         At the annual meeting, you also will be asked to consider and vote on the election of our directors. The accompanying Proxy Statement/Prospectus contains a more complete description of each of the matters to be submitted for stockholder approval at the annual meeting. You are encouraged to read it completely and carefully.

         Please take this opportunity to participate in the affairs of CERBCO by voting in favor of the recapitalization proposal and the slate of nominees for election as directors being submitted for stockholder action. Your vote is important, no matter how many shares you own. Whether or not you intend to attend the annual meeting, please carefully read the enclosed materials and then complete, sign, date and return the accompanying Proxy Card(s) in the pre-addressed, postage prepaid envelope(s) provided for that purpose. Even if you return your Proxy Card(s), you still may attend the annual meeting and vote in person.

         We appreciate your consideration in this matter.

                                       Sincerely,



                                       /s/ ROBERT F. HARTMAN
                                       ---------------------
                                       Robert F. Hartman
                                       Secretary

         -----------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the shares of CERBCO new Common Stock or new Class B Common Stock offered hereby or determined whether or not this Proxy Statement/Prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

         -----------------------------------------------------------------------


         This Proxy Statement/Prospectus is dated [________ __, 2002] and is first being provided to CERBCO stockholders on [_______ __, 2002].

[LOGO]
                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             [______________, 2002]

--------------------------------------------------------------------------------

To the Stockholders of CERBCO, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (together with any adjournments or postponements thereof, the "Annual Meeting") of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for the fiscal year ended June 30, 2001, will be held at PNC Bank, 222 Delaware Avenue, 3rd Floor, Wilmington, Delaware, 19801, on [___________, 2002] at 10:00 o'clock a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal (the "Recapitalization Proposal") to adopt the Recapitalization Agreement and Plan of Merger dated as of February 12, 2002, by and between CERBCO, Inc. and CERBCO Recapitalization Subsidiary, Inc., a wholly owned subsidiary of CERBCO, Inc., providing for the merger of CERBCO, Inc. with CERBCO Recapitalization Subsidiary, Inc., with CERBCO, Inc. the surviving corporation, together with certain amendments to CERBCO's Certificate of Incorporation in connection with the proposed recapitalization;

         2. To elect four directors of CERBCO, one by the holders of Common Stock and three by the holders of Class B Common Stock, each to serve for a term of one year and until his successor is elected and shall have qualified; and

         3. To transact such other business as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on [____________, 2002], as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on [___________, 2002] are entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by CERBCO.

         A copy of CERBCO's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, a Proxy Card for each class of CERBCO capital stock that you own, and a Proxy Statement/Prospectus accompany this Notice.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE(S) PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE ANNUAL MEETING AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                       By Order of the Board of Directors,



                                       /s/ ROBERT F. HARTMAN
                                       ---------------------
                                       Robert F. Hartman
                                       Secretary

Landover, Maryland
[________ __], 2002

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION...............................1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING.................................8

SUMMARY.......................................................................10

A NOTE ABOUT FORWARD-LOOKING STATEMENTS.......................................16

RISK FACTORS..................................................................16

THE ANNUAL MEETING............................................................18

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...............................20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................21

THE COMPANY...................................................................22

   History and Development....................................................22
   Business...................................................................22
   Relationship with Insituform Technologies..................................23

PROPOSAL NO. 1:  THE RECAPITALIZATION.........................................25

   The Recapitalization Transaction...........................................25
   Reasons for and Structure of the Recapitalization..........................25
   Opinion of Janney Montgomery Scott.........................................26
   Interests of Certain Persons in the Recapitalization.......................29
   Sources and Uses of Funds to Effect the Recapitalization...................30
   Dividend Policy............................................................30
   Treatment of Plan Options..................................................30
   Effective Time of the Recapitalization.....................................30
   Trading Market.............................................................31
   Appraisal Rights...........................................................31
   Certain U.S. Federal Income Tax Consequences of the Recapitalization.......33
   Unaudited Pro Forma Financial Statements...................................37
   The Recapitalization Agreement.............................................45
   Description of Capital Stock...............................................49
   Summary Comparison of Rights of CERBCO Stockholders Before and After
   the Recapitalization.......................................................52
   Legal Matters..............................................................52

PROPOSAL NO. 2:  ELECTION OF DIRECTORS........................................52

   General; Nominees..........................................................52
   Directors and Executive Officers...........................................53
   Standing Committees of the Board of Directors..............................54
   Executive Compensation.....................................................55
   Summary Compensation.......................................................58
   Compensation Pursuant to Plans.............................................60

INDEPENDENT PUBLIC ACCOUNTANTS................................................65

OTHER MATTERS.................................................................65

ANNUAL REPORT AND FINANCIAL STATEMENTS........................................66

EXPERTS.......................................................................66

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2002 ANNUAL
MEETING.......................................................................66

WHERE YOU CAN FIND FURTHER INFORMATION........................................66

APPENDIX A-- RECAPITALIZATION AGREEMENT AND PLAN OF MERGER...................A-1

APPENDIX B-- OPINION OF JANNEY MONTGOMERY SCOTT LLC..........................B-1

APPENDIX C-- SECTION 262 OF THE DELAWARE GENERAL CORPORATION CODE............C-1

APPENDIX D-- AUDIT COMMITTEE CHARTER.........................................D-1

                QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION

         The following Questions and Answers pertain only to the recapitalization proposal to be submitted for stockholder action at the Annual Meeting. Additional Questions and Answers relating to the election of directors, the other matter that we are submitting for stockholder consideration at the Annual Meeting, and about the Annual Meeting itself, appear below.

Q.   What is the recapitalization proposal?

A. The recapitalization proposal is a proposed transaction in which CERBCO would merge with a wholly owned subsidiary formed for the purpose of the transaction. In connection with the merger, each CERBCO stockholder would elect to receive a number of shares of new Common Stock or new Class B Common Stock equal to the number of shares he, she or it held before the merger, plus, either additional shares of new Common Stock or new Class B Common Stock or a cash payment.

Q.   Why is CERBCO proposing the recapitalization?

A. CERBCO anticipates that the recapitalization may enhance the market value of CERBCO stock. By providing flexibility and liquidity to its stockholders, while permitting CERBCO to retain sufficient cash resources to finance its future business, the recapitalization is intended to highlight CERBCO's cash reserves and draw investors' attention to CERBCO's underlying value. We expect that all of our directors and executive officers will elect to receive, as applicable, solely shares of CERBCO new Common Stock or new Class B Common Stock in the recapitalization. We believe that this will have the effect of further aligning our management's economic interests with those of our stockholders. To the extent that stockholders, in addition to the directors and executive officers, elect to accept solely stock in the recapitalization, we anticipate that the issuance of additional shares of new Common Stock in the recapitalization may also improve the historically "thin" trading market for our stock and, therefore, result in market prices that more accurately reflect the underlying value of our business and assets.

Q.   What is CERBCO Recapitalization Subsidiary, Inc.?

A. CERBCO Recapitalization Subsidiary, Inc. is a Delaware corporation that has been newly formed by CERBCO for the purpose of facilitating the merger and the recapitalization. It is wholly owned by CERBCO.

Q.   Why is the recapitalization being accomplished through a merger?

A. We have structured the recapitalization as a merger to permit CERBCO stockholders to choose between receiving only stock or a combination of stock and cash in the recapitalization.

Q.   How do I indicate my election to receive stock or stock and cash?

A. In order to elect the type of consideration that you wish to receive in the recapitalization, you must complete, execute and return the Election and Transmittal Form that either has been or will be provided to you. The election alternatives are listed below. If you do not return a properly completed and executed Election and Transmittal Form, you will be presumed to have elected to receive a combination of stock and cash. Once completed, the Election and Transmittal Form must be sent through the mail, by overnight delivery service or by hand to American Stock Transfer & Trust Co., at the address set out below:

                       American Stock Transfer & Trust Co.
                                 59 Maiden Lane
                                   Plaza Level
                               New York, NY 10038

     In order for your election to be valid, your validly completed Election and Transmittal Form and, subject to certain limited exceptions, your stock certificate(s) must be received no later than the start of the Annual Meeting, which is scheduled for 10:00 o'clock a.m., Eastern Daylight Savings Time, on [____________, 2002].

     If you cannot send in your stock certificate(s) by the start of the Annual Meeting, you may send a notice of guaranteed delivery, with your completed Election and Transmittal Form, promising to send in your certificates so that they are received by 5:00 p.m., Eastern Daylight Savings Time, on [__________, 2002], the second trading day after the Annual Meeting, all in accordance with the instructions set forth under "Proposal No. 1: The Recapitalization--The Recapitalization Agreement -- Method of Making Elections."

Q.   What elections can I make?

A. Two elections are available for each share of CERBCO Common Stock or Class B Common Stock, as follows:

          All Stock Election. You can elect to receive one share of CERBCO new
          ------------------
          Common Stock or CERBCO new Class B Common Stock (depending on the class of stock that you now own, before the recapitalization) and an additional 1.5 shares of the comparable class of new Common Stock or new Class B Common Stock;

                                       OR

          Hybrid--Stock and Cash Election. You can elect to receive one share of
          -------------------------------
          CERBCO new Common Stock or new Class B Common Stock (depending on the class of stock that you own before the recapitalization) and cash in the amount of $3.33.

          The manner in which the exchange ratio and cash increments were determined is described later in this Proxy Statement/Prospectus under the heading "Proposal No. 1: The Recapitalization--The
          Recapitalization Transaction."

Q. What will the market value of the CERBCO new Common Stock be after the recapitalization?

A. In the opinion of management, there is no way to predict accurately the post-recapitalization market value of the CERBCO new Common Stock. However, the following table reflects the value of each election, computed as the sum of the bid price plus the per share cash consideration in the case of the Hybrid--Stock and Cash Election and, in the case of the All Stock Election, as 2.5 times the bid price, assuming various post-recapitalization bid prices:

              Common Bid Price    Hybrid Election    All Stock Election
                    $1.00              $4.33                $2.50
                    $1.50              $4.83                $3.75
                    $2.00              $5.33                $5.00
                    $2.21              $5.54                $5.53
                    $2.50              $5.83                $6.25
                    $3.00              $6.33                $7.50

     In management's estimation, to the extent that stockholders elect to receive additional shares in the recapitalization and, therefore, both a greater number of shares are outstanding and CERBCO pays out cash in connection with the Hybrid--Stock and Cash Election, it is to be expected that the per share price of CERBCO new Common Stock will be lower than the price of CERBCO Common Stock prior to the recapitalization.

Q. How did CERBCO determine the number of shares of CERBCO new Common Stock or new Class B Common Stock and cash to be received by stockholders pursuant to each of the elections described above?

A. The Board of Directors has been informed that, in order to obtain the desired tax and other treatment of the recapitalization, there must be a reshuffling of CERBCO's capital structure, as evidenced by a change in the relative characteristics of ownership of the CERBCO stockholders. The Board of Directors determined that, to retain sufficient cash reserves to preserve its range of strategic options, a maximum of approximately $4,000,000 in the aggregate was available for cash distributions and to defray recapitalization expenses. Assuming estimated recapitalization expenses of $300,000, and assuming that all stockholders, except for the directors and executive officers of CERBCO, would opt for the Hybrid--Stock and Cash Election, the Board of Directors determined that the cash available for distribution would be $3.33 per share. The average closing bid price for our Common Stock for the 30 trading days ending on January 15, 2002, the day prior to public announcement of the recapitalization proposal was $2.21. Therefore, $3.33 represents 1.5 shares at that average price.

Q. How can I ensure that I will maintain my current economic interest in CERBCO following the recapitalization?

A. If you wish to at least maintain your percentage economic interest in CERBCO, you should make the All Stock Election. If you do so and every other CERBCO stockholder makes that election as well, your percentage economic interest in CERBCO will remain unchanged. To the extent that you make the All Stock Election, but other stockholders opt for the Hybrid--Stock and Cash Election, your relative economic interest will increase as a result of the recapitalization.

Q.   How will the recapitalization affect my voting rights?

A. If you make the All Stock election with respect to all of your shares of CERBCO Common Stock or CERBCO Class B Common Stock, then your voting rights as a holder of Common Stock or Class B Common Stock on any vote of either the Common Stock or the Class B Common Stock voting separately will at least remain unchanged, and will increase to the extent that other holders of Common Stock or Class B Common Stock, as the case may be, make the Hybrid--Stock and Cash Election. If you should make the Hybrid--Stock and Cash Election, your relative voting power will decrease within the class of new Common Stock or new Class B Common Stock, to the extent that other holders of Common Stock or Class B Common Stock, as the case may be, make the All Stock Election.

     One of the changes that will occur as part of the recapitalization is that, when voting as a single class, after the recapitalization each share of CERBCO new Class B Common Stock will be entitled to only five votes per share, rather than the ten votes per share to which each share of Class B Common Stock currently is entitled. Therefore, if you hold Common Stock, your relative voting power will increase as a result of the recapitalization on any matter that is submitted to the holders of all of CERBCO's capital stock, voting together as a single class, with the amount of the increase depending upon the elections made by holders of Class B Common Stock. If you hold Class B Common Stock, your relative voting power will decrease as a result of the recapitalization on any matter submitted to the holders of all of CERBCO's capital stock, voting together as a single class.

     All directors and executive officers of CERBCO, who together own in the aggregate 132,302 outstanding shares of CERBCO Common Stock and 247,564 outstanding shares of CERBCO Class B Common Stock, representing 11.1% and 84.4%, respectively, of outstanding shares of Common Stock and Class B Common Stock, and currently representing 63.2 % of the total voting power, have advised the Board of Directors that they intend to select the All Stock Election with respect to all of their shares. If all other stockholders select the All Stock Election, the directors and executive officers' total voting power would be reduced to 51.6%; however, if no other stockholders select the All Stock Election, then the directors and executive officers' total voting power would be increased to 72.7%. In addition, as of the record date, the directors and executive officers owned, in the aggregate, options that are currently exercisable or that become exercisable within 60 days of the record date, to purchase an additional 80,000 shares of Common Stock.

Q.   Will CERBCO's dividend policy change as a result of the recapitalization?

A. We currently intend to declare annual, aggregate cash dividends approximately equal to the aggregate dividends declared for the fiscal year ended June 30, 2001. It is anticipated that a greater number of shares will be outstanding after the recapitalization than are presently outstanding. Therefore, it is anticipated that the amount of the dividend per share will decrease accordingly.

Q. What are the anticipated U.S. Federal income tax consequences to the stockholders as a result of the recapitalization?

A. The exchange contemplated by the recapitalization proposal should qualify as a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, subject to certain assumptions and qualifications set forth under the heading, "Proposal No. 1: The Recapitalization--Certain U.S. Federal Income Tax Consequences of the Recapitalization." With respect to stockholders who are individuals, the principal U.S. Federal income tax consequences of the recapitalization are as follows:

     o A stockholder who makes the All Stock Election with respect to each share of CERBCO Common Stock or Class B Common Stock and receives a total of 2.5 shares of CERBCO new Common Stock or CERBCO new Class B Common Stock, as the case may be, should not recognize any gain or loss.

     o A stockholder with a de minimis interest in CERBCO who makes the Hybrid--Stock and Cash Election with respect to each share of CERBCO Common Stock or Class B Common Stock and receives one share of CERBCO new Common Stock or CERBCO new Class B Common Stock, as the case may be, plus $3.33 in cash should recognize capital gain (but not loss) pursuant to the recapitalization equal to the lesser of (a) the cash received or (b) the gain realized. For each share of Common Stock or Class B Common Stock exchanged, the stockholder's gain realized will be measured by the aggregate fair market value of the shares of CERBCO new Common Stock or new Class B Common Stock, plus the cash received, minus the basis of the Common Stock or Class B Common Stock surrendered in the exchange. A stockholder is treated as holding a "de minimis interest" in CERBCO if the stockholder (i) has a relative stock interest in CERBCO of less than 1%; (ii) exercises no control over corporate affairs; and (iii) does not constructively own any shares (or any options to acquire any shares) actually or constructively owned by other persons.

     o Cash received by a stockholder pursuant to the recapitalization in certain other circumstances may be taxable as ordinary dividend income.

THE TAX CONSEQUENCES TO EACH STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RECAPITALIZATION AND EACH OF THE AVAILABLE ELECTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS TO YOUR PARTICULAR FACTS AND CIRCUMSTANCES AS WELL AS TAX STATUS.

Q. To the extent that stockholders select the All Stock alternative, what will happen to the cash set aside by the Board of Directors to pay the cash portion of the Hybrid--Stock and Cash Election with respect to their CERBCO shares?

A. Any cash not required under the Hybrid--Stock and Cash Election will remain with CERBCO. There will not be any increase in the amount paid to stockholders who do make the Hybrid--Stock and Cash Election.

Q. If I make the Hybrid--Stock and Cash Election, will I be guaranteed to receive the full amount of the cash consideration in respect of my shares?

A.   Yes.

Q. If I make the All Stock Election, will I be guaranteed to receive the full number of new shares in respect of the shares of CERBCO Common and Class B Common Stock that I own right now?

A.   Yes.

Q. What happens if I do not return the Election and Transmittal Form before the Annual Meeting, or if I fill it out improperly?

A. If you fail to return the Election and Transmittal Form and other documents on time, or if you do not complete them properly, you will be deemed to have made the Hybrid--Stock and Cash Election and, therefore, will receive one share of new Common Stock or new Class B Common Stock (depending on the class of stock that you own right now) and a cash payment of $3.33 per share for each of your currently held CERBCO shares. Please be aware, however, that failure to return the Election and Transmittal Form and related documents, or failure to fill them in properly, could delay your actual receipt of shares and cash in the recapitalization. Promptly following the closing of the recapitalization, American Stock Transfer & Trust Co. (the exchange agent), will mail a letter of transmittal to any stockholder of record as of the effective time of the recapitalization who has not returned a validly completed and executed Election and Transmittal Form. A stockholder who has not completed and returned the Election and Transmittal Forms should complete and return the letter of transmittal, together with his or her stock certificate(s), promptly upon receipt in order to receive the recapitalization consideration.

Q. What if my broker holds my stock certificates for me in "street name" and cannot mail them in?

A. In the event that your CERBCO shares are held in "street name," your broker will provide you with instructions for making an election.

Q. Where can I get additional Election and Transmittal Forms or other information?

A. We have retained W.F. Doring & Co. as information agent to assist you in connection with the recapitalization. You may call William Doring at W.F. Doring & Co. at (888) 330-5111 to request additional documents and to ask any questions.

Q. Can I revoke or change my election set forth on the Election and Transmittal Form?

A. Yes. You can revoke your original election by submitting a written notice of revocation to American Stock Transfer & Trust Co. before the start of the Annual Meeting, which is scheduled for 10:00 o'clock a.m., Eastern Daylight Savings Time, on [__________, 2002]. Additionally, you may change your original election and make a new election by submitting a notice of revocation and by indicating on the written notice of revocation the new election choice that you wish to make. If you wish to submit a new election, you should refer to the instructions and other materials that accompany the Election and Transmittal Form.

Q.   Can I make mixed elections?

A. Yes. The Election and Transmittal Form provides for an election to be made with respect to all or any portion of your CERBCO shares. You may make an election to receive a combination of the available options. Just complete and mail in the Election and Transmittal Form together with your stock certificate(s) so that you have made elections for all of your CERBCO shares.

     Please note that if you make an All Stock Election for some of the shares that you own and a different election for other shares that you own, you may cause any gain you recognize with respect to the cash you receive in the recapitalization to be taxed as ordinary dividend income rather than as capital gain.

Q.   What stockholder vote is required to approve the recapitalization?

A. The vote required to approve the recapitalization will be (a) a majority of CERBCO's outstanding shares of Common Stock, voting separately as a class;
     (b) a majority of CERBCO's outstanding shares of Class B Common Stock, voting separately as a class; and (c) a majority of the votes of the outstanding Common Stock and Class B Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

     The CERBCO directors and executive officers holding in the aggregate, as of the record date, [132,302] shares of outstanding Common Stock and [247,564] shares of outstanding Class B Common Stock, representing 11.1% and 84.4%, respectively, of the outstanding shares of Common Stock and Class B Common Stock and currently representing 63.2% of the aggregate voting power of the Common Stock and Class B Common Stock, have indicated that they intend to vote all of their shares in favor of the recapitalization proposal.

     The CERBCO Board of Directors unanimously recommends that you vote FOR the recapitalization proposal.

Q.   How can I vote my shares?

A. A stockholder of record may give a proxy to be voted at the Annual Meeting by mailing the enclosed Proxy Card(s). We have provided a preaddressed, postage prepaid envelope for each Proxy Card for this purpose. You also may attend the Annual Meeting and vote in person. If you submit a Proxy Card with respect to your Common Stock or Class B Common Stock and then decide to attend the Annual Meeting, you may revoke your proxy or proxies and vote in person. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

Q.   If my shares are in "street name," will my broker vote my shares for me?

A. Your shares will not be voted on the recapitalization proposal unless you follow the directions that your broker provides regarding how to vote your shares.

Q.   Can I change my vote after I have mailed my signed Proxy Card(s)?

A. Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

     o By submitting written notice to CERBCO's Corporate Secretary that you have revoked your proxy;

     o by submitting another proxy that is properly signed and later dated to:

          CERBCO, Inc.
          3421 Pennsy Drive
          Landover, Maryland 20785
          Attention: Corporate Secretary

                                       OR

     o    by voting in person at the Annual Meeting.

Q. What happens to my current CERBCO stock certificates if the recapitalization is terminated or delayed?

A. If the recapitalization is terminated, American Stock Transfer & Trust Co. will promptly return your CERBCO stock certificates. If the recapitalization is delayed but is expected to close shortly after the Annual Meeting, we intend to retain stock certificates pending the closing.

Q.   Will I receive CERBCO new stock certificates in the recapitalization?

A. Yes. Once you have submitted your completed Election and Transmittal Form and the certificate(s) representing the shares of CERBCO Common Stock and Class B Common Stock that you presently own, you will receive a certificate or certificates for the number of shares of CERBCO new Common stock and new Class B Common Stock that you are entitled to receive in the recapitalization.

Q.   When do you expect to complete the recapitalization?

A. We are working toward completing the recapitalization as quickly as possible. We hope to complete the recapitalization on or shortly after [____________, 2002], the date of the Annual Meeting. However, we cannot assure you as to when or if the recapitalization will occur.

Q. How are the terms of the shares of CERBCO new Common Stock and CERBCO new Class B Common Stock different from CERBCO's current Common Stock and Class B Common Stock?

A. After the recapitalization, holders of CERBCO new Common Stock and CERBCO new Class B Common Stock will continue to have substantially the same rights as they had as CERBCO stockholders before the recapitalization, except that the par value per share of each class will be reduced from $0.10 per share to $0.05 per share and with respect to all matters that are submitted to a vote of the holders of Common Stock and Class B Common Stock, voting together as a single class, the new Class B Common Stock will be entitled to only five votes per share rather than the current ten votes per share. CERBCO's directors and executive officers currently hold shares representing 63.2% of the total voting power. All of the directors and executive officers have advised the Board of Directors of their intention to select the All Stock Election. If all other stockholders select the All Stock Election, the directors and executive officers' total voting power would be reduced to 51.6%; if no other stockholders select the All Stock Election, the directors and executive officers total voting power would be increased to 72.7%. In addition, the number of authorized shares of new Common Stock and new Class B Common Stock will be increased to provide an adequate number of authorized shares to effect the recapitalization.

Q.   Will I have dissenters' rights from the recapitalization?

A. Holders of Common Stock and Class B Common Stock will be entitled to statutory appraisal rights in the recapitalization. Stockholders must carefully comply with the requirements imposed by Section 262 of the Delaware General Corporation Law in order to preserve those rights and receive payment for the "fair value" of their shares as of the effective date of the recapitalization, as determined by the Delaware Court of Chancery, instead of the consideration paid in the recapitalization.

Q.   Where can I find more information about CERBCO?

A. We file reports and other information with the Securities and Exchange Commission, or SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-732-0330 for information about these facilities. This information is also available on the SEC's World Wide Web site at http://www.sec.gov. You can also request copies of these documents from us.

Q.   Who can answer my questions?

A. You may obtain further information by contacting William Doring at W.F. Doring & Co., our information agent, at (888) 330-5111.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

     The following Questions and Answers pertain to the election of directors, the other matters that we are submitting for stockholder action at the Annual Meeting, and to the Annual Meeting itself. Additional Questions and Answers relating specifically to the recapitalization proposal appear above.

Q.   Where and when will the Annual Meeting be held?

A. The Annual Meeting will be held PNC Bank, 222 Delaware Avenue, 3rd Floor, Wilmington, Delaware, on [____________, 2002], at 10:00 o'clock a.m., local time.

Q.   What matters are being submitted to the stockholders at the Annual Meeting?

A. In addition to the recapitalization proposal discussed above, stockholders will be asked to vote on the following matters:

     o election of four directors of CERBCO, one by the holders of Common Stock and three by the holders of Class B o Common Stock, each to serve for a term of one year and until his successor is elected and shall have qualified;

     o    such other business as may properly come before the Annual Meeting.

Q.   Who is entitled to vote at the Annual Meeting?

A. Each record holder of shares of CERBCO's Common Stock or Class B Common Stock as of the close of business on [____________, 2002], the record date selected by the Board of Directors for the Annual Meeting, is entitled to vote at the Annual Meeting. On the record date, [1,189,538] shares of CERBCO Common Stock and [293,418] shares of Class B Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting, and each share of Class B Common Stock is entitled to ten votes on each such matter, except that the holders of Common Stock, voting as a separate class, are entitled to elect one director and the holders of Class B Common Stock, voting as a separate class, are entitled to elect three directors, at the Annual Meeting.

Q.   How do I vote?

A. You may vote in one of two ways. First, you may vote by completing and mailing the enclosed Proxy Card(s) so that we receive such Card(s) prior to the time the polls open at the Annual Meeting. In the alternative, you may attend the Annual Meeting and vote in person. If you vote by proxy and later wish to change your vote, you may do so by providing a later dated proxy or by attending the Annual Meeting and voting in person.

Q.   What constitutes a quorum and why is it important?

A. A quorum consists of one-third of the issued and outstanding shares of our Common Stock and one-third of the issued and outstanding shares of our Class B Common Stock. Shares constituting a quorum must be represented, in person or by proxy, at the Annual Meeting, before the stockholders can act on any matter. Your shares will count as part of the quorum if you vote by proxy or in person on any matter being submitted for stockholder action or if you execute and return your Proxy Card(s) but do not make any selections.

Q.   What is discretionary authority and how does it apply?

A. If you sign your Proxy Card(s) but do not make any selections (or make selections only as to certain matters), you give discretionary authority to the proxy holders to vote your shares on each of the matters as to which you have not indicated your vote. In addition, every Proxy Card gives the proxy holder discretionary authority to vote on any other matters that arise at the Annual Meeting.

Q.   What vote is required to approve each matter?

A. Approval and adoption of the recapitalization proposal requires the affirmative vote of (a) a majority of CERBCO's outstanding shares of Common Stock, voting separately as a class; (b) a majority of CERBCO's outstanding shares of Class B Common Stock, voting separately as a class; and (c) a majority of the votes of the outstanding Common Stock and Class B Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

     Election of the director nominee by the holders of Common Stock requires the affirmative vote of the holders Ef a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

     Election of the three director nominees by the holders of Class B Common Stock requires the affirmative vote Ef a majority of the shares of Class B Common Stock present in person or represented by proxy at the Annual Meeting.

Q.   How much CERBCO Stock do its directors and executive officers own?

A. As of the record date ([____________, 2002]), our directors and executive officers owned a total of [132,302] shares, or 11.1% of the outstanding shares of Common Stock, and [247,564] shares of Class B Common Stock, or 84.4% of such shares outstanding. The directors and executive officers' stock ownership represents a 25.6% economic interest in CERBCO and 63.2% of the aggregate voting power of the Common Stock and Class B Common Stock, considered as a single class. In addition, as of the record date, the directors and executive officers owned, in the aggregate, options exercisable currently or within 60 days, to purchase an additional 80,000 shares of Common Stock.

                                     SUMMARY

         This summary highlights selected information contained in this Proxy Statement/Prospectus. It does not include all of the information that is important to you. To understand the recapitalization fully and for a more complete description of the legal terms of the recapitalization and the other matters to be submitted to CERBCO stockholders at the Annual Meeting, you should carefully read this entire Proxy Statement/Prospectus, including its appendices, as well as the other documents to which we refer you. See "Where You Can Find More Information" (page __). We have included page references to direct you to a more complete description of each topic presented in this summary.

The Recapitalization (page ___)

         The recapitalization will be effected through the merger of CERBCO with its newly formed, wholly owned subsidiary, CERBCO Recapitalization Subsidiary, Inc. We recently formed CERBCO Recapitalization Subsidiary for the purpose of facilitating the recapitalization.

         As a result of the recapitalization, each current holder of shares of CERBCO Common Stock and CERBCO Class B Common Stock will have the right to elect one of the following with respect to each such share:

         1.  All Stock Election. You can elect to receive one share of CERBCO
             ------------------
         new Common Stock or CERBCO new Class B Common Stock (depending on the class of stock that you now own, before the recapitalization) and an additional 1.5 shares of the comparable class of new Common Stock or new Class B Common Stock;

                                       OR

         2.  Hybrid--Stock and Cash Election. You can elect to receive one share
             -------------------------------
         of CERBCO new Common Stock or new Class B Common Stock (depending on the class of stock that you own before the recapitalization) and cash in the amount of $3.33.

         Holders failing to make valid elections will be treated as if they had elected to receive a combination of stock and cash. See "The Recapitalization."

         Directors and executive officers of CERBCO holding, in the aggregate, a total of 132,302 outstanding shares of CERBCO Common Stock and 247,564 outstanding shares of CERBCO Class B Common Stock, representing 11.1% and 84.4%, respectively, of the outstanding shares of Common Stock and Class B Common Stock, have indicated that they intend to elect to receive all stock in the recapitalization. See "Voting Securities and Principal Holders Thereof."

The Company (page ___)

     CERBCO, Inc.
     421 Pennsy Drive
     Landover, Maryland 20785
     (301) 773-1784

         CERBCO is a parent holding company with a controlling interest in one principal operating subsidiary, Insituform East, Incorporated. Insituform East and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines using cured-in-place pipe, or CIPP, rehabilitation processes. Insituform East operates in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) brand of CIPP process under territorially exclusive sublicenses. Employing other trenchless CIPP processes, Midsouth Partners, a wholly owned subsidiary of Insituform East, operates substantially without geographic or product restrictions. CERBCO was incorporated under the laws of the State of Delaware on December 23, 1987. CERBCO's Common

Stock trades in the over-the-counter market and is listed for quotation under the symbol "CERB" on the Electronic Bulletin Board maintained by the Nasdaq Stock Market and in the "Pink Sheets."

         CERBCO Recapitalization Subsidiary, Inc. can be reached at the same address and telephone number as CERBCO.

Certain U.S. Federal Income Tax Consequences of the Recapitalization (page ___)

         In the opinion of Venable, Baetjer, Howard & Civiletti, LLP, which is based upon certain assumptions as well as representations of CERBCO contained in an Officer's Certificate, the exchange contemplated by the proposal should qualify as a "recapitalization" of CERBCO within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. However, no ruling concerning the U.S. Federal income tax consequences of the recapitalization has been or will be requested from the Internal Revenue Service. Therefore, no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the transaction for Federal income tax purposes.

         The U.S. Federal income tax consequences will vary among stockholders, depending on each stockholder's particular facts and circumstances. The following is a summary of certain U.S. Federal income tax consequences to stockholders who are natural persons. It is intended for general information only and is not tax advice for return reporting or any other purposes:

         >>       Stockholders Making the All Stock Election: A stockholder who
                  ------------------------------------------
                  exchanges shares of Common Stock or Class B Common Stock solely for shares of CERBCO new Common Stock or new Class B Common Stock, or both, should not recognize gain or loss.

         >>       Stockholders with De Minimis Interests Electing the
                  ---------------------------------------------------
                  Hybrid--Stock and Cash Election: A stockholder who exchanges
                  -------------------------------
                  each share of CERBCO Common Stock or Class B Common Stock for a combination of cash and CERBCO new Common Stock or new Class B Common Stock should recognize capital gain (but not loss) to the extent of the lesser of the cash received or the gain realized in the exchange, provided that such stockholder has a "de minimis interest" in CERBCO. For each share of Common Stock or Class B Common Stock exchanged, the stockholder's gain realized will be equal to the sum of (a) the fair market value of the aggregate shares of CERBCO new Common Stock or new Class B Common Stock received plus (b) the cash received, minus the basis of the CERBCO Common Stock or Class B Common Stock surrendered in the exchange. A stockholder has a "de minimis interest" in CERBCO if the stockholder (i) has a relative stock interest in CERBCO of less than 1%; (ii) exercises no control over corporate affairs; and (iii) does not constructively own any shares (or any options to acquire any shares) actually or constructively owned by other persons.

         >>       All Other Stockholders: Cash received by other stockholders
                  ----------------------
                  pursuant to the recapitalization, including cash received in lieu of fractional shares, may be taxable as ordinary dividend income.

         For stockholders who are natural persons, long-term capital gains are generally subject to tax at a maximum U.S. Federal income tax rate of 20%, while ordinary dividend income currently may be subject to tax at a maximum U.S. Federal income tax rate of 39.6%. In addition, the deductibility of capital losses is subject to limitations for both individuals and corporations.

         BECAUSE THE INCOME TAX CONSEQUENCES WILL DEPEND UPON EACH STOCKHOLDER'S INDIVIDUAL FACTS AND CIRCUMSTANCES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECAPITALIZATION AND THE ELECTIONS AVAILABLE TO YOU.

Appraisal Rights for Dissenting Stockholders (page __)

         Holders of Common Stock and Class B Common Stock will be entitled to statutory appraisal rights by virtue of the recapitalization. Stockholders who do not vote for the recapitalization proposal and who demand appraisal rights by complying with the procedures required by the Delaware General Corporation Law would have the right to receive, instead of the consideration paid in the recapitalization, payment for the fair value of their shares as of the effective date of the recapitalization, as determined by the Delaware Court of Chancery. CERBCO reserves the right to terminate the recapitalization if the holders of more than 15% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock demand appraisal rights. See "Proposal No. 1: The Recapitalization--Appraisal Rights."

Per Share Market Price Information (page __)

         Shares of CERBCO Common Stock are traded in the over-the-counter market and listed for quotation on the Over-the-Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com) under the symbol "CERB." On January 15, 2002, the last full trading day before the public announcement of the recapitalization, the last reported sale price for the Common Stock was $2.30 per share. While shares of CERBCO Class B Common Stock are included in the Over-the-Counter Bulletin Board and the Pink Sheets under the symbol "CERBB," there is no public trading market for such shares.

Recommendation of the Board of Directors Regarding the Recapitalization Proposal (page __)

         The CERBCO Board approved the recapitalization agreement and plan of merger at a meeting held on February 12, 2002. The CERBCO Board of Directors recommends that you vote FOR the recapitalization proposal.

Reasons for the Recapitalization (page __)

         CERBCO anticipates that the recapitalization may enhance the market value of CERBCO stock. By providing flexibility and liquidity to its stockholders, while permitting CERBCO to retain sufficient cash resources to finance its future business, the recapitalization is intended to highlight CERBCO's cash reserves and draw investors' attention to CERBCO's underlying value. In particular, depending upon individual stockholders' elections, the recapitalization will permit CERBCO to distribute a portion of its substantial reserves of liquid assets. We anticipate that to the extent stockholders, in addition to the directors and executive officers, elect to accept the All Stock Election, the issuance of additional common shares may also improve the historically "thin" trading market for our stock and, therefore, result in market prices that more accurately reflect the underlying value of our business and assets.

         The recapitalization also will reshuffle CERBCO's post-recapitalization capital structure and permit CERBCO's stockholders to elect how their ownership interests will be reshuffled.

         We expect that all of our directors and executive officers will make the All Stock Election. We believe that this will have the effect of further aligning our management's economic interests with those of our stockholders.

Opinion of CERBCO's Financial Advisor (page __)

         CERBCO has received a written opinion of Janney Montgomery Scott LLC, that the terms of the recapitalization are fair, from a financial point of view, to CERBCO's stockholders. The full text of this opinion is attached as Appendix B to this Proxy Statement/Prospectus. We encourage you to read this opinion carefully in its entirety.

Interests of Certain Persons in the Recapitalization (page __)

         Directors and executive officers of CERBCO holding, in the aggregate, a total of 132,302 outstanding shares of CERBCO Common Stock and 247,564 outstanding shares of CERBCO Class B Common Stock, representing 11.1% and 84.4%, respectively, of the outstanding shares of Common Stock and Class B Common Stock, have indicated that they intend to elect to receive all stock in the recapitalization. To the extent that some or all of CERBCO's other stockholders elect to receive a combination of stock and cash, the relative economic interests of our directors and executive officers in CERBCO will increase, as will their voting control, to the extent of the issuance of shares in respect of their existing shares of Common Stock. In addition, even though the voting power per share of the Class B Common Stock is being reduced from ten votes per share to five votes per share under the terms of the new Class B Common Stock, to the extent that other holders of Class B Common Stock elect the Hybrid--Stock and Cash Election, the directors and executive officers' voting control within the class of new Class B Common Stock will increase.

Employee Stock Options (page __)

         Outstanding options to buy shares of CERBCO Common Stock currently held by our directors generally will be adjusted, resulting in options to purchase an increased number of shares of new Common Stock determined by multiplying the number of shares currently subject to an option by 2.5, at an exercise price per share of new Common Stock determined by dividing the per share exercise price of an option by 2.5. This adjustment is based on the premise that all option holders will be treated as if they had made the All Stock Election with respect to shares underlying their options and maintains the percentage interest attributable to such options, assuming that all stockholders and option holders make the All Stock Election.

Completion of the Recapitalization (page __)

         Before we can complete the recapitalization, we must satisfy a number of conditions. These conditions include, but are not limited to, the following:

     o   the approval of the recapitalization proposal by CERBCO stockholders;

     o   the absence of any legal prohibitions against the recapitalization;

     o demand for appraisal rights by the holders of not more than 15% of the outstanding shares of Common Stock or Class B Common Stock; and

     o the Securities and Exchange Commission having declared effective the registration statement of which this Proxy Statement/Prospectus forms a part.

         We expect to complete the recapitalization shortly after all of the conditions to the recapitalization have been satisfied or waived. We expect to complete the recapitalization on or shortly after [____________, 2002], the date of the Annual Meeting.

Termination and Amendment of the Recapitalization Agreement (page __)

         The CERBCO Board has reserved the right to terminate the recapitalization at any time before it is consummated if the Board determines that it is appropriate to do so. In particular, CERBCO reserves the right to terminate the recapitalization if the holders of more than 15% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock demand appraisal rights. To the fullest extent permitted by law, CERBCO and its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, by actions of their respective Boards of Directors, may amend the recapitalization agreement and plan of merger at any time before the closing of the recapitalization.

Market for CERBCO Common Stock (page __)

         We expect that the shares of CERBCO new Common Stock to be issued in the recapitalization will be traded in the over-the-counter market and included in the Over-the Counter Bulletin Board maintained by the Nasdaq Stock Market and in the Pink Sheets, all under the symbol "CERB."

Comparison of Rights of CERBCO Stockholders Before and After the
Recapitalization (page __)

         After the recapitalization, holders of CERBCO new Common Stock and CERBCO new Class B Common Stock will continue to have substantially the same rights as they had as CERBCO stockholders before the recapitalization, except that the par value per share of each class will be reduced from $0.10 per share to $0.05 per share and, with respect to matters submitted to both classes of stock, voting as a single class, the new Class B Common Stock will be entitled to five votes per share, rather than the current ten votes per share. In addition, the number of authorized shares of Common Stock and Class B Common Stock will be increased to provide an adequate number of authorized shares to effect the recapitalization.

The Annual Meeting (page __)

         The Annual Meeting of CERBCO's stockholders will be held at PNC Bank, 222 Delaware Avenue, 3rd Floor, Wilmington, Delaware, 19801, on [____________, 2002], at 10:00 a.m. At the meeting, you will be asked to consider and vote upon the following matters:

                  o To consider and vote upon a proposal (the "Recapitalization Proposal") to adopt the Recapitalization Agreement and Plan of Merger dated as of February 12, 2002, by and between CERBCO, Inc. and CERBCO Recapitalization Subsidiary, Inc., a wholly owned subsidiary of CERBCO, Inc., providing for the merger of CERBCO, Inc. with CERBCO Recapitalization Subsidiary, Inc., with CERBCO, Inc. being the surviving corporation, together with amendments to CERBCO's Certificate of Incorporation which will increase the authorized number of shares of both new Common Stock and new Class B Common Stock over the number presently authorized, decrease the par value of our shares from $0.10 to $0.05 per share and decrease the number of votes per share held by the new Class B Common Stock from ten votes per share to five votes per share with respect to matters submitted to both classes of stock, voting as a single class;

                  o To elect four directors of CERBCO, one by the holders of Common Stock and three by the holders of Class B Common Stock, each to serve for a term of one year and until his successor is elected and shall have qualified; and

                  o To transact such other business as may properly come before the Annual Meeting.

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of CERBCO is not aware of any other matters to be brought before the Annual Meeting.

Record Date for Voting (page __)

         You can vote at the Annual Meeting if you owned shares of CERBCO Common Stock or CERBCO Class B Common Stock at the close of business on [_____________, 2002], the record date.

Vote Required (page __)

         Holders of Common Stock hold approximately 29% of CERBCO's overall voting power and holders of Class B Common Stock hold approximately 71% of the overall voting power. Each stockholder has one vote for each share of Common Stock and ten votes for each share of Class B Common Stock.

         The vote required to approve the recapitalization will be (a) a majority of CERBCO's outstanding shares of Common Stock, voting separately as a class; (b) a majority of CERBCO's outstanding shares of Class B Common Stock, voting separately as a class; and (c) a majority of the votes of the outstanding Common Stock and Class B Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

         Common and Class B Common stockholders holding a total of 132,302 Common shares and 247,564 Class B Common shares, representing 11.1% of the Common Stock, 84.4% of the Class B Common Stock and an aggregate of 63.2% of CERBCO's overall voting power, have indicated that it is their intention to vote their shares in favor of the recapitalization.

         The vote required for approval of each of the other matters to be submitted for stockholder approval at the Annual Meeting is as follows:

                  o Election of the director nominee by the holders of Common Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

                  o Election of the three director nominees by the holders of Class B Common Stock requires the affirmative vote of a majority of the shares of Class B Common Stock present in person or represented by proxy at the Annual Meeting.

         Common and Class B Common stockholders holding a total of 132,302 Common shares and 247,564 Class B Common shares, representing 11.1% of the Common Stock, 84.4% of the Class B Common Stock and an aggregate of 63.2% of CERBCO's overall voting power, have indicated that it is their intention to vote their shares in favor of the director or directors as to whom they are entitled to vote.

Voting Procedures

         CERBCO's Board of Directors is seeking your proxy to use at the Annual Meeting. CERBCO has prepared this Proxy Statement/Prospectus to assist you in deciding how to vote and whether or not to grant your proxy to the proxy holders named therein. Please indicate on your Proxy Card(s) how you want to vote. Then, sign, date and mail your Proxy Card(s) in the preaddressed, postage prepaid envelope(s) provided for that purpose as soon as possible so that your shares will be represented at the Annual Meeting.

         If you sign, date and mail your Proxy Card(s) without indicating how you wish to vote, your proxy will be counted as a vote for the recapitalization proposal and the transactions contemplated thereby (including certain amendments to CERBCO's Certificate of Incorporation) and for the election of each of the director nominees named herein on whose election you are otherwise entitled to vote.

         If you fail to return your Proxy Card(s) and fail to vote at the Annual Meeting, the effect will be a vote against the recapitalization proposal and the nominees for directors. Abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a vote against the proposal under consideration. Similarly, where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), such action will have the effect of a vote against the relevant proposal.

         If you sign a proxy, you may revoke it at any time before it is exercised at the Annual Meeting by:

                  o submitting written notice to CERBCO's Corporate Secretary that you have revoked your proxy;

                  o submitting another proxy that is properly signed and later dated to:

                           CERBCO, Inc.
                           3421 Pennsy Drive
                           Landover, Maryland 20785
                           Attention: Corporate Secretary; or

                  o    voting in person at the Annual Meeting.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements also involve risks, uncertainties and other factors that may cause the outcome or effects of the recapitalization proposal to be materially different from those expressed or implied in such statements. Forward-looking statements that are based on our assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. CERBCO's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Risks and uncertainties include those set forth below under "Risk Factors" and elsewhere in this Proxy Statement/Prospectus, as well as those associated with completion of the contemplated recapitalization, such as the risk that conditions to consummation may not be fulfilled, and those that could have a material adverse effect on our operations and future prospects, such as the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, and legislative/regulatory changes. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Proxy Statement/Prospectus to conform such statements to actual results. Therefore, you should consider these risks and uncertainties in evaluating forward-looking statements and other information contained in this Proxy Statement/Prospectus and you should not place undue reliance on such forward-looking statements.

                                  RISK FACTORS

         You should consider the following matters in deciding whether to vote in favor of the recapitalization. You should also consider the other information included and incorporated by reference in this Proxy Statement/Prospectus.

The values used to determine the terms of the exchange in the recapitalization are substantially lower than the per share net tangible book value of CERBCO's stock.

         The consideration to be offered in the recapitalization has been based on the average closing bid price for CERBCO's Common Stock during the 30 trading days ending on January 15, 2002, the last trading day prior to the first public announcement of the recapitalization. That average bid price of $2.21 per share is substantially lower than the net tangible book value of CERBCO's shares, which was $14.67 per share on a fully diluted basis as of December 31, 2001. Consequently, stockholders electing the Hybrid--Stock and Cash Election and, therefore, receiving $3.33 per share in cash and one share of stock, will be accepting substantially less than the net tangible book value of their shares as reflected in CERBCO's financial statements.

It is impossible to predict the market value of the CERBCO new Common Stock after the recapitalization.

         In the opinion of management, there is no way to predict accurately the post-recapitalization market value of the CERBCO new Common Stock. However, the following table reflects the value of each election, computed as the sum of the bid price plus the per share cash consideration in the case of the Hybrid--Stock and Cash Election and, in the case of the All Stock Election, as 2.5 times the bid price, assuming various post-recapitalization bid prices:

              Common Bid Price    Hybrid Election    All Stock Election
                    $1.00              $4.33                $2.50
                    $1.50              $4.83                $3.75
                    $2.00              $5.33                $5.00
                    $2.21              $5.54                $5.53
                    $2.50              $5.83                $6.25
                    $3.00              $6.33                $7.50

In management's estimation, to the extent that stockholders elect to receive additional shares in the recapitalization and, therefore, both a greater number of shares are outstanding and CERBCO pays out cash in connection with the Hybrid--Stock and Cash Election, it is to be expected that the per share price of CERBCO new Common Stock will be lower than the price of CERBCO Common Stock prior to the recapitalization.

The trading price of the CERBCO new Common Stock that you will receive in the recapitalization may differ from the price used in the election calculations.

         The valuation period used in structuring the recapitalization was the period of 30 trading days ending on January 15, 2002. Therefore, the value used to determine the number of shares of new Common Stock, new Class B Common Stock and cash to be distributed in the recapitalization may bear no relationship to the market value of the stock at the time you make your election, at the time the recapitalization is effected, or any other time.

After the recapitalization, CERBCO is likely to have less cash available to it.

         Unless all CERBCO stockholders make the All Stock Election, after the recapitalization CERBCO will have less cash, cash equivalents and other liquid assets than it presently has. Assuming that all stockholders other than those who already have informed CERBCO that they intend to make the All Stock Election opt to receive stock and cash under the Hybrid--Stock and Cash Election, CERBCO expects to expend approximately $3,700,000 on the cash portion of the recapitalization (in addition to the costs and expenses of the recapitalization, which we currently estimate to be approximately $300,000). While we believe that CERBCO will have sufficient liquid resources to finance its business after the recapitalization, we cannot offer unqualified assurance that this would be the case in all circumstances. An insufficiency of liquid assets could materially and adversely affect our business operations, financial results and financial condition.

The recapitalization may discourage future attempts to acquire CERBCO, adversely affect the terms of any potential acquisition of CERBCO, or reduce the potential for acquisitions by CERBCO.

         As indicated above, unless all CERBCO stockholders select the Hybrid--Stock and Cash Election, CERBCO will have less cash, cash equivalents and other liquid assets after the recapitalization than it presently has. These smaller reserves of cash and other liquid assets may reduce the number or size of potential acquisitions, if any, that CERBCO may desire to make, or be capable of making, in the future. In addition, these smaller reserves of cash and other liquid assets may make CERBCO itself a less attractive acquisition target after the recapitalization than it is now. Therefore, it is possible that the aggregate of the consideration that CERBCO stockholders might receive in an acquisition of CERBCO after the recapitalization plus the consideration that they receive in the recapitalization, could be less than the consideration they might receive in an acquisition if no recapitalization were to occur. While there can be no assurance that any person or persons will attempt an acquisition of CERBCO or of some or all of its assets at any time in the future or, if attempted, that such an attempt would be successful, Insituform Technologies, Inc., the licensor of the Insituform(R) brand of CIPP technology principally utilized by Insituform East, CERBCO's operating subsidiary, has, on five occasions since 1985, made overtures or had preliminary discussions to purchase, merge or acquire control of CERBCO, Insituform East, or both, the most recent of which commenced in March 2000 and terminated in October 2001. However, CERBCO is unable to predict either the likelihood or the success of any future overture by Insituform Technologies or any other potential acquirer, or the price or terms on which such an acquisition might occur. See "The Company--Relationship with Insituform Technologies--Acquisition Overtures."

                               THE ANNUAL MEETING

         The matters to be considered at the Annual Meeting are of great importance to CERBCO stockholders. Accordingly, stockholders are urged to read carefully and consider the information presented in this Proxy Statement/Prospectus, including the appendices provided with it. Stockholders are also urged to give a proxy to be voted at the Annual Meeting by completing, signing and mailing in the enclosed Proxy Card(s) as promptly as possible.

Date, Place and Time

         The annual meeting of the stockholders (together with any adjournments or postponements thereof, the "Annual Meeting") is scheduled to take place at PNC Bank, 222 Delaware Avenue, 3rd Floor, Wilmington, Delaware, on [______________, 2002], at 10:00 o'clock a.m., local time.

Purposes of the Meeting

         The purposes of the Annual Meeting are as follows:

                  o To consider and vote upon a proposal (the "Recapitalization Proposal") to adopt the Recapitalization Agreement and Plan of Merger dated as of February 12, 2002, by and between CERBCO, Inc. and CERBCO Recapitalization Subsidiary, Inc., a wholly owned subsidiary of CERBCO, Inc., providing for the merger of CERBCO, Inc. with CERBCO Recapitalization Subsidiary, Inc., with CERBCO, Inc. being the surviving corporation, together with certain amendments to CERBCO's Certificate of Incorporation in connection with the proposed recapitalization;

                  o To elect four directors of CERBCO, one by the holders of Common Stock and three by the holders of Class B Common Stock, each to serve for a term of one year and until his successor is elected and shall have qualified; and

                  o To transact such other business as may properly come before the Annual Meeting.

Record Date; Stock Entitled to Vote; Vote Required; Quorum

         Owners of record of shares of CERBCO Common Stock and Class B Common Stock as of the close of business on [_____________, 2002] (the "Record Date") for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such authorized number of directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. Consequently, at the Annual Meeting, holders of Common Stock will be asked to elect one director and holders of Class B Common Stock will be asked to elect three directors. The affirmative vote of the holders of a majority of each class of common stock, present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by that class.

         The presence, in person or by proxy, of one-third of the outstanding shares of Common Stock (396,492 shares) and one-third of the outstanding shares of Class B Common Stock (97,827 shares) will constitute a quorum for the transaction of business at the Annual Meeting.

Voting Procedures; Proxies; Solicitation

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Annual Meeting, and not revoked, will be voted as specified therein.

         If a validly executed proxy contains no voting instructions, the shares of Common Stock or Class B Common Stock represented thereby will be voted as follows:

                  o    FOR the recapitalization proposal;

                  o FOR the election as director the nominee designated for election by the holders of Common Stock and as directors the three nominees designated for election by the holders of Class B Common Stock, as the case may be, each to serve for a term of one year and until his successor is elected and shall have qualified; and

                  o in the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting.

         Any stockholder giving a proxy prior to the Annual Meeting may revoke it at any time before it is voted at the Annual Meeting by a written notice of revocation to CERBCO's corporate secretary, or by executing a proxy bearing a later date, or by voting at the Annual Meeting.

         If you fail to return your Proxy Card(s) and fail to vote at the Annual Meeting, the effect will be a vote against the recapitalization proposal and the nominee(s) for director(s) on which such shares otherwise are entitled to vote. Abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a vote against the proposal under consideration. Similarly, where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), such action will have the effect of a vote against the relevant proposal.

         The recapitalization proposal is not a matter that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, all beneficial owners of CERBCO stock are urged to return the enclosed Proxy Card(s) marked to indicate their votes or to contact their brokers to determine how to vote.

         The cost of proxy solicitation will be borne by CERBCO. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by CERBCO or by its directors or regular employees. CERBCO will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxy Cards, Proxy Statement/Prospectuses and other related materials to the beneficial owners of shares of CERBCO's Common Stock and Class B Common Stock and to reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in so doing.

         CERBCO has engaged W.F. Doring & Co., a professional proxy solicitation firm, to solicit proxies and distribute materials to certain stockholders, brokerage houses, banks, custodians and other nominee holders at an approximate cost of $5,000. This cost will be borne by CERBCO.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, there were outstanding [1,189,476] shares of Common Stock, $0.10 par value, and [293,480] shares of Class B Common Stock, $0.10 par value.

         The following table sets forth certain information known to us regarding the beneficial ownership of CERBCO Common Stock and Class B Common Stock as of the Record Date by:

         o each person or group known by CERBCO to own beneficially more than 5% of either class of its common stock;

         o each of its directors and each executive officer named in the Summary Compensation Table appearing under the heading "Proposal 2: Election of Directors--Executive Compensation"; and

         o    all of CERBCO's directors and executive officers as a group.

         CERBCO has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of the Record Date, are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

                                               Common Stock(2)              Class B Common Stock(2)
                                         ----------------------------     ----------------------------
                                          Number             Percent       Number             Percent
        Name and Address(1)              of Shares           of Class     of Shares           of Class
------------------------------------     ---------           --------     ---------           --------
Robert W. Erikson                          80,700 (3)           6.7%       131,750              44.9%
George Wm. Erikson                         79,602 (3)(4)        6.6%       115,814 (4)          39.5%
Webb C. Hayes, IV                          24,500 (3)           2.0%          -0-                -0-
Paul C. Kincheloe, Jr.                     27,500 (3)           2.3%          -0-                -0-
Schaenen Capital Management, LLC           76,400 (5)           6.4%          -0-                -0-
200 Park Avenue, Suite 3900
New York, NY 10166
Remnant Partners L.P.                      61,300 (6)           5.2%          -0-                -0-
714 St. Johns Road
Baltimore, MD 21210
All directors and executive officers      212,302 (7)          16.7%       247,564              84.4%
as a group (5 persons, including
Messrs. Robert Erikson, George
Erikson, Hayes and Kincheloe)

------------------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, the address of each person named is c/o CERBCO, Inc. 3421 Pennsy Drive, Landover, Maryland 20785.

(2) Except as specifically noted, this share ownership information does not give effect to outstanding options or warrants convertible into shares of Common Stock.

(3) Includes 20,000 shares of Common Stock subject to currently exercisable options.

(4) Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.

(5) Based upon Amended Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

(6) Based upon Amended Schedule 13G filed with the Securities and Exchange Commission on January 15, 2002.

(7) Includes 80,000 shares of Common Stock subject to currently exercisable options.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         CERBCO's Common Stock is traded in the over-the-counter market and is listed for quotation on the Over-the-Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com), in each case under the symbol "CERB." While shares of CERBCO Class B Common Stock are included in the Over-the-Counter Bulletin Board and the Pink Sheets under the symbol "CERBB," there is no public trading market for such shares. Shares of Class B Common Stock are convertible at any time to shares of Common Stock on a share-for-share basis.

         The following table shows the high and low bid prices for our Common Stock during each of the quarters indicated, as reported by Commodity Systems,
Inc.:

                                                                       High       Low
                                                                      ------     ------
         FISCAL YEAR ENDING JUNE 30, 2002
            First Quarter (July 1 - September 30, 2001)...........    $3.450     $1.900
            Second Quarter (October 1 - December 31, 2001.........    $2.600     $2.100
            Third Quarter (January 1 through February 12, 2002)...    $4.950     $2.500

         FISCAL YEAR ENDED JUNE 30, 2001
            First Quarter (July 1 - September 30, 2000)...........    $4.500     $4.000
            Second Quarter (October 1 - December 31, 2000)........    $4.125     $2.750
            Third Quarter (January 1 - March 31, 2001)............    $3.875     $2.938
            Fourth Quarter (April 1 - June 30, 2001)..............    $3.450     $2.720

         FISCAL YEAR ENDED JUNE 30, 2000
            First Quarter (July 1- September 30, 1999)............    $6.750     $5.500
            Second Quarter (October 1 - December 31, 1999)........    $6.125     $5.063
            Third Quarter (January 1 -  March 31, 2000)...........    $6.063     $4.500
            Fourth Quarter (April 1 -  June 30, 2000).............    $5.438     $4.188

         The quotations listed above represent prices between dealers, without retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

         On January 15, 2002, the last trading day prior to public announcement of the recapitalization proposal, the closing bid price for CERBCO Common Stock as reported by Commodity Systems, Inc., was $2.30 per share. On February 12, 2002, the closing bid price for CERBCO Common Stock as reported by Commodity Systems, Inc., was $4.30 per share. We can give no assurance as to the market price of CERBCO new Common Stock after the recapitalization. However, to the extent that stockholders elect to receive additional shares in the recapitalization and, therefore, both a greater number of shares are outstanding and CERBCO pays out cash in connection with the Hybrid--Stock and Cash Election, it is to be expected that the per share price of CERBCO new Common Stock will be lower than the price of CERBCO Common Stock prior to the recapitalization.

         As of February 12, 2002, there were approximately 208 record holders of our Common Stock and 115 record holders of our Class B Common Stock.

         On June 6, 2001, the CERBCO Board of Directors declared a regular cash dividend of $0.10 per share, both on shares of Common Stock and shares of Class B Common Stock, payable July 16, 2001 to stockholders of record as of the close of business on June 30, 2001. On June 9, 2000, the Board declared a regular cash dividend of $0.10 per share, both on shares of Common Stock and shares of Class B Common Stock, payable July 17, 2000 to stockholders of record as of the close of business on June 30, 2000. On June 11, 1999, the Board declared a regular cash dividend of $0.10 per share, both on shares of Common Stock and shares of Class B Common Stock, payable July 15, 1999 to stockholders of record as of the close of business on June 30, 1999.

         The declaration of any future dividends will be determined by the Board of Directors, in its discretion, based upon conditions then existing, including CERBCO's operating results, financial condition, capital requirements and other factors. While there can be no assurances as to the declaration of any future dividends, it is the present intention of the Board of Directors to declare annual dividends with a record date of June 30th and a payment date on or about July 15th. After the recapitalization, the Board of Directors intends to declare aggregate cash dividends equal to the aggregate dividends declared for the fiscal year ended June 30, 2001. It is anticipated that a greater number of shares will be outstanding after the recapitalization than are presently outstanding. Therefore, it is anticipated that the amount of the dividend per share will decline accordingly.

                                   THE COMPANY

History and Development

         CERBCO, Inc. is a parent holding company with a controlling interest, through its wholly owned subsidiary, CERBERONICS, Inc., in Insituform East, Incorporated. CERBCO was incorporated under the laws of the State of Delaware on December 23, 1987, for the purpose of implementing a plan of reorganization and merger pursuant to which its then publicly traded predecessor, CERBERONICS, became a wholly owned subsidiary of CERBCO. Immediately following the reorganization and merger, CERBCO existed as a parent holding company with three principal subsidiaries--CERBERONICS, Insituform East and Capitol Office Solutions, Inc. CERBERONICS, which had been providing engineering, analytical and technical support services to the United States Government, discontinued operations in 1991 but continues as a Delaware holding company subsidiary. Insituform East primarily rehabilitates and repairs underground sewers and other pipelines, which business constitutes CERBCO's only industry segment. Capitol Office Solutions is in the business of selling, servicing and providing supply products for copier and facsimile equipment in the greater Baltimore and Washington, DC metropolitan areas. On June 30, 1997, CERBCO's two-thirds majority interest in Capitol Office Solutions was redeemed by Capitol Office Solutions for approximately $19 million in cash plus two-thirds of an approximate $5 million pre-redemption dividend. Therefore, since July 1, 1997, Insituform East has been CERBCO's sole operating subsidiary.

         The principal office and corporate headquarters of CERBCO are located in suburban Washington, DC, collocated with the offices of Insituform East, at 3421 Pennsy Drive, Landover, Maryland 20785. CERBCO's telephone number is (301) 773-1784, its fax number is (301) 322-3041, and its 24-hour public information FaxVault number is (301) 773-4560.

Business

         CERBCO is a parent holding company with a controlling interest in Insituform East, an operating company, and a wholly owned interest in CERBERONICS, a holding company. CERBCO officers participate directly on the management team of these subsidiary corporations, in varying capacities, with a view to overseeing, protecting and developing the long-term value of CERBCO's investments in such subsidiaries. Substantially all of CERBCO's revenues and operating results are attributable to Insituform East.

         Insituform East was organized under the laws of the State of Delaware on February 26, 1970 under the name Universal Construction and Supply Company. Insituform East was engaged in the business of underground conduit construction from inception until 1974 and construction equipment rental from 1974 to 1978. It then phased out these lines of business and entered into sublicensing agreements for the Insituform(R) process, a patented technology for reconstructing pipelines with little or no excavation. Since July 1978, Insituform East and its subsidiaries have been engaged in the business of rehabilitating underground sewers and other pipelines, principally using cured-in-place pipe, or CIPP, processes. Insituform East and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines principally using CIPP rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." Since 1978, Insituform East has performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) brand trenchless CIPP process under territorially exclusive sublicense agreements. Utilizing other trenchless CIPP processes, Insituform East's wholly owned subsidiary, Midsouth Partners, operates substantially without geographic or product restrictions.

         Insituform East's CIPP rehabilitation processes utilize a custom-manufactured unwoven polyester fiber-felt tubing with an elastomeric coating on the exterior surface. The flat, pliable tube is later impregnated with a liquid thermosetting resin, and the resin-saturated material is inserted in the pipe through an existing manhole or other access point. Using a temporary inversion duct and cold water pressure, the material is turned inside out as it is forced through the pipeline. When the inverted and inflated tube is fully extended, the cold water within it is recirculated through a heat-exchange unit. The heated water cures the thermosetting resin to form a new, hard, jointless, impact and corrosion resistant cured-in-place pipe within the original pipe. Lateral or side connections are then reopened by use of a remotely controlled cutting device.

Relationship with Insituform Technologies

         General

         On December 9, 1992, Insituform Technologies, Inc., through its acquisition of Insituform Group, Ltd., N.V., acquired the worldwide patent rights for the Insituform(R) process. Insituform East is a sublicensee of Insituform Technologies for use of the Insituform(R) process. Insituform East has entered into six sublicense agreements with Insituform Technologies that grant Insituform East exclusive rights to perform the Insituform(R) process in the designated territories of Virginia, Maryland, Delaware, Ohio (including portions of Kentucky), the District of Columbia, Pennsylvania and West Virginia. In addition, Insituform Technologies has limited rights to approve the quality and specifications of equipment and materials not purchased directly from Insituform Technologies. Pursuant to a supply agreement between Insituform East and Insituform Technologies entered into on December 29, 1997, Insituform East is committed to purchase 90% of its Insitutube(R) material requirements from Insituform Technologies for an initial five-year period from January 1, 1998 to December 31, 2002. The agreement will automatically extend for one-year periods unless notice of termination is provided by either party six months prior to the end of any such annual period. Effective July 20, 1999, Midsouth Partners, a wholly owned subsidiary of Insituform East, obtained a royalty-free non-exclusive right, without limitation in time, to continued use, within the partnership's previously licensed territory, of the process practiced pursuant to its since-terminated Insituform(R) License Agreement as the same existed on July 20, 1999. Effective July 20, 1999, Midsouth Partners also executed a Felt Tube Supply Agreement with Insituform Technologies for the optional purchase of felt tubes to be used in CIPP rehabilitation in the partnership's previously licensed territories. The agreement, with an initial five-year term, automatically extends for successive one-year periods unless notice of termination is provided by either party six months prior to the expiration date of the initial five-year period or any such annual period thereafter.

         Insituform East has also entered into a license agreement with NuPipe, Inc., previously a wholly owned, and now merged, subsidiary of Insituform Technologies, for the sale and installation of preformed PVC thermoplastic pipe under the NuPipe(R) process and trademark. Insituform East's licensed NuPipe(R) territory is identical to its licensed Insituform(R) territory.

         Midsouth Partners

         In December 1985, Insituform East, Insituform Southeast, Inc., and a wholly owned subsidiary of Insituform Technologies, Inc. established Midsouth Partners, a Tennessee general partnership, to serve as the exclusive licensee for the Insituform(R) process in Tennessee, the portions of Kentucky not already subject to Insituform East's sub-license and northern Mississippi. Insituform East was represented by three members of a seven-member management committee and was entitled to a 42.5% interest in partnership profits and losses. On June 12, 1996, as the result of a default by a partner under the Midsouth partnership agreement, and a related arbitration award, Insituform East acquired the unilateral right to appoint a fourth member to the seven-member Midsouth Partners management committee and, therefore, obtained control of the management of the partnership.

         In March 1999, Insituform Technologies gave notice of a purported termination of the Midsouth Partners partnership, purportedly terminated Midsouth Partners' Insituform(R) Sublicense Agreement and simultaneously commenced litigation in the Chancery Court of Delaware to deny Midsouth Partners any rights to further utilize CIPP rehabilitation processes as previously practiced under such license. In April 1999, Midsouth Partners and Insituform East responded to the Delaware Chancery Court litigation and filed a demand for arbitration with the American Arbitration Association. Midsouth Partners and Insituform East subsequently settled their disputes with

Insituform Technologies under the terms of an agreement reached July 20, 1999 (the "Midsouth Settlement Agreement"), and actions before the Delaware Chancery Court and the American Arbitration Association were dismissed.

         Insituform Technologies initiated a second lawsuit against Insituform East and Midsouth Partners on December 3, 1999. In this litigation, Insituform Technologies seeks certain rights belonging to Insituform East or to Midsouth Partners, including Insituform East's legitimate competitive rights as a licensee and the competitive rights of Midsouth Partners acquired pursuant to the Midsouth Settlement Agreement. Trial of this litigation is currently scheduled to begin on February 19, 2002.

         Acquisition Overtures

         Since CERBCO acquired a controlling interest in Insituform East in 1985, Insituform Technologies has, on five occasions, made overtures or held preliminary discussions to purchase, merge or acquire control of CERBCO, Insituform East or both. In 1985, Insituform Technologies' predecessor was, in the North American market, solely a licensor of technology and supplier of felt tube to a licensee network consisting of approximately a dozen independent contractor installers, including Insituform East. However, in 1992 Insituform Technologies moved to become a direct installer of its CIPP technology brand and, since that time, has purchased, merged or acquired all of its prior North American licensees, with the exception of Insituform East. Insituform Technologies' most recent acquisition was of Insituform Metropolitan (licensed in New York and New Jersey) in February 2000. Based on public filings by Insituform Technologies and its publicly traded licensees with the Securities and Exchange Commission since 1992, it appears that that the average valuation paid by Insituform Technologies in its acquisitions of its United States licensees has been approximately one times the licensee's annual sales, less any debt.

         Of the first four overtures by Insituform Technologies, one ended with the expiration of a letter of intent (1990), two ended with decisions of the CERBCO Board not to respond to Insituform Technologies' preliminary acquisition inquiries (1994, 1995) and one ended with a formal withdrawal by Insituform Technologies (1999).

         In March 2000, Insituform Technologies made the most recent of its overtures, in this case, evolving to the potential acquisition by it of both Insituform East and CERBCO. Both CERBCO and Insituform East formed Independent Committees of their respective Boards of Directors and engaged in a course of formal discussions with Insituform Technologies regarding the potential acquisitions. Insituform Technologies unilaterally terminated discussions in mid-October 2001 without the consummation of any definitive agreements, any transactions or the reaching of any substantive acquisition agreement among the parties.

         As of the date of this Proxy Statement/Prospectus, Insituform Technologies has made no additional inquiries regarding the acquisition of Insituform East, CERBCO, or both. As Insituform Technologies has acquired all of its other North American licensees and given its history of overtures or discussions with Insituform East, CERBCO, or both, over the last 17 years, it is possible that, at some point in the future, Insituform Technologies may again commence discussions with Insituform East, CERBCO, or both. However, CERBCO is unable to predict the likelihood of any future discussions with Insituform Technologies or any other potential acquirer, the timing of any such discussions or the price or terms on which such an acquisition might occur.

                                 PROPOSAL NO. 1:
                              THE RECAPITALIZATION

The Recapitalization Transaction

         If the recapitalization is approved and completed, CERBCO will merge with CERBCO Recapitalization Subsidiary, Inc., a wholly owned subsidiary of CERBCO formed for the purpose of the transaction.

         Elections and Exchange Consideration

         If CERBCO's stockholders approve the recapitalization proposal and the recapitalization is consummated, CERBCO will exchange with its stockholders all new shares of stock for existing shares of stock or, at the election of each stockholder, a combination of new shares plus cash. In the recapitalization, each CERBCO stockholder will have the right to elect to receive the following for each share of CERBCO Common Stock or Class B Common Stock owned at the time the recapitalization becomes effective:

         1.  All Stock Election. You can elect to receive one share of CERBCO
             ------------------
         new Common Stock or CERBCO new Class B Common Stock (depending on the class of stock that you now own, before the recapitalization) and an additional 1.5 shares of the comparable class of new Common Stock or new Class B Common Stock;

                                       OR

         2.  Hybrid--Stock and Cash Election. You can elect to receive one share
             -------------------------------
         of CERBCO new Common Stock or new Class B Common Stock (depending on the class of stock that you own before the recapitalization) and cash in the amount of $3.33.

         The Board of Directors has been informed that, in order to obtain the desired tax and other treatment of the recapitalization, there must be a reshuffling of the capital structure, as evidenced by a change in the relative characteristics of ownership of the CERBCO stockholders. The Board of Directors determined that, to retain sufficient cash reserves to preserve its range of strategic options, a maximum of approximately $4,000,000 in the aggregate was available for cash distributions and to defray recapitalization expenses. Assuming estimated recapitalization expenses of $300,000, and assuming that all stockholders, except for the directors and executive officers of CERBCO, would opt for the Hybrid--Stock and Cash Election, the Board of Directors determined that the cash available for distribution would be $3.33 per share. The average closing bid price for our Common Stock for the 30 trading days ending on January 15, 2002, the day prior to public announcement of the recapitalization proposal was $2.21. Therefore, $3.33 represents 1.5 shares at that average price.

         Non-Electing Stockholders

         If you fail to make a valid election, you will be deemed to have elected to receive a combination of stock and cash.

Reasons for and Structure of the Recapitalization

         CERBCO anticipates that the recapitalization may enhance the market value of CERBCO stock. By providing flexibility and liquidity to its stockholders, while permitting CERBCO to retain sufficient cash resources to finance its future business, the recapitalization is intended to highlight CERBCO's cash reserves and draw investors' attention to CERBCO's underlying value. To the extent stockholders, in addition to the directors and executive officers, opt for the All Stock Election, we anticipate that the issuance of additional shares of new Common Stock in the recapitalization may improve the historically "thin" trading market for our stock and, therefore, result in market prices that more accurately reflect the underlying value of our business and assets.

         The recapitalization also will reshuffle CERBCO's post-recapitalization capital structure and permit CERBCO's stockholders to elect how their ownership interests will be reshuffled. That is, on the one hand, they may elect either to maintain or, potentially, increase, their relative economic interests in CERBCO by electing to receive all shares of CERBCO new Common Stock or new Class B Common Stock, as the case may be, in the All Cash Election, or, on the other hand, by making the Hybrid--Stock and Cash election, they may elect to reduce their relative economic interests but receive a current cash payment in connection with the recapitalization.

         In addition, in CERBCO's view, certain objectives in the recapitalization, such as facilitating stockholder liquidity, could not be achieved as effectively through a conventional share repurchase or through the declaration of a general dividend. In particular, the recapitalization is designed to be attractive to those of our stockholders who might not otherwise be inclined to sell a portion of their CERBCO shares, for tax or other reasons, or who might experience suboptimal tax effects from a sale of shares or the receipt of a dividend.

         We expect that all of our directors and executive officers will make the All Stock Election. We believe that this will have the effect of further aligning our management's economic interests with those of our stockholders.

         The recapitalization has been structured as a merger pursuant to which CERBCO Recapitalization Subsidiary will merge with CERBCO, with CERBCO continuing as the surviving corporation, in order to allow stockholders to select one of the two consideration alternatives.

Opinion of Janney Montgomery Scott

         CERBCO retained Janney Montgomery Scott to deliver a fairness opinion on the terms of the recapitalization. No limitations were imposed upon Janney Montgomery Scott by CERBCO's Board of Directors with respect to the investigations made or procedures followed by Janney Montgomery Scott in rendering its opinion.

         At the meeting of our Board of Directors on February 12, 2002, Janney Montgomery Scott rendered its written opinion to the CERBCO Board of Directors that, as of that date and on the basis of and subject to the matters described in the opinion, the terms of the recapitalization were fair, from a financial point of view, to CERBCO's stockholders.

         The full text of the written opinion of Janney Montgomery Scott dated February 12, 2002, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. You are urged to read the opinion carefully in its entirety.

         Janney Montgomery Scott's opinion is addressed to our Board of Directors, is directed only to the terms of the recapitalization and does not constitute a recommendation to any stockholder of CERBCO as to how to vote with respect to the recapitalization, what form of consideration to elect in the recapitalization, or the trading prices of CERBCO Common Stock following the recapitalization.

         In arriving at its opinion, Janney Montgomery Scott reviewed, among other things:

             o    A proof dated February 8, 2002 of this Proxy
                  Statement/Prospectus and a draft of the Recapitalization Agreement and Plan of Merger;

             o Certain publicly available information, including historical trading volume and prices, of the common stock of CERBCO and Insituform East, Incorporated;

             o The terms of CERBCO Common Stock, CERBCO Class B Common Stock, CERBCO new Common Stock and CERBCO new Class B Common Stock included in the proposed amendments to CERBCO's Certificate of Incorporation as reflected in the draft of the Recapitalization Agreement and Plan of Merger; and

             o The audited financial statements of CERBCO for the fiscal year ended June 30, 2001 and the unaudited financial statements of CERBCO for the period ended December 31, 2001.

         Janney Montgomery Scott reviewed the method for determining the cash and stock distribution, whereby CERBCO's Board of Directors determined that (a) up to $4,000,000 of its cash should be utilized in the recapitalization, and (b) due to the thin trading market for CERBCO's Common Stock, the consideration to be offered should be based on a 30-day average of closing high bid prices prior to the announcement of the recapitalization. The average closing high bid price of CERBCO's Common Stock for the 30 trading days ended January 15, 2002 of $2.21 has been used to set the amount of stock or cash to be received in the recapitalization. The $3.33 cash election, divided by $2.21 (the average closing high bid price), equates to 1.5 shares of CERBCO stock. During the 30-trading day period ended January 15, 2002, the average daily trading volume was 2,030 shares. This is approximately equal to the average trading volume for the 120-day trading period ended January 15, 2002, which was 2,197 shares. During this 120-day period, the stock traded as high as $3.24 and as low as $2.10. Upon announcement of the recapitalization, the stock's high bid price increased to approximately the amount of the cash distribution and subsequently has increased to $4.30 closing high bid on February 11, 2002. The recapitalization was designed to enhance stockholder value and to offer stockholders the option of a cash return or additional share ownership. It should be noted that the average closing high bid price on January 15, 2002, was substantially below CERBCO's net tangible book value per share.

         In addition to reviewing the proposed terms of the recapitalization and the matters discussed above, and although not directly relevant to its opinion, Janney Montgomery Scott also analyzed the effects of the recapitalization on tangible book value per share and the voting interests of the holders of CERBCO Common Stock and Class B Common Stock. In addition, Janney Montgomery Scott held discussions with members of the management of CERBCO with respect to the recapitalization; the past and current business operations of CERBCO and its relationships with its controlled subsidiary, Insituform East and Insituform Technologies, the licensor of its principal technology; the financial position and future prospects and operations of CERBCO; the effects of the recapitalization on the financial condition, ability to pay dividends and future prospects and operations of CERBCO; the ability to invest additional funds in Insituform East; and certain other matters that Janney Montgomery Scott believed necessary or appropriate to its inquiry. Janney Montgomery Scott also reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

         Janney Montgomery Scott relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to Janney Montgomery Scott by CERBCO and its advisors. Janney Montgomery Scott does not assume any responsibility or liability for that information or its accuracy. Janney Montgomery Scott did not perform a liquidation analysis or conduct any valuation or appraisal of any assets or liabilities of CERBCO, and no such analyses, valuations or appraisals were provided to Janney Montgomery Scott. Janney Montgomery Scott has assumed that CERBCO's "marketable securities" have not had a material market value decline since December 31, 2001. Janney Montgomery Scott assumed that the recapitalization will have the tax consequences described in this Proxy Statement/Prospectus and that the transactions contemplated by the Recapitalization Agreement and Plan of Merger will be consummated as described in that Agreement and this Proxy Statement/Prospectus. For illustrative purposes, Janney Montgomery Scott also considered the financial implications of both extremes, that is, (i) only CERBCO's directors and executive officers select the All Stock Election, while all other stockholders select the Hybrid--Stock and Cash Election and (ii) that all stockholders select the All Stock Election.

         Janney Montgomery Scott expressed no opinion as to the price at which CERBCO new Common Stock will trade at any time following the recapitalization. Janney Montgomery Scott's opinion did not address the merits of the underlying decision by CERBCO to engage in the recapitalization.

         Janney Montgomery Scott's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Janney Montgomery Scott as of, the date of its opinion. Subsequent developments may affect Janney Montgomery Scott's opinion, and other than "bring down" proxy updates, Janney Montgomery Scott does not have any obligation to update, revise, or reaffirm its opinion.

         The cash consideration and the number of shares to be received in the recapitalization were based on the average closing bid price for CERBCO's Common Stock for the 30 trading days ending on January 15, 2002, the day prior to the public announcement of the recapitalization. Based on the foregoing assumptions, the stockholders' continuing economic interest in CERBCO after the recapitalization, as measured by market value, plus in the case of the Hybrid--Stock and Cash Election, the value of the cash consideration distributed to the CERBCO stockholders so electing, is estimated to be approximately equal to the stockholders' economic interest in CERBCO prior to the recapitalization.

         The following is a summary of the financial analyses reviewed by Janney Montgomery Scott.

         Historical Common Stock Performance. Janney Montgomery Scott reviewed the price of CERBCO Common Stock based on closing prices on the Nasdaq SmallCap Market and Over-the-Counter Bulletin Board markets for the past three years and compared this with the performance of the Standard & Poor's Small Cap/Russell 2000 index over the same time period to January 15, 2002, the day prior to the public announcement of the recapitalization. In addition, Janney Montgomery Scott performed an analysis of the trading range of CERBCO Common Stock over the time period from the announcement date of the recapitalization on January 16, 2002 to February 11, 2002. During the 52-week period preceding January 16, 2002, CERBCO Common Stock achieved a high closing price of $3.88 on January 24 and January 26, 2001 and a low closing price of $1.90 on July 5, 2001. The three-year high closing price of CERBCO Common Stock was $8.13 on February 17, 1999. On February 11, 2002, CERBCO Common Stock had a closing high bid price of $4.30 per share.

         Comparable Company Analysis. CERBCO is a holding company the assets of which are primarily cash and marketable securities and a control equity ownership position in Insituform East, Incorporated. Janney Montgomery Scott has been unable to identify any comparably structured public companies that would offer meaningful comparisons.

         Stockholding and Voting Structure. As of February 1, 2002, CERBCO had outstanding approximately 1,482,956 shares of capital stock, including approximately 293,418 shares of Class B Common Stock.

         After the recapitalization, holders of CERBCO new Common Stock and CERBCO new Class B Common Stock will continue to have substantially the same rights as they had as CERBCO stockholders before the recapitalization, except that the par value per share will be reduced from $0.10 per share to $0.05 per share and with respect to matters submitted to both classes of stock, voting together as a single class, the voting rights of the new Class B Common Stock will be entitled to only five votes per share rather than the current ten votes per share. Due to the expected increase in shares outstanding following the recapitalization, the dividend per share is expected to be reduced. In addition, the number of authorized shares of new Common Stock and new Class B Common Stock will be increased to provide an adequate number of authorized shares to effect the recapitalization.

         The directors and executive officers of CERBCO together hold 132,302 shares of outstanding Common Stock and 247,564 shares of outstanding Class B Common Stock, presently representing 63.2% of total voting power. All directors and executive officers have advised the Board of Directors of their intention to select the All Stock Election. If all other stockholders select the All Stock Election, then the directors and executive officers' aggregate voting power would be reduced to 51.6%; however, if no other stockholders select the All Stock Election, the directors and executive officers' aggregate voting power would be increased to 72.7%.

         Analysis of Recapitalization Impact. In analyzing the financial impact of the recapitalization on CERBCO's stockholders, Janney Montgomery Scott conducted several analyses of the impact of the recapitalization on pro forma tangible book value and the impact of the recapitalization on CERBCO's net worth and liquidity (including its ability to continue to finance Insituform East). Assuming that all holders of Common Stock elect to receive a combination of cash and shares in the recapitalization, the market liquidity of the Common Stock will remain unchanged, as the structure of the recapitalization will not lower the number of shares in the public float. Conversely, if the All Stock Election is made by any stockholder, additional shares will be available for trading.

         For the past year, CERBCO has not been profitable on either a consolidated or unconsolidated reporting basis and, therefore, Janney Montgomery Scott did not perform an analysis of the pro forma earnings per share of CERBCO following the recapitalization. Additionally, Janney Montgomery Scott was not requested to perform and did not perform any liquidation analysis of CERBCO.

         The summary set forth above does not purport to be a complete description of the analyses or data considered by Janney Montgomery Scott. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Janney Montgomery Scott believes that one must consider its opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, Janney Montgomery Scott considered the results of all of the analyses as a whole. No single factor or analysis was determinative of Janney Montgomery Scott's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. Janney Montgomery Scott based its analysis on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions.

         As a part of its investment banking business, Janney Montgomery Scott regularly is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distribution of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. CERBCO selected Janney Montgomery Scott to deliver an opinion to our Board of Directors with respect to the recapitalization on the basis of such experience.

         CERBCO has agreed to pay Janney Montgomery Scott a fee of $150,000 upon delivery of its opinion. In addition, CERBCO has agreed to reimburse Janney Montgomery Scott for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and has agreed to indemnify Janney Montgomery Scott against certain liabilities, including liabilities arising under the Federal securities laws.

         Janney Montgomery Scott has provided other investment banking services for CERBCO unrelated to the recapitalization, for which it expects to receive or has received customary compensation. Janney Montgomery Scott does not make a market in CERBCO's securities and as of February 11, 2002, Janney Montgomery Scott and its customers held 4,178 shares of CERBCO Common Stock.

Interests of Certain Persons in the Recapitalization

         The stock ownership of our directors, executive officers and principal stockholders as of [_______________, 2002], the Record Date, is set forth in this Proxy Statement/Prospectus under the heading "Voting Securities and Principal Holders Thereof." The directors and executive officers have informed the Board of Directors that, if the recapitalization receives stockholder approval, each of them intends to select the All Stock Election. If all other stockholders select the All Stock Election, the directors and executive officers' total voting power would be reduced to 51.6%; however, if no other stockholders select the All Stock Election, the directors and executive officers' total voting power would be increased to 72.7%.

         To the extent that some or all of CERBCO's other stockholders elect to receive a combination of stock and cash, the relative economic interests of the directors and executive officers in CERBCO will increase, with their overall voting control increasing or decreasing, depending upon the elections of other holders of Class B Common Stock. In addition, even though the aggregate voting power of the Class B Common Stock is being reduced on a per share basis from ten votes per share to five votes per share with respect to matters submitted to both classes of stock, to the extent that other holders of Class B Common Stock elect the Hybrid--Stock and Cash Election, the directors and executive officers' voting control within the class of Class B Common Stock will increase.

         The following table sets forth the stock ownership and voting power based on currently outstanding shares (including certain shares as to which Mr. George Erikson shares voting and economic control) of our directors and executive officers and their anticipated stock ownership and voting power after the recapitalization, assuming that all directors and executive officers opt for the All Stock Election and all other stockholders elect to receive a combination of stock and cash in the recapitalization.

                                     Prior to Recapitalization                     Subsequent to Recapitalization
                           ---------------------------------------------   ---------------------------------------------
                              Shares of Stock       Percentage Interest       Shares of Stock       Percentage Interest
                           ---------------------   ---------------------   ---------------------   ---------------------
                                        Class B                                         Class B
                             Common     Common      Economic    Voting      Common      Common      Economic    Voting
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Robert W. Erikson            60,700     131,750       13.0        33.4      151,750     329,375       23.4        38.2
George Wm. Erikson           59,602     115,814       11.8        29.5      149,005     289,535       21.4        33.9
Webb C. Hayes, IV             4,500           0        0.3         0.1       11,250           0        0.6         0.2
Paul C. Kincheloe, Jr.        7,500           0        0.5         0.2       18,750           0        0.9         0.4
All directors and
executive officers as a
group (5 persons,
including Messrs.
Robert Erikson, George
Erikson, Hayes and
Kincheloe)                  132,302     247,564       25.6        63.2      330,755     618,910       46.3        72.7


Sources and Uses of Funds to Effect the Recapitalization

         The total costs of the recapitalization, assuming that all stockholders other than CERBCO's directors and executive officers elect to receive a combination of stock and cash, and including fees and expenses in connection with the recapitalization, are estimated to be approximately $300,000. We intend to obtain such funds from available cash and cash equivalents on hand or through the liquidation of marketable securities currently owned by CERBCO.

Dividend Policy

         After the recapitalization, the Board of Directors intends to declare annual, aggregate cash dividends equal to the aggregate dividends declared for the fiscal year ended June 30, 2001. It is anticipated that a greater number of shares will be outstanding after the recapitalization than are presently outstanding. Therefore, it is anticipated that the amount of the dividend per share will decline accordingly.

         In all events, the declaration of any future dividends will be determined by the Board of Directors, in its discretion, based upon conditions then existing, including CERBCO's operating results, financial condition, capital requirements and other factors.

Treatment of Plan Options

         Outstanding options to buy shares of CERBCO Common Stock currently held by our directors generally will be adjusted, resulting in options to purchase an increased number of shares of new Common Stock determined by multiplying the number of shares currently subject to an option by 2.5, at an exercise price per share of new Common Stock determined by dividing the exercise price of an option by 2.5. For example, assuming a director had an option to purchase 100 shares with a current exercise price of $2.00 per share, such director's option would generally be converted into an option to purchase 250 new shares with a new exercise price of approximately $0.80. This adjustment is based on the premise that all option holders will be treated as if they had made the All Stock Election with respect to shares underlying their options, and maintains the percentage interest attributable to such options assuming that all stockholders and option holders make the All Stock Election.

Effective Time of the Recapitalization

         The recapitalization will become effective upon the date that the certificate of merger is filed with the Secretary of State of the State of Delaware. This is expected to occur on or shortly after [____________, 2002], following the Annual Meeting. However, the CERBCO Board has reserved the right to terminate the recapitalization at any time before it is consummated if the Board determines that it is appropriate to do so or if the holders of more than 15% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock demand appraisal rights. To the fullest extent permitted by law, CERBCO and its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, by actions of their respective Boards of Directors, may amend the recapitalization agreement and plan of merger at any time before the closing of the recapitalization.

Trading Market

         The shares of CERBCO new Common Stock will be traded in the over-the-counter market and listed for quotation on the Over-the-Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com) under the symbol "CERB." There is no public trading market for shares of CERBCO's current Class B Common Stock. Similar to CERBCO's current Class B Common Stock, new Class B Common Stock will be convertible at any time to shares of new Common Stock on a share-for-share basis.

Appraisal Rights

         If the recapitalization is completed, you may be entitled to seek an appraisal of, and receive fair value as determined under Delaware law for, your shares instead of receiving the stock and/or cash that you would otherwise be entitled to under the recapitalization agreement. These rights are commonly referred to as "appraisal rights." Section 262 of the Delaware General Corporation Law sets forth the requirements that must be satisfied and the procedures that must be followed to exercise appraisal rights. Section 262 is reproduced in its entirety as Appendix C to this Proxy Statement/Prospectus. The following summary of appraisal rights is a summary only and is qualified in its entirety by reference to the full terms of Section 262.

         Any stockholders who are entitled to appraisal rights must, in order to exercise such rights, demand and perfect such rights in accordance with Section
262. Failure to satisfy the requirements and follow the procedures set forth in
Section 262 may result in a loss of appraisal rights. If you demand appraisal but are determined not to be entitled to such rights or otherwise lose such rights, you will be entitled to receive the consideration, if any, that you would have been entitled to under the terms of the recapitalization agreement if you had not sought to exercise appraisal rights.

         Appraisal rights are available only to record holders of shares. If you are not a record holder and you wish to exercise appraisal rights in respect of shares in which you have a beneficial interest, but which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in
Section 262 to perfect your appraisal rights.

         Section 262 requires us to notify you, at least 20 days before the Annual Meeting, as to the availability of appraisal rights and to provide you with a copy of Section 262. This Proxy Statement/Prospectus, including Appendix C, serves as the required notice.

         To exercise your appraisal rights, you must:

         o deliver to us before the vote on the recapitalization a written demand for an appraisal of your shares;

         o continuously hold your shares from the date you deliver a written demand for an appraisal through the effective date of the recapitalization; and

         o   not vote in favor of the recapitalization.

         In addition, if neither any stockholder who has demanded appraisal rights nor CERBCO has filed a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares seeking appraisal within 120 days after the effective date of the recapitalization, then all stockholders' appraisal rights will be lost. We have no obligation to file such an appraisal petition and do not intend to do so. Therefore, if you wish to seek appraisal, you must file an appropriate appraisal petition with the Court of Chancery within the 120 day time period prescribed by Section 262.

         Any demand for an appraisal must be in writing, signed and mailed or delivered to:

                  CERBCO, Inc.
                  3421 Pennsy Drive
                  Landover, Maryland 20785
                  Attention: Corporate Secretary

A written demand must reasonably inform us of the identity of the stockholder and of the stockholder's intent to demand appraisal of his, her or its shares of our stock. Voting against the recapitalization or otherwise failing to vote for the recapitalization will not by itself constitute a demand for an appraisal or sufficient notice of an election to exercise appraisal rights. If you sell or otherwise transfer or dispose of your shares before the effective time of the recapitalization, you will lose your appraisal rights with respect to those shares.

         A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise appraisal rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

         If the recapitalization is completed, we will send, within ten days after the effective date of the recapitalization, notice of the effective date of the recapitalization to each stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the recapitalization agreement. If you have complied with the requirements for exercising appraisal rights, then during the 120 days following the effective date of the recapitalization, you may request from us a statement as to the aggregate number of shares not voted in favor of the recapitalization agreement and with respect to which demands for appraisal have been received and the number of holders of those shares. Upon receiving any such request, which must be made in writing, we will mail a statement of that information to you within ten days.

         If a petition for an appraisal is filed within the 120 day period prescribed by Section 262, the Delaware Court of Chancery will hold a hearing on the petition to determine the stockholders entitled to appraisal rights and the "fair value" of their shares as of the effective date of the recapitalization. The determination of fair value is based on the proportionate "going concern" value of CERBCO and will not include any element of value arising from the accomplishment or expectation of the recapitalization. The court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value of the shares. The court may determine that the fair value of the shares is more than, the same as or less than the value of the consideration that you otherwise would have been entitled to receive under the recapitalization agreement. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

         The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties, as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

         If you have duly demanded an appraisal of your shares, you will not, after the effective date of the recapitalization, be entitled to vote those shares for any purpose, nor will you be entitled to the payment of dividends or other distributions on those shares, except for dividends or other distributions payable to stockholders as of a record date before the effective date of the recapitalization.

         You may withdraw your demand for appraisal of your shares within 60 days after the effective date of the recapitalization. Any attempt to withdraw your demand more than 60 days after the effective date of the recapitalization will require our written approval. Once a petition for appraisal is filed with the Delaware Court of Chancery, the appraisal proceeding may not be dismissed without court approval. If your demand for appraisal rights has been effectively withdrawn, you will receive the consideration in the recapitalization to which you would otherwise be entitled, based on the elections, if any, you made and the treatment of other stockholders who made or did not make any such elections.

         If it is determined that you are entitled to appraisal rights and properly demand appraisal of your shares, but fail to perfect your appraisal rights, otherwise lose your appraisal rights or effectively withdraw your demand for an appraisal, your shares will be converted into the right to receive the consideration, if any, that you would have been entitled to under the terms of the recapitalization agreement if you had not sought to exercise appraisal rights.

         CERBCO reserves the right to terminate the recapitalization at any time before the closing of the recapitalization if it determines that it is appropriate to do so or if the holders of more than 15% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock demand appraisal rights.

Certain U.S. Federal Income Tax Consequences of the Recapitalization

         Introduction

         The following discussion is for general information only and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, rulings and court decisions in effect as of the date of this Proxy Statement/Prospectus, which authorities are subject to change, with possible retroactive effect that could have adverse tax consequences. The tax consequences under state, local and foreign law are not addressed. No private letter ruling concerning the U.S. Federal income tax consequences of the recapitalization has been or will be requested from the Internal Revenue Service. As a result, no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the recapitalization discussed below.

         This discussion does not address all of the U.S. Federal income tax consequences that may be relevant to a particular stockholder's individual circumstances. The discussion assumes that shares of CERBCO Common Stock and Class B Common Stock are held as capital assets by natural persons. The discussion does not address the U.S. Federal income tax consequences applicable to stockholders subject to special rules, such as financial institutions; mutual funds; tax-exempt organizations; insurance companies; dealers in securities or foreign currencies; traders in securities who elect to apply a mark-to-market method of accounting; stockholders who hold such shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; stockholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation; or stockholders who are foreign investors. The U.S. Federal income tax consequences to each stockholder will depend on the stockholder's individual circumstances.

FOR ALL THE FOREGOING REASONS, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECAPITALIZATION, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, TO HIS OR HER PARTICULAR FACTS AND CIRCUMSTANCES. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION WILL DEPEND ON EACH STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES.

         In General

         In the opinion of Venable, Baetjer, Howard & Civiletti, LLP, which is based upon certain assumptions as well as representations of CERBCO contained in an Officer's Certificate, the exchange described herein should constitute a "recapitalization" of CERBCO within the meaning of Section 368(a)(1)(E) of the Code. Assuming the recapitalization qualifies as such, the U.S. Federal income tax consequences of the exchange to each stockholder will depend upon such stockholder's particular facts and circumstances.

                  Tax Treatment of Stockholders under Alternative Elections. Generally, a stockholder who receives solely CERBCO new Common Stock or new Class B Common Stock, or both, should not recognize any gain or loss as a result of the exchange.

         A stockholder who receives a combination of cash and either CERBCO new Common Stock or CERBCO new Class B Common Stock, or both, may recognize either capital gain (but not loss) or ordinary dividend income, in either case to the extent of the lesser of any cash received or gain realized by such stockholder in the transaction. For each share of Common Stock or Class B Common Stock exchanged, the stockholder's gain realized will be equal to the sum of (a) the fair market value of the aggregate shares of new Common Stock or new Class B Common Stock received and (b) the cash received, minus the basis of the Common Stock or Class B Common Stock surrendered in the exchange.

         A stockholder who satisfies the "de minimis interest" requirement, as follows, will be entitled to capital gain treatment on the receipt of cash if such stockholder (i) has a relative stock interest in CERBCO of less than 1%;
(ii) exercises no control over corporate affairs; and (iii) does not constructively own any shares (or any options to acquire any shares) actually or constructively owned by other persons.

         Cash distributed in the recapitalization may be taxed as ordinary dividend income, rather than capital gain, to a stockholder who elects to receive new Common Stock or new Class B Common Stock for only some shares, who owns options to acquire shares or who owns more than a "de minimis interest" in CERBCO.

         Generally, for individual taxpayers, long-term capital gains currently are subject to tax at a maximum U.S. Federal income tax rate of 20%, while ordinary dividend income currently is subject to tax at a maximum U.S. Federal income tax rate of 39.6%.

                  Tax Treatment of Option Holders. Option holders generally should not be taxed upon the adjustment to CERBCO's 1997 Directors Stock Option Plan. The option plan adjustment provisions will entitle each option holder to purchase 2.5 shares for every one share currently subject to the option, pursuant to exercise of the option at a price per share that will be similarly adjusted.

         Because the U.S. Federal income tax consequences will vary depending on the stockholder's particular circumstances, the potential tax consequences of the election alternatives should be carefully considered in consultation with a tax advisor. Below is a further discussion of the U.S. Federal income tax consequences of the receipt of cash in connection with the recapitalization.

                  Tax Characterization of Receipt of Cash for Fractional Shares. Cash payments received in the recapitalization in lieu of fractional share interests will generally be treated as distributions in redemption under Section 302(a) of the Code, assuming such payments are not substantially proportionate and represent the mere mechanical rounding off of the fractions resulting from the exchange rather than separately bargained-for consideration.

                  Tax Characterization of Receipt of Cash Pursuant to Hybrid--Stock and Cash Election. Cash received by stockholders who hold a "de minimis interest" in CERBCO will be treated as capital gain, not ordinary dividend income. A stockholder is treated as holding a "de minimis interest" in CERBCO only if all of the following conditions are present: (i) The stockholder has a relative stock interest in CERBCO of less than 1%; (ii) the stockholder exercises no control over corporate affairs; and (iii) the stockholder does not constructively own any shares (or any options to acquire any shares) actually or constructively owned by other persons.

         The characterization of any gain recognized on the receipt of cash by stockholders who do not satisfy the "de minimis interest" requirement will depend on each stockholder's particular circumstances. Such stockholders will not be entitled to report capital gain, but rather will be required to recognize ordinary dividend income to the extent of each stockholder's ratable share of accumulated (but not current) earnings and profits, if the receipt of cash has the effect of a distribution of a dividend under Sections 302 and 356(a)(2) of the Code. Under the principles of Section 302, a stockholder should recognize capital gain rather than dividend income with respect to the cash received if the receipt of cash is (a) in complete redemption of all of the Common Stock or Class B Common Stock owned by such stockholder; (b) "not essentially equivalent to a dividend" with respect to such stockholder; or (c) "substantially disproportionate" with respect to such stockholder.

         In testing the cash distribution under Section 302 of the Code, the constructive ownership rules of Section 318 apply for purposes of comparing the stockholder's ownership interest in CERBCO both before and after the recapitalization. Under these constructive ownership rules, a stockholder is deemed to own shares of Common Stock and Class B Common Stock that are actually owned (and in some cases constructively owned) by certain related individuals and entities, and also is deemed to own shares of Common Stock and Class B Common Stock that may be acquired by such stockholder or such related individuals or entities by holding (or exercising) an option, including an employee stock option. Moreover, the Section 302 tests are applied after taking into account any related transactions undertaken by a stockholder pursuant to a single, integrated plan. Hence, dispositions or acquisitions by a holder of shares of Common Stock or Class B Common Stock (or new Common Stock or new Class B Common Stock) before or after the recapitalization, if part of such holder's plan with respect to his or her ownership level of CERBCO stock following the recapitalization, may be taken into account in applying the constructive ownership rules of Section 302 to such stockholder.

         In order for the receipt of cash pursuant to the recapitalization to qualify for capital gain treatment as "not essentially equivalent to a dividend" with respect to any particular stockholder, it must result in a "meaningful reduction" in such stockholder's percentage ownership of the stock of CERBCO. This determination requires a comparison of the stockholder's percentage ownership in CERBCO (including shares of Common Stock and Class B Common Stock owned constructively) before the recapitalization with such stockholder's percentage ownership in CERBCO (including shares of new Common Stock and new Class B Common Stock owned constructively) after the recapitalization. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder who has a "de minimis interest" will satisfy the meaningful reduction requirement. A stockholder will qualify as holding a "de minimis interest" for this purpose if (a) the interest is less than 1% of the aggregate outstanding Common Stock and Class B Common Stock and (b) the stockholder exercises no control over corporate affairs.

         In order for the receipt of cash pursuant to the recapitalization to qualify for capital gain treatment as a "substantially disproportionate" reduction of the stockholder's percentage ownership in CERBCO, the stockholder must own less than 50% of the total voting power of the new Common Stock and the new Class B Common Stock and the percentage of the voting power and value of the new Common Stock and new Class B Common Stock actually and constructively owned by such stockholder immediately after the recapitalization must be less than 80% of both the voting power and the value of the Common Stock and the Class B Common Stock actually or constructively owned by such stockholder immediately before the recapitalization.

         If application of the rules of Section 302 of the Code results in a distribution that has the effect of a dividend distribution under Sections 302 and 356(a)(2) to any stockholder, such stockholders would be required to recognize ordinary dividend income without limitation, in light of CERBCO's accumulated earnings and profits account.

         All Stock Election

         A stockholder who makes an election to receive only new Common Stock or new Class B Common Stock with respect to all of his or her shares actually owned should not recognize any gain or loss upon the exchange. The aggregate adjusted tax basis of the shares of the new Common Stock or new Class B Common Stock, as the case may be, received by the stockholder in the recapitalization will equal the aggregate adjusted tax basis of the Common Stock and Class B Common Stock surrendered in exchange therefor. The holding period of the new Common Stock or new Class B Common Stock, as the case may be, will include the holding period of the Common Stock and Class B Common Stock surrendered in exchange therefor, provided such shares were held as capital assets by the stockholder.

         Hybrid--Stock and Cash Election by Stockholder with De Minimis Interest

         A stockholder who elects to receive one share of new Common Stock or new Class B Common Stock, plus $3.33 in cash per share, or who fails to make an election with respect to all of his or her shares, should recognize ordinary dividend income or capital gain (but not loss) pursuant to the recapitalization to the extent of the lesser of (a) the cash received or (b) the gain realized by such stockholder in the transaction. For each share of Common Stock or Class B Common Stock exchanged, the stockholder's gain realized will be equal to the sum of the aggregate fair market value of the shares of new Common Stock or new Class B Common Stock and the cash received, minus the basis of the Common Stock or Class B Common Stock surrendered in the exchange. A stockholder satisfies the "de minimis interest" requirement if such stockholder (i) has a relative stock interest in CERBCO of less than 1%; (ii) exercises no control over corporate affairs; and (iii) does not constructively own any shares (or any options to acquire any shares) actually or constructively owned by other persons. The capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for such shares is more than one year.

         The aggregate adjusted tax basis of the new Common Stock or new Class B Common Stock received in the recapitalization will be equal to (a) the aggregate tax basis of the Common Stock or Class B Common Stock surrendered in exchange therefor, (b) decreased by the amount of cash received and (c) increased by the amount of income or gain recognized, if any. The holding period of the new Common Stock or new Class B Common Stock, as the case may be, will include the holding period of the shares of Common Stock or Class B Common Stock surrendered in exchange therefor.

         Mixed Elections and Other Circumstances

         If loss (instead of gain) is realized due to high tax basis in the shares of CERBCO Common Stock or Class B Common Stock surrendered in the Hybrid--Stock and Cash Election (or mixed elections), the stockholder will not be entitled to recognize the loss. Instead, the higher basis in the surrendered shares will carryover to the new Common Stock or new Class B Common Stock received in the exchange. In such cases where loss is realized but not recognized, the aggregate adjusted tax basis of the new Common Stock or new Class B Common Stock received in the recapitalization will be equal to (a) the aggregate tax basis of the Common Stock or Class B Common Stock surrendered in exchange therefor, (b)decreased by the amount of cash received.

         Stockholders not covered by the preceding discussion will be subject to different U.S. Federal income tax consequences. Stockholders not described above include (a) a stockholder who makes an election to receive new Common Stock or new Class B Common Stock with respect to only a portion of the shares owned; (b) a stockholder whose ownership of Common Stock or Class B Common Stock does not constitute a de minimis interest; (c) a stockholder who is treated under Section 318 of the Code as constructively owning shares that are actually or constructively owned by other persons; (d) a stockholder who owns options to acquire shares; (e) a corporate stockholder or other stockholder that is not a natural person; and (f) a stockholder who is a foreign investor. Cash received by such stockholders pursuant to the recapitalization may be taxable as ordinary dividend income (rather than as capital gain), to the extent of such stockholder's ratable share of CERBCO's accumulated earnings and profits. The treatment of any cash received will depend on the application of the Section 302 principles (discussed above) to such stockholder as well as other special rules that may be applicable to the stockholder's particular tax status.

         THE FOREGOING DISCUSSION IS OF A GENERAL NATURE AND DOES NOT CONSIDER ANY PARTICULAR STOCKHOLDER'S INDIVIDUAL FACTS AND CIRCUMSTANCES. THE INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE INDIVIDUAL STOCKHOLDER'S FACTS AND CIRCUMSTANCES. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION, THE ELECTIONS AVAILABLE AND THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF SECTION 318 OF THE CODE TO YOU.

Unaudited Pro Forma Consolidated Financial Statements

         The following unaudited pro forma consolidated financial statements of CERBCO, Inc. are derived from the application of pro forma adjustments to our consolidated financial statements and give effect to the recapitalization. The unaudited pro forma consolidated statement of operations for the six months ended December 31, 2001 and the fiscal year ended June 30, 2001 have been prepared as if the recapitalization had occurred as of July 1, 2001 and July 1, 2000, respectively. The unaudited pro forma consolidated balance sheets as of December 31, 2001 and June 30, 2001 have been prepared as if the recapitalization had occurred as of December 31, 2001 and June 30, 2001, respectively.

         The unaudited pro forma consolidated statements of operations do not purport to be indicative of what our operations would have been had the recapitalization taken place on the dates indicated. In addition, the results for the six months ended December 31, 2001 are not necessarily indicative of results that may be expected for the full year. The unaudited pro forma consolidated balance sheets do not purport to be representative of what our financial position would have been had the recapitalization taken place on the dates indicated.

         These unaudited pro forma consolidated financial statements should be read in conjunction with our audited historical financial statements and the related notes thereto, and the other information about CERBCO included elsewhere in this Proxy Statement/Prospectus or incorporated by reference herein.

                                                        CERBCO, INC.
                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (unaudited)

                                                                             Six Months Ended December 31, 2001
                                                                ----------------------------------------------------------
                                                                                      Adjustments to          Pro Forma
                                                                                         Reflect              Reflecting
                                                                   As Reported       Recapitalization     Recapitalization(1)
                                                                ----------------     ----------------     ----------------

Sales                                                           $     10,049,883     $              0     $     10,049,883
                                                                ----------------     ----------------     ----------------

Costs and Expenses:
    Costs of Sales                                                     9,320,869                    0            9,320,869
    Selling, general and administrative expenses                       2,000,827                    0            2,000,827
                                                                ----------------     ----------------     ----------------

          Total Costs and Expenses                                    11,321,696                    0           11,321,696
                                                                ----------------     ----------------     ----------------

 Operating Loss                                                       (1,271,813)                   0           (1,271,813)
 Investment Income                                                       297,787             (107,000)             190,787(2)
 Interest Expense                                                         (3,542)                   0               (3,542)
 Other Expense - net                                                     (85,002)            (300,000)            (385,002)(3)
                                                                ----------------     ----------------     ----------------

 Loss Before Non-Owned Interests and Income Taxes                     (1,062,570)            (407,000)          (1,469,570)
 Provision for Income Taxes                                               30,000              (30,000)                   0(4)
                                                                ----------------     ----------------     ----------------

 Loss Before Non-Owned Interests in Insituform East, Inc.             (1,092,570)            (377,000)          (1,469,570)

 Non-Owned Interests in Loss of Insituform East, Inc.                    632,667                    0              632,667
                                                                ----------------     ----------------     ----------------
                                                    NET LOSS    $       (459,903)    $       (377,000)    $       (836,903)
                                                                ================     ================     ================

 Net Loss per Share of Common Stock:
     Basic Loss per Share                                       $          (0.31)                         $          (0.41)
                                                                ================                          ================
     Diluted Loss per Share                                     $          (0.31)                         $          (0.41)
                                                                ================                          ================

 Weighted Average Shares Outstanding:
     Basic                                                             1,482,956                                 2,052,755(5)
                                                                ================                          ================
     Diluted                                                           1,482,956                                 2,052,755(5)
                                                                ================                          ================

     Dividends per Share                                        $           0.00                          $           0.00
                                                                ================                          ================

                                                      CERBCO, INC.
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (unaudited)

                                                                                 Year Ended June 30, 2001
                                                                -------------------------------------------------------
                                                                                     Adjustments to        Pro Forma
                                                                                       Reflect             Reflecting
                                                                  As Reported      Recapitalization     Recapitalization(6)
                                                                ---------------     ---------------     ---------------

Sales                                                           $    23,206,207     $             0     $    23,206,207
                                                                ---------------     ---------------     ---------------

Costs and Expenses:
    Costs of Sales                                                   21,385,064                   0          21,385,064
    Selling, general and administrative expenses                      5,138,268                   0           5,138,268
                                                                ---------------     ---------------     ---------------

          Total Costs and Expenses                                   26,523,332                   0          26,523,332
                                                                ---------------     ---------------     ---------------

 Operating Loss                                                      (3,317,125)                  0          (3,317,125)
 Investment Income                                                      895,348            (290,000)            605,348(7)
 Interest Expense                                                       (15,260)                  0             (15,260)
 Other Expense - net                                                   (429,664)           (300,000)           (729,664)(8)
                                                                ---------------     ---------------     ---------------

 Loss Before Non-Owned Interests in Insituform East, Inc.
     and Income Taxes                                                (2,866,701)           (590,000)         (3,456,701)
 Credit for Income Taxes                                             (1,002,000)            (50,000)         (1,052,000)(9)
                                                                ---------------     ---------------     ---------------

 Loss Before Non-Owned Interests in Insituform East, Inc.            (1,864,701)           (540,000)         (2,404,701)
 Non-Owned Interests in Loss of Insituform East, Inc.                 1,424,124                   0           1,424,124
                                                                ---------------     ---------------     ---------------
                                                    NET LOSS    $      (440,577)    $      (540,000)    $      (980,577)
                                                                ===============     ===============     ===============

 Net Loss per Share of Common Stock:
     Basic Loss per Share                                       $         (0.30)                        $         (0.48)
                                                                ===============                         ===============
     Diluted Loss per Share                                     $         (0.30)                        $         (0.48)
                                                                ===============                         ===============

 Weighted Average Shares Outstanding:
     Basic                                                            1,482,956                               2,052,755(10)
                                                                ===============                         ===============
     Diluted                                                          1,482,956                               2,052,755(10)
                                                                ===============                         ===============

     Dividends per Share                                        $          0.10                         $          0.07
                                                                ===============                         ===============

                                                         CERBCO, INC.
                                        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                          (unaudited)

                                                                                          As of December 31, 2001
                                                                       ------------------------------------------------------
                                                                                           Adjustments to        Pro Forma
                                                                                              Reflect            Reflecting
                                                                         As Reported      Recapitalization    Recapitalization(11)
                                                                       ---------------    -----------------   ---------------
ASSETS

Current Assets
   Cash and cash equivalents                                           $     3,152,710    $             0     $     3,152,710
   Marketable securities                                                     8,304,337         (4,000,000)          4,304,337
   Accounts receivable                                                       5,355,214                  0           5,355,214
   Inventories                                                               1,175,909                  0           1,175,909
   Prepaid and refundable taxes                                                130,418                  0             130,418
   Prepaid expenses and other                                                  203,523                  0             203,523
                                                                       ---------------    ---------------     ---------------

         Total Current Assets                                               18,322,111         (4,000,000)         14,322,111
                                                                       ---------------    ---------------     ---------------

Property, Plant and Equipment - at cost
    less accumulated depreciation of $17,541,010                             7,830,682                  0           7,830,682
                                                                       ---------------    ---------------     ---------------

Other Assets:
   Excess of acquisition cost over value of net assets
       acquired - net of accumulated amortization of $1,421,477              1,518,312                  0           1,518,312
   Deferred income taxes - net of valuation allowance of $2,264,000                  0                  0                   0
   Cash surrender value of SERP life insurance                               2,179,215                  0           2,179,215
   Marketable securities                                                     2,003,168                  0           2,003,168
   Deposits and other                                                           49,706                  0              49,706
                                                                       ---------------    ---------------     ---------------

         Total Other Assets                                                  5,750,401                  0           5,750,401
                                                                       ---------------    ---------------     ---------------

           Total Assets                                                $    31,903,194    $    (4,000,000)    $    27,903,194
                                                                       ===============    ===============     ===============

                                                       CERBCO, INC.
                                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                       (unaudited)

                                                                                 As of December 31, 2001
                                                                  ------------------------------------------------------
                                                                                     Adjustments to        Pro Forma
                                                                                         Reflect           Reflecting
                                                                    As Reported     Recapitalization  Recapitalization(11)
                                                                  ---------------   ----------------  --------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued liabilities                       $     2,035,045    $             0     $     2,035,045
   Income taxes payable                                                    90,000                  0              90,000
   Current portion of capital lease obligations                            22,504                  0              22,504
                                                                  ---------------    ---------------     ---------------

         Total Current Liabilities                                      2,147,549                  0          2,147,549
                                                                  ---------------    ---------------     ---------------

Long-Term Liabilities
   Accrued SERP liability                                               1,532,851                  0           1,532,851
   Capital lease obligation (less current portion shown above)              2,402                  0               2,402
                                                                  ---------------    ---------------     ---------------

         Total Long-Term Liabilities                                    1,535,253                  0           1,535,253
                                                                  ---------------    ---------------     ---------------

             Total Liabilities                                          3,682,802                  0           3,682,802
                                                                  ---------------    ---------------     ---------------

Commitments and Contingencies

Non-Owned Interests in Consolidated Subsidiaries                        4,942,233                  0           4,942,233
                                                                  ---------------    ---------------     ---------------

Stockholders' Equity
   Common Stock, $.10 par value
       Authorized:  3,500,000 shares
       Issued and outstanding:  1,189,476 shares                          118,947           (118,947)                  0
   Class B Common Stock (convertible),
       $.10 par value
       Authorized:  700,000 shares
       Issued and outstanding:  293,480 shares                             29,348            (29,348)                  0
   Common Stock, $.05 par value
       Authorized:  4,500,000 shares
       Issued and outstanding: 1,387,991                                        0             69,400              69,400
   Class B Common Stock (convertible),
       $.05 par value
       Authorized:  750,000 shares
       Issued and outstanding:  664,764 shares                                  0             33,238              33,238
   Additional paid-in capital                                           7,527,278             45,657           7,572,935
   Retained earnings                                                   15,602,586         (4,000,000)         11,602,586
                                                                  ---------------    ---------------     ---------------

         Total Stockholders' Equity                                    23,278,159         (4,000,000)         19,278,159
                                                                  ---------------    ---------------     ---------------

             Total Liabilities and Stockholders' Equity           $    31,903,194    $    (4,000,000)    $    27,903,194
                                                                  ===============    ===============     ===============

                                                      CERBCO, INC.
                                     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                      (unaudited)

                                                                            As of June 30, 2001
                                                            ------------------------------------------------------
                                                                              Adjustments to         Pro Forma
                                                                                  Reflect            Reflecting
                                                              As Reported     Recapitalization    Recapitalization(12)
                                                            ---------------   ----------------    ----------------
ASSETS

Current Assets
   Cash and cash equivalents                                $     1,735,972    $             0     $     1,735,972
   Marketable securities                                          7,995,843         (4,000,000)          3,995,843
   Accounts receivable                                            6,983,481                  0           6,983,481
   Inventories                                                    1,102,521                  0           1,102,521
   Prepaid and refundable taxes                                      80,418                  0              80,418
   Prepaid expenses and other                                       289,217                  0             289,217
                                                            ---------------    ---------------     ---------------

         Total Current Assets                                    18,187,452         (4,000,000)         14,187,452
                                                            ---------------    ---------------     ---------------

Property, Plant and Equipment - at cost
   less accumulated depreciation of $16,922,043                   8,516,639                  0           8,516,639
                                                            ---------------    ---------------     ---------------

Other Assets:
   Excess of acquisition cost over value of net assets
       acquired - net of accumulated amortization of
       $1,388,825                                                 1,550,964                  0           1,550,964
   Deferred income taxes - net of valuation allowance of
       $1,858,000                                                         0                  0                   0
   Cash surrender value of SERP life insurance                    2,000,107                  0           2,000,107
   Marketable securities                                          3,582,029                  0           3,582,029
   Deposits and other                                                53,156                  0              53,156
                                                            ---------------    ---------------     ---------------

         Total Other Assets                                       7,186,256                  0           7,186,256
                                                            ---------------    ---------------     ---------------

           Total Assets                                     $    33,890,347    $    (4,000,000)    $    29,890,347
                                                            ===============    ===============     ===============

                                  CERBCO, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                                                                   As of June 30, 2001
                                                                   ------------------------------------------------------
                                                                                      Adjustments to        Pro Forma
                                                                                         Reflect            Reflecting
                                                                     As Reported     Recapitalization  Recapitalization(12)
                                                                   ---------------   ----------------  --------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued liabilities                        $     2,991,939    $             0     $     2,991,939
   Income taxes payable                                                     10,000                  0              10,000
   Current portion of capital lease obligations                             32,448                  0              32,448
                                                                   ---------------    ---------------     ---------------

         Total Current Liabilities                                       3,034,387                  0           3,034,387
                                                                   ---------------    ---------------     ---------------

Long-Term Liabilities
   Accrued SERP liability                                                1,532,851                  0           1,532,851
   Capital lease obligations (less current portion shown above)             10,147                  0              10,147
                                                                   ---------------    ---------------     ---------------

         Total Long-Term Liabilities                                     1,542,998                  0           1,542,998
                                                                   ---------------    ---------------     ---------------

             Total Liabilities                                           4,577,385                  0           4,577,385
                                                                   ---------------    ---------------     ---------------

Commitments and Contingencies

Non-Owned Interests in Consolidated Subsidiaries                         5,574,900                  0           5,574,900
                                                                   ---------------    ---------------     ---------------

Stockholders' Equity
   Common Stock, $.10 par value
       Authorized:  3,500,000 shares
       Issued and outstanding:  1,189,476 shares                           118,947           (118,947)                  0
    Class B Common Stock (convertible),
        $.10 par value
       Authorized:  700,000 shares
       Issued and outstanding:  293,480 shares                              29,348            (29,348)                  0
   Common Stock, $.05 par value
       Authorized:  4,500,000 shares
       Issued and outstanding:  1,387,991 shares                                               69,400              69,400
    Class B Common Stock (convertible),
        $.05 par value
       Authorized:  750,000 shares
       Issued and outstanding:  664,764 shares                                                 33,238              33,238
   Additional paid-in capital                                            7,527,278             45,657           7,572,935
   Retained earnings                                                    16,062,489         (4,000,000)         12,062,489
                                                                   ---------------    ---------------     ---------------

         Total Stockholders' Equity                                     23,738,062         (4,000,000)         19,738,062
                                                                   ---------------    ---------------     ---------------

             Total Liabilities and Stockholders' Equity            $    33,890,347    $    (4,000,000)    $    29,890,347
                                                                   ===============    ===============     ===============

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) Pro forma results of operations for the six months ended December 31, 2001 assume that marketable securities in the amount of $4,000,000 were redeemed on July 1, 2001 to provide cash for the payout to those stockholders making the Hybrid--Stock and Cash Election and for transaction expenses. Assuming all stockholders, other than the Company's directors and executive officers, make the Hybrid--Stock and Cash Election, the payout is estimated at $3,700,000 to stockholders and $300,000 for expenses.

(2) Reflects estimated investment income on average marketable securities of $6,900,000 versus $10,900,000 held during the six months ended December 31, 2001.

(3)        Reflects additional transaction expenses of $300,000.

(4) Reflects the tax effect of the estimated reduction in investment income for the six months ended December 31, 2001.

(5) Reflects an increase in the weighted average number of shares outstanding for the six months ended December 31, 2001 assuming only the Company's directors and executives officers make the All Stock Election.

(6) Pro forma results of operations for the year ended June 30, 2001 assume that marketable securities in the amount of $4,000,000 were redeemed on July 1, 2000 to provide cash for the payout to those stockholders making the Hybrid--Stock and Cash Election and for transaction expenses. Assuming all stockholders, other than the Company's directors and executive officers, make the Hybrid--Stock and Cash Election, the payout is estimated at approximately $3,700,000 to stockholders and $300,000 for expenses.

(7) Reflects estimated investment income on average marketable securities of $7,800,000 versus $11,800,000 held during the year ended June 30, 2001.

(8)        Reflects additional transaction expenses of $300,000.

(9) Reflects the tax effect of the estimated reduction in investment income for the year ended June 30, 2001.

(10) Reflects an increase in the weighted average number of shares outstanding for the year ended June 30, 2001 assuming only the Company's directors and executive officers make the All Stock Election.

(11) The pro forma condensed consolidated balance sheet as of December 31, 2001 assumes that marketable securities in the amount of $4,000,000 were redeemed on December 31, 2001; that all stockholders, other than the Company's directors and executive officers, made the Hybrid--Stock and Cash Election; and that the Company's directors and executive officers made the All Stock Election.

(12) The pro forma condensed consolidated balance sheet as of June 30, 2001 assumes that marketable securities in the amount of $4,000,000 were redeemed on June 30, 2001; that all stockholders, other than the Company's directors and executive officers, made the Hybrid--Stock and Cash Election; and that the Company's directors and executive officers made the All Stock Election.

The Recapitalization Agreement

         The following is a summary of certain of the terms of the recapitalization agreement. We have attached a copy of the recapitalization agreement as Appendix A to this Proxy Statement/Prospectus and incorporate the recapitalization agreement into this Proxy Statement/Prospectus by reference. The summary of the recapitalization agreement below is qualified in its entirety by reference to the full text of the recapitalization agreement. We encourage you to read the recapitalization agreement because it is the legal document that governs the recapitalization including the proposed amendments to CERBCO's Certificate of Incorporation.

         General

         Under the recapitalization agreement, CERBCO will merge with CERBCO Recapitalization Subsidiary, Inc., a recently formed, wholly owned subsidiary of CERBCO. CERBCO will continue as the surviving corporation after the merger.

         Effect on Capital Stock

         After the recapitalization, CERBCO's shares of Common Stock and Class B Common Stock will be replaced by CERBCO new Common Stock and CERBCO new Class B Common Stock. The terms of these new classes of common stock are summarized at "--Description of Capital Stock" and a comparison of the terms of each class before and after the recapitalization appears at "--Comparison of Rights of CERBCO Stockholders Before and After the Recapitalization." In addition, the text of the proposed amendments to CERBCO's Certificate of Incorporation effecting these changes is included in Section 2.1 of the recapitalization agreement, which appears as Appendix A to this Proxy Statement/Prospectus.

         Fractional Shares

         We will not issue any fractional shares to any stockholder who would in the aggregate hold less than one share of CERBCO new Common Stock or new Class B Common Stock. Any stockholder who would otherwise be entitled to receive less than one share of new Common Stock or Class B Common Stock in the recapitalization will instead receive cash equal to the value of such share, determined by multiplying such fraction by $2.21.

         Method of Making Elections

         You have already received, or will receive, an Election and Transmittal Form. You should mail the Election and Transmittal Form indicating the form of consideration that you wish to receive in the recapitalization, together with your CERBCO Common Stock or Class B Common Stock certificate(s), to American Stock Transfer & Trust Co. at the address listed below:

         American Stock Transfer & Trust Co.
         59 Maiden Lane
         Plaza Level
         New York, New York 10038

         We have retained W.F. Doring & Co. as information agent to assist you in connection with the recapitalization. You may call William Doring at (888) 330-5111 (toll free) to request additional documents and to ask any questions.

         You or your broker, acting on your behalf, must send in the Election and Transmittal Form(s) together with your stock certificate(s) to American Stock Transfer & Trust Co. To make an election, all necessary documentation must be received by American Stock Transfer & Trust Co. by the start of the Annual Meeting, which is scheduled for 10:00 o'clock a.m., Eastern Daylight Savings Time, on [______________, 2002].

         In the alternative, if your certificates for CERBCO Common Stock or Class B Common Stock are not immediately available, or time will not permit your certificates and other required documents to reach American

Stock Transfer & Trust Co. before the start of the Annual Meeting, you may comply with the procedures for guaranteed delivery if:

           o you tender your certificates through an eligible institution - that is, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States (most banks and financial institutions are eligible institutions);

           o before the start of the start of the Annual Meeting, which is scheduled for 10:00 o'clock a.m., Eastern Daylight Savings Time, on [_____________, 2002], American Stock Transfer & Trust Co. has received from the eligible institution a notice of guaranteed delivery in the form we have provided. The notice of guaranteed delivery must state the name and address of the holder of CERBCO Common Stock or Class B Common Stock and the amount of stock being exchanged, and that the surrender of stock is being made thereby and will guarantee that by 5:00 p.m., Eastern Daylight Savings Time, on [___________, 2002], the certificates for all physically surrendered stock, in proper form for transfer, together with any other documents required by the Election and Transmittal Form will be deposited by the eligible institution with American Stock Transfer & Trust Co.; and

           o the certificates for all physically surrendered CERBCO Common Stock and CERBCO Class B Common Stock, in proper form for transfer, together with all other documents required by the letter of transmittal, are received by American Stock Transfer & Trust Co. by 5:00 p.m., Eastern Daylight Savings Time, on [_____________, 2002], the second New York Stock Exchange trading day after the CERBCO Annual Meeting.

         Any decision by the American Stock Transfer & Trust Co. as to whether a form of election has been timely received by it will be final and binding on all stockholders, and shall apply notwithstanding the mode of delivery. In all cases, the risk of the method of delivery is on you and if American Stock Transfer & Trust Co. does not receive the required documents in a timely manner, your election will not be validly made. If you fail to validly make an election, you will be deemed to have made the Hybrid--Stock and Cash Election and, therefore, will receive one share of CERBCO new Common Stock (or new Class B Common Stock if you currently hold Class B Common Stock) and $3.33 in cash for each of your CERBCO shares.

         You may revoke your election at any time before the start of the start of the Annual Meeting, which is scheduled for 10:00 o'clock a.m., Eastern Daylight Savings Time, on [_______________, 2002]. For a revocation to be effective, a written notice of revocation must be received by the American Stock Transfer & Trust Co. Additionally, you may change your original election and make a new election by submitting a notice of revocation and by indicating on the written notice of revocation the new election that you wish to make. The notice of revocation must:

           o specify the name of the person having tendered the CERBCO shares to be withdrawn;

           o   identify the number and class of CERBCO shares to be withdrawn;

           o specify the name in which physical CERBCO share certificates are registered, if different from that of the revoking holder; and

           o if you are changing your election, specify the new election that you wish to make.

           If you make a valid revocation but fail to make a valid new election, you will be treated as if you made the Hybrid--Stock and Cash Election. If you make an invalid revocation but make a new election that would otherwise be valid, you will be treated as if you did not make a revocation and your original election will apply. If you make a valid revocation and a valid new election, your new election will apply.

         Immediately following the recapitalization, American Stock Transfer & Trust Co. will send letters of transmittal to those stockholders who have not delivered the Election and Transmittal Form before the closing of the recapitalization. You are responsible for completing and returning the letter of transmittal to American Stock Transfer & Trust Co.

         If required by law, we may withhold amounts from the consideration to be received by certain stockholders in the recapitalization in order to comply with the tax laws of the United States and other jurisdictions. You must complete and sign the Substitute Form W-9 in Box D on the reverse side of the Election and Transmittal Form.

         If any of your certificates representing CERBCO Common Stock or Class B Common Stock have been lost, stolen or destroyed, you will not be entitled to make an election unless, before the deadline referred to above, you have followed the instructions on the Election and Transmittal Form for providing an affidavit of loss and submitting a payment to the transfer agent for the premium of an indemnity bond in the amount specified in such form and otherwise have provided the necessary documentation, including a letter of transmittal, in a timely manner.

         Exchange of Certificates

         CERBCO has appointed American Stock Transfer & Trust Co. to act as exchange agent to handle the exchange of the CERBCO Common Stock and Class B Common Stock certificates for CERBCO new Common Stock and new Class B Common Stock certificates. Soon after the effective time of the recapitalization, the exchange agent will mail a letter of transmittal, which is to be used to exchange CERBCO stock certificates, to each holder of CERBCO Common Stock or Class B Common Stock who had not previously submitted a properly completed Election and Transmittal Form. The letter of transmittal will contain instructions explaining the procedure for surrendering old shares of CERBCO stock. You should not return certificates with the enclosed Proxy Card(s) or Election and Transmittal Form.

         Holders of CERBCO stock who surrender their certificates, together with properly completed Election and Transmittal Forms, will receive:

           o a new Common Stock or new Class B Common Stock (depending upon the class of shares currently held and therefore the class of shares to be distributed) certificate or certificates; and

           o   the amount of cash, if any, received in the recapitalization.

         After the recapitalization, until surrendered, each outstanding certificate that previously represented shares of CERBCO Common Stock or Class B Common Stock will be deemed, for all corporate purposes, other than payment of dividends, to evidence the ownership of the number of full shares of CERBCO new Common Stock or new Class B Common Stock, as applicable, into which such shares of CERBCO stock shall have been converted and the right to receive cash amounts equal to the cash portion of the holder's election, if any, and in lieu of the issuance of any fractional shares.

         Any stockholders who have not complied with the exchange procedures within six months following the closing of the recapitalization may look only to CERBCO for payment of CERBCO new Common Stock or new Class B Common Stock, and any unpaid dividends and distributions on CERBCO new Common Stock or new Class B Common Stock. Neither CERBCO, American Stock Transfer & Trust Co. nor any other person will be liable to you for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

         No interest will be paid or accrued on any cash payable pursuant to the recapitalization, or amounts payable in respect of any fractional shares.

         It is up to you to decide how to deliver your Election and Transmittal Form, stock certificates and any other required documents. It is your responsibility that all necessary materials get to the American Stock Transfer & Trust Co. in a timely manner.

         Closing

         Unless CERBCO decides otherwise, the closing of the recapitalization will take place on the first business day following the day on which all closing conditions first have been satisfied or waived.

         Amendments to Certificate of Incorporation

         If the recapitalization proposal is approved, CERBCO's Certificate of Incorporation will be amended to include the following changes:

           o The number of authorized shares of Class B Common Stock will be increased from 700,000 to 750,000 and the number of authorized shares of Common Stock will be increased from 3,500,000 to 4,500,000.

           o The par value of the shares of new Common Stock and new Class B Common Stock will be $0.05, rather than the current par value of $0.10 per share.

           o The voting rights of the new Class B Common Stock will be adjusted such that the holders of Class B Common Stock will be entitled to five votes per share on all matters that are submitted to a vote of the holders of Common Stock and Class B Common Stock, voting together as a single class. Currently, with respect to all matters submitted to a vote of CERBCO's Common and Class B Common stockholders, voting together as a single class, the holders of Common Stock have one vote for each share held and the holders of Class B Common Stock have ten votes for each share held.

           Bylaws

           CERBCO's Bylaws following the recapitalization will be the same as its Bylaws before the recapitalization.

           Directors and Officers

           CERBCO's directors and executive officers at the effective time of the recapitalization will continue to be its directors and executive officers after the effective time of the recapitalization.

           Conditions to the Recapitalization

           The obligations of CERBCO and CERBCO Recapitalization Subsidiary to consummate the merger and the recapitalization are subject to the satisfaction (or waiver, to the extent permitted by applicable law and by the agreement itself) by each of them of the following conditions:

           o adoption and approval of the recapitalization agreement by the CERBCO stockholders;

           o demand for appraisal rights by the holders of not more than 15% of the outstanding shares of Common Stock or Class B Common Stock;

           o absence of any law, order or injunction prohibiting the completion of the recapitalization and the absence of any proceeding challenging the recapitalization agreement or seeking to prohibit or delay the recapitalization which the CERBCO Board of Directors determines would make the recapitalization no longer advisable;

           o completion of all actions relating to governmental approvals of the recapitalization, unless the failure to complete such actions would not reasonably be expected to have a material adverse effect on CERBCO;

           o the Securities and Exchange Commission having declared effective the registration statement of which this Proxy
              Statement/Prospectus forms a part; and

           o receipt by CERBCO of all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties with contracts with CERBCO, if any, as are necessary for completion of the recapitalization, other than those which, if not obtained, would not have a material adverse effect on CERBCO.

         To our knowledge, other than acceptance of our certificate of merger and amendments to our Certificate of Incorporation by the Delaware Secretary of State, there are no material United States regulatory approvals that must be obtained prior to completion of the recapitalization.

         Termination

         To the extent permitted by law, our Board of Directors may decide to terminate the recapitalization agreement and abandon the recapitalization at any time before the effective time in its sole discretion, including by reason of the number of shares seeking appraisal rights (more than 15% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock). If the recapitalization agreement is terminated, it will become void and of no effect without any liability on the part of any party to the agreement.

         Amendments and Waiver

         The recapitalization agreement may be amended by mutual consent of the Boards of Directors of CERBCO and CERBCO Recapitalization Subsidiary, its wholly owned subsidiary, at any time before the effective time of the recapitalization, even if the recapitalization proposal has received stockholder approval, to the extent permitted by Delaware law. In addition, either party to the recapitalization agreement may waive any provision of the recapitalization agreement prior to the effective time of the recapitalization to the fullest extent permitted by Delaware law.

Description of Capital Stock

         This section contains a description of our capital stock. This description includes our currently authorized Common Stock and Class B Common Stock, as well as our new Common Stock and new Class B Common Stock to be authorized and issued in the recapitalization. The terms of our currently authorized capital stock are contained in our Certificate of Incorporation, a copy of which has been filed with the Securities and Exchange Commission. You can get a copy of the Certificate of Incorporation from us or from the SEC, as described at "Where You Can Find Additional Information." The terms of our new capital stock to be authorized in the recapitalization are contained in proposed amendments to the Certificate of Incorporation, which are included in Section
2.1 to the recapitalization agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus. The summary below is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the recapitalization agreement, which we incorporate by reference into this Proxy Statement/Prospectus. We encourage you to read these documents carefully because they are the legal documents that govern the terms of our securities.

         Authorized and Outstanding Shares

         Our authorized capital stock currently consists of 3,500,000 shares of Common Stock and 700,000 shares of Class B Common Stock, each with a par value of $0.10 per share. Following the recapitalization we will have authorized 4,500,000 shares of new Common Stock and 750,000 shares of new Class B Common Stock, each with a par value of $0.05 per share.

         As of February 12, 2002, we had outstanding 1,189,538 shares of Common Stock and 293,418 shares of Class B Common Stock.

         Dividend Rights

         Presently, shares of our Common Stock and Class B Common Stock are not always entitled to share equally in dividends declared by the Board of Directors. If a dividend is declared and paid on the shares of Class B Common Stock, then the holders of shares of Common Stock must receive at least an equal per share dividend. In addition, the Board of Directors may declare and pay dividends on our shares of Common Stock in excess of dividends paid on shares of Class B Common Stock, or without declaring or paying any dividends whatsoever on Class B Common shares. Any distributions paid in stock must be paid in the same class of securities to which the distribution relates. That is, if CERBCO declares and pays a dividend in its stock, it must pay the dividend to holders of Common Stock in shares of Common Stock and to holders of Class B Common Stock in shares of Class B Common Stock; provided, that, if there are no shares of Common Stock outstanding, then the holders of Class B Common Stock may receive stock dividends paid in shares of Common Stock.

         The recapitalization will not change the dividend rights of the Common and Class B Common Stock; therefore, the dividend rights of the new Common Stock and new Class B Common Stock will be the same as the current dividend rights for CERBCO's Common and Class B Common Stock.

         Liquidation Rights

         Our currently authorized Common Stock and Class B Common Stock do not, and the new Common Stock and new Class B Common Stock will not, have any liquidation preference. Therefore, in the event of any dissolution, liquidation or winding up of the affairs of CERBCO, after payment or provision for payment of the debts and other liabilities, CERBCO's remaining assets and funds would be, and after the recapitalization will continue to be, divided among and paid ratably to the holders of the Common Stock and Class B Common Stock or new Common Stock and new Class B Common Stock.

         Voting Rights

                     General. All general voting power is, and after the recapitalization will continue to be, vested in the holders of Common Stock and the holders of Class B Common Stock, voting together without regard to class, except with respect to the election of directors and any other matter requiring the vote of the holders of one or both classes of our capital stock voting separately under Delaware law.

         Currently, each holder of Common Stock generally is entitled to one vote per share and each holder of Class B Common Stock generally is entitled to ten votes per share on all matters that are submitted to a vote of the holders of Common Stock and Class B Common Stock, voting together as a single class. After the recapitalization, each holder of new Common Stock will be entitled to one vote per share, and each holder of new Class B Common Stock will be entitled to five votes per share on all such matters.

         When voting together with the holders of Common Stock as a single class, shares of Class B Common Stock currently are entitled to ten votes per share, or an aggregate of [___________] votes, based on the number of shares outstanding as of [____________, 2002]. This aggregate vote represents approximately [71%] of CERBCO's aggregate voting power. After the recapitalization, each share of Class B Common Stock will be entitled to five votes per share, or an aggregate of [____________] votes, based on the number of shares outstanding as of [_____________, 2002]. The voting percentage represented by this aggregate cannot be determined until after the recapitalization and after all elections have been validly made and received.

                     Non-Cumulative Voting Rights. Our Common Stock and Class B Common Stock do not, and the new Common Stock and new Class B Common Stock will not, have cumulative voting rights. This means that the holders who have more than 50% of the voting power for the election of directors can elect 100% of the directors if they choose to do so, subject to a class vote for certain directors, as described below.

                     Election of Directors by Class. The holders of our Common Stock, voting as a separate class, are entitled to elect no less than 25% of the directors of CERBCO. The holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. The holders of Common Stock are entitled to elect at least 25% of the Board of Directors for so long as the total number of issued and outstanding shares of Common Stock is equal to or greater than 10% of the aggregate number of issued and outstanding shares of all classes of CERBCO capital stock. At such time as the holders of Common Stock own less than 10% of the aggregate outstanding shares of stock, the entire Board of Directors will be elected by holders of both classes of stock, voting together as a single class, subject to the weighted voting discussed above.

         The recapitalization will not change the provisions of the Certificate of Incorporation governing class voting on the election of directors.

                     Voting Provisions of Delaware Law. In addition to the votes described above, any special requirements of Delaware law must be met. The Delaware General Corporation Law contains provisions on the votes required to amend certificates of incorporation; merge or consolidate; sell, lease or exchange all or substantially all assets; and voluntarily dissolve. The Delaware General Corporation Law also provides for class voting by a class of capital stock upon amendments to a corporation's certificate of incorporation if an amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

         Conversion of Class B Common Stock

         Each share of Class B Common Stock currently is, and each share of new Class B Common Stock will be, convertible into one share of Common Stock or new Common Stock, as the case may be, at any time.

         No Preemptive and Other Subscription Rights

         Neither holders of Common Stock nor holders of Class B Common Stock presently have any right to purchase additional shares if CERBCO sells shares of any class of stock or any options or warrants for such shares. The new Common Stock and new Class B Common Stock similarly will not have any such preemptive or subscription rights.

         Trading Market

         Our Common Stock presently is traded, under the symbol "CERB," in the over-the-counter market and included in the Over-the-Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. and in the "Pink Sheets." The new Common Stock will continue to be traded and included in a like manner. While shares of CERBCO Class B Common Stock are, and will continue to be, included in the Over-the-Counter Bulletin Board and in the Pink Sheets under the symbol "CERBB," there is no public trading market for such shares and none is expected to develop.

         Transfer Agent

         American Stock Transfer & Trust Co. is the transfer agent and registrar for CERBCO's Common Stock and Class B Common Stock and will be the transfer agent for new Common Stock and new Class B Common Stock.

Summary Comparison of Rights of CERBCO Stockholders Before and After the Recapitalization

         While the rights of holders of CERBCO new Common Stock and new Class B Common Stock will be generally similar to the rights that such holders have before the recapitalization, there will be certain differences with respect to the par value of such shares and their relative voting rights. The shares of both new Common Stock and new Class B Common Stock will have a par value of $0.05 per share, rather than the current par value of $0.10. Currently, with respect to all matters submitted to the vote of the stockholders on which Common and Class B Common stockholders vote together as a single class, the holders of Common Stock have one vote for each share held and the holders of Class B Common Stock have ten votes for each share held. After the recapitalization, holders of Common Stock will continue to have one vote per share while holders of Class B Common Stock will have the reduced number of five votes per share on matters submitted to a vote of both classes, voting together as a single class. We are also increasing the number of authorized shares of each new class of capital stock to provide for an adequate number of authorized shares to effect the recapitalization.

Legal Matters

         Certain legal matters with respect to the validity of the securities to be issued in the recapitalization will be passed upon by The Bayard Firm, Wilmington, DE. Venable, Baetjer, Howard & Civiletti, LLP, Washington, DC will pass upon certain United States Federal income tax consequences of the recapitalization for CERBCO.

RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RECAPITALIZATION PROPOSAL, INCLUDING THE MERGER AND THE RELATED AMENDMENTS TO CERBCO'S CERTIFICATE OF INCORPORATION.


                                 PROPOSAL NO. 2:
                              ELECTION OF DIRECTORS

General; Nominees

         The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The authorized number of members of our Board is currently fixed at four, and four directors presently are serving. In accordance with CERBCO's Certificate of Incorporation and Bylaws, the holders of Common Stock are entitled to elect one director and the holders of Class B Common Stock are entitled to elect the remaining three members of the Board. The Board has nominated one director to be elected by the holders of shares of Common Stock and three directors to be elected by holders of shares of Class B Common Stock. The terms of all presently serving directors expire upon the election and qualification of their respective successors at the Annual Meeting.

         All four of the directors presently serving on our Board have been nominated for re-election at the Annual Meeting. Mr. Paul C. Kincheloe, Jr. has been nominated for election to the Board of Directors by the holders of Common Stock, and only the holders of such shares may vote for the election of that nominee. Messrs. George Wm. Erikson, Robert W. Erikson and Webb C. Hayes, IV, have been nominated for election by the holders of Class B Common Stock, and only the holders of such shares may vote for the election of those nominees. Each of the director nominees has consented to serve if elected.

         Directors elected at the Annual Meeting will serve until the annual meeting of stockholders for the fiscal year ending June 30, 2002, and until their respective successors shall have been duly elected and qualified, or until their earlier resignation, removal or death.

         The proxy holders named in the Proxy Card(s) provided with this Proxy Statement/Prospectus intend to vote for the election of the persons listed below as the Board's nominees, unless otherwise instructed. If you do not wish to vote your shares for a particular nominee, you must identify the exception in the appropriate space provided on each Proxy Card, in which event your shares will be voted only for the other listed nominees. In the event that any of the nominees becomes unavailable, which is not expected, the designated proxy holders will vote in their discretion for such substitute nominee as the Board may recommend.

RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE CERBCO BOARD OF DIRECTORS.

Directors and Executive Officers

         Following are the biographical summaries for CERBCO's current directors, each of whom is a nominee for election as a director at the Annual Meeting, as well as CERBCO's non-director executive officer.

                                                                                           First
                                     Principal Occupation, Business Experience and         Became a
Name                           Age   Directorships                                         Director
-----------------------------  ---   ---------------------------------------------------   ---------
Robert W. Erikson,             56    President and a director of CERBCO since 1988;        1974 (3)
President and Director (1)(2)        Insituform East, Incorporated - Vice Chairman
                                     since 1986 and President since 1991, a director
                                     since 1985 and Vice Chairman of the Board of
                                     Directors from 1985 to 1986; CERBERONICS, Inc. -
                                     a director since 1974, Chairman since 1988, and
                                     President from 1977 to 1988; a director of Palmer
                                     National Bancorp, Inc. and The Palmer National
                                     Bank from 1983 to 1996 and a director of The
                                     Palmer National Bank's successor, The George
                                     Mason Bank, N.A. from 1996 to 1997; Capitol
                                     Office Solutions, Inc. - Vice Chairman and a
                                     director from 1987 to 1997.

George Wm. Erikson             60    Chairman, General Counsel and a director of           1975 (3)
Chairman, General Counsel            CERBCO since 1988; Insituform East, Incorporated
and Director (1)(2)                  - Chairman and General Counsel since 1986, a
                                     director since 1984 and Chairman of the Board of
                                     Directors from 1985 to 1986; CERBERONICS, Inc. -
                                     a director since 1975, General Counsel since
                                     1976, Chairman from 1979 to 1988, and Vice
                                     Chairman since 1988; Capitol Office Solutions,
                                     Inc. - Chairman, General Counsel and a director
                                     from 1987 to 1997.

Webb C. Hayes, IV              53    Managing Director of Private Client Services at       1991
Director (4)                         Friedman, Billings, Ramsey Group, Inc.; a
                                     director and Vice Chairman of United Bank from
                                     June 1997 to May 1999; a director and Executive
                                     Vice President of George Mason Bankshares, Inc.
                                     and Chairman, President and CEO of The George
                                     Mason Bank, N.A. from 1996 to 1997; Chairman of
                                     the Board of Palmer National Bancorp, Inc. and
                                     The Palmer National Bank from 1985 to 1996 and
                                     President and Chief Executive Officer from 1983
                                     to 1996; Insituform East, Incorporated - a
                                     director since 1994; Capitol Office Solutions,
                                     Inc. - a director from 1992 to 1997; a director
                                     of the Federal Reserve Bank of Richmond from 1992
                                     to 1995.

Paul C. Kincheloe, Jr.,        60    Practicing attorney and real estate investor          1991
Director (4)                         since 1967; Partner in the law firm of Kincheloe
                                     and Schneiderman since 1983; Insituform East,
                                     Incorporated - a director since 1994; Capitol

                                     Office Solutions, Inc. - a director from 1992 to
                                     1997; Herndon Federal Savings & Loan - a director
                                     from 1970 to 1983; First Federal Savings & Loan
                                     of Alexandria - a director from 1983 to 1989.

Robert Hartman,                54    Vice President and Controller of CERBCO since         N/A
Vice President, Secretary,           1988, Secretary since 1991, Treasurer and Chief
Treasurer and Chief                  Financial Officer since 1997; Insituform East,
Financial Officer                    Incorporated - Vice President Administration and
                                     Secretary since 1991; Dynamac International, Inc.
                                     - Controller from 1985 to 1988; CERBERONICS, Inc.
                                     - various capacities from 1979 to 1985, including
                                     Vice President and Treasurer from 1979 to 1985
                                     and Vice President, Treasurer and a director
                                     since 1988.

--------------------------------------------------------------------------------
(1) Member of the Corporate Executive Committee of CERBCO and the Chief Executive Officer Committee of Insituform East, Incorporated, which committees perform the functions of the Chief Executive Officer of each of the respective companies.
(2)   Messrs. George Erikson and Robert Erikson are brothers.
(3) Includes service as a director of CERBERONICS, Inc., now a wholly owned subsidiary of CERBCO.
(4)   Member of the Audit Committee.

         Each executive officer is elected by, and serves at the pleasure of, the Board of Directors.

Compensation of Directors

         Non-officer directors of CERBCO are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200 per meeting. Directors who are also officers of CERBCO do not receive separate fees for service as directors, but are eligible, with all other directors, to participate in CERBCO's 1997 Directors' Stock Option Plan, as described under the section entitled, "Compensation Pursuant to Plans-CERBCO, Inc. Plans." All directors of CERBCO are reimbursed for Company travel-related expenses.

Standing Committees of the Board of Directors

         General

         The Board of Directors has an Audit Committee, but does not have standing nominating or compensation committees, or committees performing similar functions. However, CERBCO does have a Corporate Executive Committee, the members of which are the Chairman, any Vice Chairman, the President, any Executive Vice Presidents and such other officers as the Board of Directors may designate. The current members are Messrs. George Erikson and Robert Erikson. The Corporate Executive Committee exercises the duties and responsibilities of CERBCO's Chief Executive Officer.

         All of the members of our Audit Committee are outside directors who meet the definition of "independent" directors under the rules of the Nasdaq Stock Market. The current members of the Audit Committee are Messrs. Hayes and Kincheloe.

         The Board of Directors has adopted, and the Audit Committee operates under, an Audit Committee Charter, a copy of which is attached as Appendix D to this Proxy Statement/Prospectus. The Audit Committee, among its functions, reviews CERBCO's financial policies and accounting systems and controls, reviews the scope of the independent public accountants' audit and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee consults with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and to have a free exchange of views and information.

         Meetings of the Board and the Audit Committee

         During the fiscal year ended June 30, 2001, the Board of Directors of CERBCO met ten times and the Audit Committee met once. Each of CERBCO's directors attended 75% or more of the total of (i) the number of meetings of the Board of Directors and (ii) the number of meetings held by all committees of the Board on which such director served during the fiscal year ended June 30, 2001.

         Audit Committee Report

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CERBCO specifically incorporates this Report by reference therein.

         The Audit Committee reviews CERBCO's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. CERBCO's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed privately with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from CERBCO and its management. The Audit Committee also has considered whether the independent auditors' provision of other non-audit services to CERBCO is compatible with the auditors' independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in CERBCO's Annual Report on SEC Form 10-KSB for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                             Members of the Audit Committee

                                             Webb C. Hayes, IV
                                             Paul C. Kincheloe, Jr.


Executive Compensation

           General

           CERBCO is a parent holding company which, through its wholly owned subsidiary, CERBERONICS, Inc., holds a controlling interest in Insituform East, Incorporated, an operating company engaged in the business of excavationless sewer and pipeline rehabilitation.

           CERBCO does not have a compensation committee. The Corporate Executive Committee, with the annual review and oversight of the Board, determines the base salary for all officers of CERBCO except the members of the Corporate Executive Committee. The Board, as a whole, considers compensation arrangements proposed by and for members of the Corporate Executive Committee and, pursuant to CERBCO's Bylaws, ultimately determines the compensation arrangements for members of the Corporate Executive Committee. When considering compensation arrangements for Corporate Executive Committee members, a portion of the Board's review may be conducted in camera, excluding Corporate Executive Committee members, and resolutions of the Board determining compensation arrangements for such members typically are voted upon twice, once with Corporate Executive Committee members abstaining. The members of the Corporate Executive Committee presently are Messrs. George Erikson and Robert Erikson.

         Compensation Report by the Board of Directors

         The following Compensation Report of the Board of Directors does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CERBCO specifically incorporates this Report by reference therein.

                 Philosophy. CERBCO's executive compensation philosophy (which is intended to apply to all of the executive officers of CERBCO, including members of the Corporate Executive Committee) is aimed at: (i) attracting and retaining qualified management to implement CERBCO's business plan; (ii) establishing a direct link between management compensation and the achievement of CERBCO's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board believes management compensation should be set at levels competitive with compensation arrangements provided by other companies with which CERBCO competes for executive talent and by other companies of similar size, business or location. It is also the Board's view that the compensation of management should have a component contingent upon CERBCO's level of performance. By aligning the financial interests of CERBCO's executive officers and those of its stockholders, CERBCO encourages executive officers to enhance the profitability of CERBCO and thus increase stockholders' value. Since CERBCO officers devote a predominate portion of their time to the affairs of CERBCO's subsidiaries, the Board reviews and considers the compensation decisions of such subsidiaries when determining the total compensation arrangements of its officers. The Board and the Corporate Executive Committee review the compensation arrangements of CERBCO's executive officers on a continuing basis to ensure that such arrangements are consistent with this executive compensation philosophy.

                 Components of Compensation. The compensation program for CERBCO's officers (including members of the Corporate Executive Committee), which includes compensation received from CERBCO, Insituform East and CERBERONICS, consists of: (a) base salaries; (b) compensation pursuant to plans; and (c) incentive cash bonuses. The Board and/or the Corporate Executive Committee determine the base salaries of CERBCO officers and the Board administers CERBCO's Supplemental Executive Retirement Plan covering its officers. Each CERBCO officer has additional employment responsibilities and serves as an officer with one or more of CERBCO's subsidiaries and receives most of his compensation, including base salary and compensation pursuant to plans and incentive cash bonuses, from such subsidiaries. The CERBCO Board carefully reviews the compensation decisions of the subsidiaries as they relate to each of the officers of CERBCO.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year. While CERBCO's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of this limitation on deductibility, it is not expected that compensation to executives of CERBCO will exceed that limitation in the foreseeable future.

                     (a) Base Salary. The base salary level for each executive officer (including members of the Corporate Executive Committee) is considered annually in September, and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for CERBCO's annual report, including audited financial statements for the fiscal year ending the prior June 30th. The Corporate Executive Committee is empowered to adjust the annual base salary level of executive officers (other than members of the Corporate Executive Committee) at other times during the year should it deem any such adjustments appropriate. Such adjustments are included in the annual officer compensation review and approvals conducted by the Board each September.

         The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of CERBCO's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with CERBCO's compensation philosophy, consideration is given to individual initiative, individual achievement and CERBCO's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Since the officers of CERBCO are employed by and receive most of their salaries from one or more of CERBCO's subsidiaries, the CERBCO Board reviews and considers the base salary received by each officer from such subsidiaries and determines whether the aggregate base compensation received by such officer is commensurate with the time and effort devoted to the activities of CERBCO and each subsidiary.

         Applying CERBCO's compensation philosophy during the annual review in September 2000, it was the judgment of the Corporate Executive Committee and the Board that the base salary level of each executive officer of CERBCO (including members of the Corporate Executive Committee) should not be increased effective October 1, 2000. In addition, the officers of CERBCO, including members of the Corporate Executive Committee, are also officers of Insituform East and CERBERONICS, and the Board concurred with the decisions of the Insituform East Board of Directors, and the CERBERONICS Board of Directors, to not increase the base salaries of its officers effective October 1, 2000.

                     (b) Compensation Pursuant to Plans. The officers of CERBCO are eligible to receive plan compensation through CERBCO's Supplemental Executive Retirement Plan. In addition, the officers of CERBCO, including members of the Corporate Executive Committee, as employees of Insituform East, are eligible to receive plan compensation through any plan offered to the employees of Insituform East. Participation in, and benefits acquired under such plans (other than stock option plans) are on a nondiscretionary formula basis applicable to all Insituform East employees (see -"Compensation Pursuant to Plans-Insituform East, Incorporated Plans").

         Pursuant to the Supplemental Executive Retirement Plan, the members of the Corporate Executive Committee will receive a monthly retirement benefit for life equivalent to 50% of the final aggregate monthly salary such executives received from CERBCO and its subsidiaries as defined in and limited by the executives' agreement. The other executive presently covered by the Supplemental Executive Retirement Plan will receive a monthly retirement benefit for life equivalent to 25% of the final aggregate monthly salary such executive received from CERBCO and its subsidiaries as defined in and limited by the executive's agreement (see -"Compensation Pursuant to Plans-CERBCO, Inc. Plans").

         The terms of the Supplemental Executive Retirement Plan require CERBCO to establish a trust to facilitate CERBCO's satisfaction of its obligations thereunder to pay supplemental retirement benefits to CERBCO's executive officers. CERBCO has established such a trust, which has been funded by life insurance policies.

         The Board views the Supplemental Executive Retirement Plan as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the CERBCO Supplemental Executive Retirement Plan is fully consistent with CERBCO's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

                     (c) Incentive Cash Bonuses. CERBCO currently does not employ incentive cash bonuses as part of the compensation package of its officers. However, CERBCO believes that the compensation of its officers is directly linked to the overall profitability of CERBCO's operations as a whole because each of the officers is employed by CERBCO's principal operating subsidiary, Insituform East, which does offer incentive cash bonuses. Insituform East employs an annual return-on-equity incentive cash bonus which is tied to its earnings. The Insituform East return-on-equity incentive bonus amount is calculated by multiplying Insituform East's annual return-on-equity percentage (net earnings divided by weighted average equity less current earnings) by the base compensation paid to the officer over the fiscal year. The maximum annual individual bonus available to any officer is normally limited to a cap of 30% of the officer's base compensation used in the return-on-equity formula. For the most recent fiscal year ended June 30, 2001, due to negative net earnings, no incentive cash bonuses were awarded to Insituform East officers. CERBCO's Board concurred with the incentive bonus decisions made by Insituform East for fiscal year 2001.

                 Compensation of Members of the Corporate Executive Committee. On September 8, 2000, the CERBCO Board approved a base salary of $11,934 per year, effective October 1, 2000, for each current member of the Corporate Executive Committee (Messrs. George Erikson and Robert Erikson). The decision made by the CERBCO Board was subjective, taking into account the philosophical aim of setting executive compensation and was not based on any particular performance criteria. As part of its analysis when it determined the compensation packages for Messrs. George Erikson and Robert Erikson, the Board reviewed the compensation they received from

Insituform East and CERBERONICS in order to ensure that their aggregate compensation was reasonably apportioned in relation to the time, duties and responsibilities among each of the three companies.

         At Insituform East, the base salary received by Messrs. George Erikson and Robert Erikson remained at a rate of $225,271 per year, effective October 1, 2000. Due to the negative earnings results obtained by Insituform East for fiscal year 2001, no incentive cash bonus was earned by either Mr. George Erikson or Mr. Robert Erikson. No stock options were granted to either Mr. George Erikson or Mr. Robert Erikson under the Insituform East 1999 Employee Stock Option Plan.

         At CERBERONICS, the base salary received by Messrs. George Erikson and Robert Erikson remained at a rate of $94,266 per year, effective October 1, 2000.

           As previously discussed, in approving the compensation package for the Corporate Executive Committee members, the Board considered that Messrs. George Erikson and Robert Erikson devote a predominate portion of their time and effort directly to the activities of CERBCO's subsidiaries, and that their work for CERBCO requires a smaller portion of their time and effort. The Board concurred in the compensation paid to the members of the Corporate Executive Committee by each such subsidiary and believes the components of the aggregate compensation paid to Messrs. George Erikson and Robert Erikson by CERBCO and its subsidiaries provide a compensation package that fairly reflects the time and effort devoted by such officers to CERBCO and each of its subsidiaries.

THE ABOVE COMPENSATION REPORT IS MADE OVER THE NAME OF EACH MEMBER OF THE BOARD OF DIRECTORS.

                                               Robert W. Erikson
                                               George Wm. Erikson
                                               Webb C. Hayes, IV
                                               Paul C. Kincheloe, Jr.


Summary Compensation

         CERBCO is a parent holding company with a controlling interest, through its wholly owned subsidiary, CERBERONICS, in Insituform East, Incorporated ("IEI"). CERBCO officers participate in the management of each of these subsidiaries. The following table sets forth information concerning the compensation paid to each of the named executive officers of CERBCO and its subsidiaries for the fiscal years ended June 30, 2001, 2000 and 1999:

                                                     SUMMARY COMPENSATION TABLE


                                                                      Annual Compensation
                                                      ---------------------------------------------------
          Name                                                                    Other              Total
          and                                                                    Annual             Annual
        Principal                                        Salary      Bonus    Compensation       Compensation
        Position            Year                          ($)         ($)         ($) (2)             ($)
--------------------------------------------------------------------------------------------------------------

Robert W. Erikson           2001   CERBCO                  $11,934       $0               $0          $11,934
Director & President (1)           IEI                     225,271        0                0          225,271
                                   CERBERONICS              94,266        0                0           94,266
                                                            ------        -                -           ------
                                                          $331,471       $0               $0         $331,471
                                                          ========       ==               ==         ========

                            2000   CERBCO                  $11,819       $0               $0          $11,819
                                   IEI                     223,106        0                0          223,106
                                   CERBERONICS              93,359        0                0           93,359
                                                            ------        -                -           ------
                                                          $328,284       $0               $0         $328,284
                                                          ========       ==               ==         ========

                            1999   CERBCO                  $11,475       $0               $0          $11,475
                                   IEI                     216,607        0                0          216,607
                                   CERBERONICS              90,640        0                0           90,640
                                                            ------        -                -           ------
                                                          $318,722       $0               $0         $318,722
                                                          ========       ==               ==         ========

George Wm. Erikson         2001    CERBCO                  $11,934       $0               $0          $11,934
Director, Chairman                 IEI                     225,271        0                0          225,271
 & General Counsel (1)             CERBERONICS              94,266        0                0           94,266
                                                            ------        -                -           ------
                                                          $331,471       $0               $0         $331,471
                                                          ========       ==               ==         ========

                           2000    CERBCO                  $11,819       $0               $0          $11,819
                                   IEI                     223,106        0                0          223,106
                                   CERBERONICS              93,359        0                0           93,359
                                                            ------        -                -           ------
                                                          $328,284       $0               $0         $328,284
                                                          ========       ==               ==         ========

                           1999    CERBCO                  $11,475       $0               $0          $11,475
                                   IEI                     216,607        0                0          216,607
                                   CERBERONICS              90,640        0                0           90,640
                                                            ------        -               --           ------
                                                          $318,722       $0               $0         $318,722
                                                          ========       ==               ==         ========

Robert F. Hartman          2001    CERBCO                   $8,814       $0               $0           $8,814
Vice President,                    IEI                      95,883        0                0           95,883
 Secretary &                       CERBERONICS               3,120        0                0            3,120
 Treasurer                                                   -----        -                -            -----
                                                          $107,817       $0               $0         $107,817
                                                          ========       ==               ==         ========

                           2000    CERBCO                   $8,729       $0               $0           $8,729
                                   IEI                      94,962        0                0           94,962
                                   CERBERONICS               3,089        0                0            3,089
                                                             -----        -               --            -----
                                                          $106,780       $0               $0         $106,780
                                                          ========       ==               ==         ========

                           1999    CERBCO                   $8,475       $0               $0           $8,475
                                   IEI                      92,195        0                0           92,195
                                   CERBERONICS               3,000        0                0            3,000
                                                             -----        -                -            -----
                                                          $103,670       $0               $0         $103,670
                                                          ========       ==               ==         ========


                                                     Long-Term Compensation
                                                 -----------------------------
                                                    Awards            Payouts
                                                 -----------------   ---------
          Name                                    Restricted
          and                                       Stock      Options/    LTIP       All Other
        Principal                                   Awards       SARs     Payouts   Compensation
        Position            Year                     ($)         (#)        ($)         ($) (3)
-------------------------------------------------------------------------------------------------

Robert W. Erikson           2001   CERBCO               $0       5,000        $0               $0
Director & President (1)           IEI                   0      15,000         0            1,463
                                   CERBERONICS           0           0         0                0
                                                         -           -         -                -
                                                        $0      20,000        $0           $1,463
                                                        ==      ======        ==           ======

                            2000   CERBCO               $0       5,000        $0               $0
                                   IEI                   0      15,000         0            1,140
                                   CERBERONICS           0           0         0                0
                                                         -           -         -                -
                                                        $0      20,000        $0           $1,140
                                                        ==      ======        ==           ======

                            1999   CERBCO               $0       5,000        $0               $0
                                   IEI                   0      15,000         0           13,076
                                   CERBERONICS           0           0         0                0
                                                         -           -         -                -
                                                        $0      20,000        $0          $13,076
                                                        ==      ======        ==          =======

George Wm. Erikson         2001    CERBCO               $0       5,000        $0               $0
Director, Chairman                 IEI                   0      15,000         0            1,463
 & General Counsel (1)             CERBERONICS           0           0         0                0
                                                         -           -         -                -
                                                        $0      20,000        $0           $1,463
                                                        ==      ======        ==           ======

                           2000    CERBCO               $0       5,000        $0               $0
                                   IEI                   0      15,000         0            3,540
                                   CERBERONICS           0           0         0                0
                                                         -           -         -                -
                                                        $0      20,000        $0           $3,540
                                                        ==      ======        ==           ======

                           1999    CERBCO               $0       5,000        $0               $0
                                   IEI                   0      15,000         0           15,476
                                   CERBERONICS           0           0         0                0
                                                        --           -         -                -
                                                        $0      20,000        $0          $15,476
                                                        ==      ======        ==          =======

Robert F. Hartman          2001    CERBCO               $0           0        $0               $0
Vice President,                    IEI                   0      30,000         0              783
 Secretary &                       CERBERONICS           0           0         0                0
 Treasurer                                              --           -         -                -
                                                        $0      30,000        $0             $783
                                                        ==      ======        ==             ====

                           2000    CERBCO               $0           0        $0               $0
                                   IEI                   0           0         0            1,004
                                   CERBERONICS           0           0         0                0
                                                        --           -         -                -
                                                        $0           0        $0           $1,004
                                                        ==           =        ==           ======

                           1999    CERBCO               $0           0        $0               $0
                                   IEI                   0           0         0            7,626
                                   CERBERONICS           0           0         0                0
                                                        --           -         -                -
                                                        $0           0        $0           $7,626
                                                        ==           =        ==           ======

--------------------------------------------------------------------------------
(1) Member of CERBCO's Corporate Executive Committee, presently consisting of the Chairman and the President, which exercises the duties and responsibilities of the Chief Executive Officer of CERBCO.
(2) None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.
(3)   Insituform East contributions to the Insituform East Advantage Plan.

Compensation Pursuant to Plans

           CERBCO, Inc. Plans

                     CERBCO Supplemental Executive Retirement Plan. During fiscal year 1994, CERBCO entered into Supplemental Executive Retirement Agreements with Messrs. George Erikson, Robert Erikson and Robert Hartman pursuant to a Company's Supplemental Executive Retirement Plan. For Messrs. George Erikson and Robert Erikson, these agreements provide for monthly retirement benefits of 50% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries, as defined in and limited by each executive's agreement. In the case of Mr. Robert Hartman, the agreement provides for 25% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries, as defined in and limited by the executive's agreement. Each covered executive's benefit under the Supplemental Executive Retirement Plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the Supplemental Executive Retirement Plan are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

         To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

         o the completed years (and any fractional year) of employment by CERBCO after 1992 to

         o the total number of years (and any fractional year) of employment after 1992 that the executive would have completed if he had continued in employment to age 65.

         If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $1,400,000 (in the case of Messrs. George Erikson or Robert Erikson) or $700,000 (in the case of Mr. Robert Hartman). If the executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

         The Supplemental Executive Retirement Plan is technically unfunded, except as described below. CERBCO will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the CERBCO Supplemental Executive Retirement Plan to various rules under the Employee Retirement Income Security Act of 1974, CERBCO has established an irrevocable trust called the CERBCO, Inc. Supplemental Executive Retirement Trust. This trust is subject to the claims of CERBCO's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of the executive officers covered by the Supplemental Executive Retirement Agreements to provide for CERBCO's financial obligations under the Plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on CERBCO's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the Plan. Upon termination, any assets remaining in the trust will be returned to CERBCO.

         Each executive's covered compensation under the Supplemental Executive Retirement Plan is equal to his final monthly salary, as defined in and limited by the executive's agreement. The maximum covered compensation for Messrs. George Erikson and Robert Erikson is limited to $20,834 per month ($250,000 annually), increased 2% annually beginning in 1993. The maximum covered compensation for Mr. Robert Hartman is limited to $7,500 per month ($90,000 annually), increased 2% annually beginning in 1993.

           The following table sets forth information concerning vested annual benefits as of January 1, 2002 for the executives listed in the Summary Compensation Table covered by the CERBCO Supplemental Executive Retirement Plan:

                            Years of Credited          Current Annual           Vested              Vested
Name                       Service Under Plan       Covered Compensation      Percentage        Annual Benefit
----                       ------------------       --------------------      ----------        --------------

Robert W. Erikson                   10                     $298,773            55.58%                  $82,993
George Wm. Erikson                  10                     $298,773            66.67%                  $99,591
Robert F. Hartman                   10                     $107,558            50.00%                  $13,445

      CERBCO 1997 Directors' Stock Option Plan

         CERBCO adopted, with stockholder approval at the 1997 Annual Meeting of Stockholders, the CERBCO, Inc. 1997 Board of Directors' Stock Option Plan. The purpose of the CERBCO 1997 Directors' Plan is to promote the growth and general prosperity of CERBCO by permitting CERBCO, through the granting of options to purchase shares of CERBCO's Common Stock, to attract and retain the best available persons as members of CERBCO's Board of Directors with an additional incentive for such persons to contribute to the success of CERBCO. A maximum of 125,000 shares of Common Stock may be made subject to options under the CERBCO 1997 Directors' Plan, subject to automatic proportionate adjustments for significant changes in CERBCO's capital structure, including recapitalizations, stock dividends, stock splits and the like. Options shall be granted to all directors of CERBCO pursuant to the terms of the Plan. Each option granted under the CERBCO 1997 Directors' Plan entitles the director to whom such option is granted the right to purchase shares of CERBCO's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant, provided the director has served continually for at least six months following the date of the grant.

         The CERBCO Board of Directors administers the CERBCO 1997 Directors' Plan and has exclusive authority to interpret, construe and implement the provisions of the Plan, except as may be delegated in whole or in part by the Board to a committee of the Board which may consist of three or more members of the Board. No such delegation of authority has been made. Each determination, interpretation or other action that may be taken pursuant to the CERBCO 1997 Directors' Plan by the Board is final and binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the Plan as it deems necessary to carry out the purposes thereof, except to effect an increase in the total number of shares of Common Stock available for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan will be automatically proportionately adjusted in the event of a change in CERBCO's capital structure, including a recapitalization, stock dividend, stock split or similar event.

         The terms of the CERBCO 1997 Directors' Plan contemplate that each director of CERBCO be granted an option to purchase 5,000 shares of CERBCO's Common Stock each year for five years, for a total of 25,000 shares of Common Stock per director, beginning in fiscal year 1997. On December 8, 2000, options to purchase a total of 20,000 shares of Common Stock were granted to directors of CERBCO (options to purchase 5,000 shares to each of four directors) at a per share price of $3.625. As of June 30, 2001, options to purchase 80,000 shares had been issued pursuant to this Plan. No options available under the plan were exercised by directors of CERBCO during fiscal year 2001.

      Insituform East, Incorporated Plans

                     Insituform East Employee Advantage Plan. As executive officers of Insituform East, Messrs. George Erikson, Robert Erikson and Robert Hartman participate in the Insituform East, Incorporated Employee Advantage Plan. The Advantage Plan is a noncontributory profit sharing (retirement) plan in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee of Insituform East is covered by a collective bargaining agreement. The Advantage Plan is administered by the Insituform East Board of Directors, which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security (FICA). Each participating employee is allocated a portion of

Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation above FICA limits. Amounts allocated under the Advantage Plan begin to vest after three years of service (at which time 20% of the contribution paid vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2001.

         The Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16%, subject to certain limitations. At its discretion, Insituform East's Board of Directors may authorize an employer matching contribution equal to 25% of the participant's deferred compensation, up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. No matching contribution was authorized for the fiscal year ended June 30, 2001. The following amounts forfeited by former participants who terminated employment with Insituform East during fiscal year 2001 were reallocated under the plan to Insituform East's officers:

   Names and Capacities in Which                                       Contributions for     Vested Percent
   Cash Contributions Were Made                                        Fiscal Year 2001(1)    as of 1/1/02
   ----------------------------                                        -----------------      ------------

   George Wm. Erikson, Chairman                                                $1,463             100%
   Robert W. Erikson, President                                                $1,463             100%
   Robert F. Hartman, Vice President - Administration & Secretary              $  783             100%
   Executive Officers of Insituform East as a Group,
     (6 persons, including those named above)                                  $6,727

--------------------------------------------------------------------------------
(1) Amounts totaling $29,465 were forfeited by former participants who terminated employment with Insituform East during fiscal year 2001 and were reallocated to remaining plan participants.

                     Insituform East 1999 Board of Directors' Stock Option Plan. Insituform East adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors' Stock Option Plan. The purpose of this Plan is to promote the growth and general prosperity of Insituform East by permitting Insituform East, through the granting of options to purchase shares of Insituform East's Common Stock, to attract and retain the best available persons as members of Insituform East's Board of Directors with an additional incentive for such persons to contribute to the success of Insituform East. The term of the plan is for ten years, unless terminated sooner by the Insituform East Board of Directors. The Insituform East 1999 Directors' Plan is administered and options are granted by the Insituform East Board of Directors. As directors of Insituform East, Messrs. George Erikson and Robert Erikson participate in this Plan.

         Each grant of options under the Insituform East 1999 Directors' Plan entitles the Insituform East director to whom such options are granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Options are granted under the Insituform East 1999 Directors' Plan each year for five years to each member of the Board of Directors of Insituform East serving as such on the date of grant. For each director serving for five years, a total of five options are granted covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of Insituform East) over a five year period. Under the terms of this Plan, up to 525,000 shares of Insituform East's Common Stock have been reserved for the directors of Insituform East.

         On December 8, 2000, options to purchase a total of 105,000 shares of Insituform East's Common Stock were granted to directors of Insituform East (options on 15,000 shares to each of seven directors, including Messrs. George Erikson and Robert Erikson) at a per share option price of $1.5625. No options available under this Plan were exercised by directors of Insituform East during fiscal year 2001.

                     Insituform East 1994 Board of Directors' Stock Option Plan. Insituform East adopted, with stockholder approval at the 1994 Annual Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan. The purpose of this Plan is the same as that of the Insituform East 1999 Directors'

Plan. The term of the plan is for ten years, unless terminated sooner by the Insituform East Board of Directors. Options were first granted to directors on December 9, 1994 and subsequently on the date of each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles the director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this Plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. Under the terms of this Plan, up to 225,000 shares of Insituform East's Common Stock remain reserved for the directors of Insituform East. As directors of Insituform East, Messrs. George Erikson and Robert Erikson participate in this Plan. No options available under the Plan were exercised by directors of Insituform East during fiscal year 2001.

                     Insituform East 1999 Employee Stock Option Plan. Insituform East adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Employee Stock Option Plan. The purpose of this Plan is to advance the growth and development of Insituform East by affording an opportunity to full-time employees to purchase shares of Insituform East's Common Stock and to provide incentives for them to put forth maximum efforts for the success of Insituform East's business. Any employee of Insituform East who is employed on a full-time basis is eligible for participation. Under the terms of the Plan, up to 350,000 shares of Insituform East's Common Stock have been reserved for the employees of Insituform East. The Plan is administered by the Incentive Stock Option Plan Committee of the Insituform East Board of Directors.

            On December 8, 2000, options on a total of 140,000 shares of Insituform East's Common Stock were granted to four executive officers of Insituform East (including Mr. Robert Hartman, but not including Messrs. George Erikson and Robert Erikson) at a per share price of $1.5625. These options will vest on December 8, 2002 and are exercisable any time and from time to time until December 8, 2005, unless exercisable sooner as set forth in the executives' option agreements. No options available under this Plan were exercised by executive officers of Insituform East during the fiscal year ended June 30, 2001.

         Option/SAR Grants

         The following table sets forth information concerning options or stock appreciation rights granted to each of the named executive officers during fiscal year 2001 under the CERBCO 1997 Directors' Plan, the Insituform East 1999 Directors' Plan, and the Insituform East 1999 Employee Plan:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants
                                ---------------------------------------------------------------------
                                 Option/ SARs     % of Total Options/SARs Granted      Exercise or     Expiration
             Name                 Granted (#)       to Employees in Fiscal Year      Base ($/Share)       Date
------------------------------- ---------------- ----------------------------------- ---------------- -------------
Robert W. Erikson
  CERBCO 1997
     Directors' Plan                  5,000                      25%                      $3.625        12/8/05
  IEI 1999 Directors' Plan           15,000                      14%                      $1.5625       12/8/05

George Wm. Erikson
CERBCO 1997
     Directors' Plan                  5,000                      25%                      $3.625        12/8/05
  IEI 1999 Directors' Plan           15,000                      14%                      $1.5625       12/8/05

Robert F. Hartman
  IEI 1999 Employee Plan             30,000                      21%                      $1.5625       12/8/05

         Aggregate Option/SAR Exercises and Fiscal Year-End Option SAR Value

         No option or stock appreciation right grants made under the CERBCO 1997 Directors' Plan, the Insituform East 1999 and 1994 Directors' Plans, or the Insituform East 1999 Employee Plan to any of the named executive officers were exercised during fiscal year 2001. The following table sets forth information concerning option or stock appreciation right grants held by each of the named executive officers under all plans as of June 30, 2001:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       Number of Unexercised       Value of Unexercised in the Money
                                                                       Options/SARs at FY-End(#)   Options/SARs at FY-End($)
                                Shares Acquired                        ------------------------------------------------------------
Name                            on Exercise (#)    Value Realized ($)   Exercisable   Unexercisable   Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Robert W. Erikson
  CERBCO 1997
    Directors' Plan                            0               $0        20,000               0         $    0              $0
  IEI 1994 Directors' Plan                     0               $0        45,000               0         $2,690              $0
  IEI 1999 Directors' Plan                     0               $0        30,000               0         $    0              $0

George Wm. Erikson
  CERBCO 1997
    Directors' Plan                            0               $0        20,000               0         $    0              $0
  IEI 1994 Directors' Plan                     0               $0        45,000               0         $2,690              $0
  IEI 1999 Directors' Plan                     0               $0        30,000               0         $    0              $0

Robert F. Hartman
  IEI 1999 Employee Plan                       0               $0             0          30,000         $    0              $0

         Long-Term Incentive Plan Awards

         Neither CERBCO nor its subsidiaries have any long-term incentive plans.

         Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

         During fiscal year 2001, one of CERBCO's executive officers, Mr. Robert Hartman, entered into a severance agreement with Insituform East pursuant to which, in the event of a change in control of Insituform East and the subsequent termination of Mr. Hartman's employment by Insituform East, Mr. Hartman will receive payment of one year's base salary and annual bonus, if any. The agreements also provide that, in the event Mr. Hartman voluntarily resigns, he will not, without consent of Insituform East, enter into employment or other association with any other pipeline rehabilitation business in the United States. No other arrangements between CERBCO and any named executive officer, or payment to an executive office, resulted or will result from the resignation, retirement or other termination of employment with CERBCO during fiscal year 2001, in an amount that exceeds $100,000 during fiscal year 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Public Accountants

         The firm of Deloitte & Touche LLP was engaged to audit CERBCO's consolidated financial statements for the fiscal year ended June 30, 2001. The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit CERBCO's financial statements for the fiscal year ending June 30, 2002. It is anticipated that the Audit Committee will make its recommendation to the Board of Directors and that the appointment of independent public accountants will be made by the Board of Directors prior to June 30, 2002.

Audit Fees

         The aggregate fees billed for professional services rendered for the audit of the annual consolidated financial statements of CERBCO and its majority controlled subsidiary, Insituform East, Incorporated included in CERBCO's Form 10-KSB and for reviews of the quarterly financial statements included in CERBCO's Forms 10-QSB during the fiscal year ended June 30, 2001 were $91,950.

Financial Information Systems Design and Implementation Fees

         No fees were billed to CERBCO or Insituform East for financial information systems design and implementation services by Deloitte & Touche for the fiscal year ended June 30, 2001.

All Other Fees

         The aggregate fees billed by Deloitte & Touche for services to CERBCO and Insituform East, other than as described above, for the fiscal year ended June 30, 2001, were $69,240. These fees were incurred primarily in connection with tax preparation.

Audit Committee Determination

         Because the services other than audit services rendered by Deloitte & Touche were not material in nature or amount of fees, the Audit Committee believes that the provision of these services does not impair Deloitte & Touche's independence with respect to CERBCO.

Services by Employees of Deloitte & Touche

         No part of Deloitte & Touche's engagement to audit CERBCO's financial statements for the fiscal year ended June 30, 2001 was attributable to work performed by persons other than Deloitte & Touche's full-time permanent employees.

         Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed Proxy Card(s) to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of CERBCO are contained in CERBCO's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, and its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, copies of which accompany this Proxy Statement/Prospectus.

                                     EXPERTS

         The consolidated financial statements and related consolidating schedules of CERBCO and its subsidiaries incorporated in this Proxy Statement/Prospectus by reference to CERBCO's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
                     FOR THE FISCAL YEAR 2002 ANNUAL MEETING

         A proposal submitted by a stockholder for action at CERBCO's Annual Meeting of Stockholders for the fiscal year ending June 30, 2002 must be received by CERBCO no later than [_____ __ 200_], in order to be included in CERBCO's Proxy Statement for that meeting. Any stockholder proposal that is received later than [______ ___, 200_] will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                     WHERE YOU CAN FIND FURTHER INFORMATION

         CERBCO files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, NW, Judiciary Plaza, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

         CERBCO has filed a registration statement on Form S-4 with the SEC under the Securities Act of 1933, as amended, relating to the CERBCO Common Stock and Class B Common Stock to be offered to CERBCO stockholders in the recapitalization. The registration statement contains additional information about CERBCO and its new Common Stock and new Class B Common Stock. The SEC allows us to omit certain information included in the registration statement from this Proxy Statement/Prospectus. The registration statement may be inspected and copied at the SEC's public reference facilities described above.

         The SEC also permits us to "incorporate by reference" into this Proxy Statement/Prospectus important business and financial information about CERBCO that is not included in or delivered with this Proxy Statement/Prospectus. The following documents filed with the SEC by CERBCO (SEC File No. 000-16749) are incorporated by reference into this Proxy Statement/Prospectus:

             (1) CERBCO's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001;

             (2) CERBCO's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001;

             (3) CERBCO's Current Report on Form 8-K dated June 27, 2001 and filed with the SEC on July 12, 2001; and

             (4) CERBCO's Current Report on Form 8-K dated January 16, 2002 and filed with the SEC on January 17, 2002.

         We also incorporate by reference additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this Proxy Statement/Prospectus and the Annual Meeting. These documents include periodic reports, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, as well as proxy statements.

         You are receiving with this Proxy Statement/Prospectus copies of our most recent Annual Report on Form 10-KSB and our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, and we may already have sent you some of the other documents incorporated by reference. However, you may obtain copies of any of the documents incorporated by reference through CERBCO or the SEC, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in the document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from CERBCO at the following address:

                     CERBCO, Inc.
                     3421 Pennsy Drive
                     Landover, Maryland 20785
                     Attn:  Corporate Secretary
                     (301) 773-1784

         If you would like to request documents from us, please do so by [____________, 2002] to receive them before the Annual Meeting.

         You should rely only on the information contained or incorporated by reference in this Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus, including the documents incorporated herein by reference.

         This Proxy Statement/Prospectus is dated [February __, 2002]. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any other date. Neither the mailing of this Proxy Statement/Prospectus to stockholders nor the issuance of CERBCO new Common Stock or new Class B Common Stock in the recapitalization creates any implication to the contrary. There may be changes in the affairs of CERBCO after the date of this Proxy Statement/Prospectus, which are not reflected in this document. We have not authorized anyone to give any information or make any representation about the recapitalization or other matters addressed in this Proxy Statement/Prospectus that differs from, or adds to, the information in this document or in CERBCO's documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.


                                  By Order of the Board of Directors,



                                  Robert F. Hartman
                                  Secretary
Landover, Maryland
[_______ __], 2002

                                                                      Appendix A

                  Recapitalization Agreement and Plan of Merger

                                                                 EXECUTION COPY





                 RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

                         Dated as of February 12, 2002

                                    between

                                 CERBCO, INC.

                                      and

                    CERBCO RECAPITALIZATION SUBSIDIARY, INC

                                                                 EXECUTION COPY


                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
   ARTICLE I.      THE MERGER..........................................   2
      Section 1.1  The Merger..........................................   2
      Section 1.2  Effect on Capital Stock.............................   2
      Section 1.3  Share Election......................................   3
      Section 1.4  Exchange of Certificates............................   4
      Section 1.5  Stock Options; Other Equity Benefit Plans and Awards   6
      Section 1.6  Dissenting Shares...................................   6
      Section 1.7  Closing.............................................   6

   ARTICLE II      THE SURVIVING CORPORATION...........................   7
      Section 2.1  Amended Certificate of Incorporation................   7
      Section 2.2  Bylaws..............................................   7
      Section 2.3  Directors and Officers..............................   7

   ARTICLE III     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE
                   MERGER SUB TO CONSUMMATE THE MERGER.................   7

   ARTICLE IV      TERMINATION.........................................   8
      Section 4.1  Termination.........................................   8
      Section 4.2  Effect of Termination...............................   8

   ARTICLE V       MISCELLANEOUS.......................................   9
      Section 5.1  Notices.............................................   9
      Section 5.2  Successors and Assigns..............................   9
      Section 5.3  Governing Law.......................................   9
      Section 5.4  Amendment and Waiver................................   9
      Section 5.5  Counterparts; Effectiveness.........................   9

                                                                 EXECUTION COPY


   RECAPITALIZATION AGREEMENT AND PLAN OF MERGER, dated as of February 12, 2002 (this "Agreement"), between CERBCO, Inc., a Delaware corporation (the "Company"), and CERBCO RECAPITALIZATION SUBSIDIARY, Inc., a Delaware corporation that is a wholly owned subsidiary of the Company (the
"Recapitalization Sub").

   WHEREAS, as of February 12, 2002, the total number of shares of all classes of stock that the Company had authority to issue is Four Million Two Hundred Thousand (4,200,000), consisting of Three Million Five Hundred Thousand (3,500,000) shares of Common Stock of the par value of Ten Cents ($0.10) per share (the "Common Stock"), of which One Million One Hundred Eighty-Nine Thousand Five Hundred Thirty-Eight (1,189,538) shares were outstanding, and Seven Hundred Thousand (700,000) shares of Class B Common Stock of the par value of Ten Cents ($0.10) per share (the "Class B Common Stock"), of which Two Hundred Ninety Three Thousand Four Hundred Eighteen (293,418) shares were outstanding; and the total number of shares of all classes of stock that the Recapitalization Sub has authority to issue is One Hundred (100) shares of common stock of the par value of One Cent ($0.01) per share (the "Recapitalization Sub Common Stock"), of which One Hundred (100) shares were issued and outstanding;

   WHEREAS, the Company desires that the Recapitalization Sub merge with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (the Company, in its capacity as the continuing corporation subsequent to the Merger, being sometimes referred to herein as the "Surviving Corporation");

   WHEREAS, the Company believes that it is advisable to effect the Merger in order, among other things, to enhance the value of the Company, to attempt to facilitate trading in its Common Stock by encouraging an accurate reflection, by the market, of the underlying value of its business and assets, and to better align the interests of members of management with those of the Company's other stockholders;

   WHEREAS, pursuant to this Agreement and as a result of the Merger, each share of Common Stock or Class B Common Stock issued and outstanding immediately prior to the Effective Time (as such term is defined in Section 1.1(b) hereof) of the Merger, other than any Dissenting Shares (as such term is defined in Section 1.6(a) hereof), will, upon the terms and subject to the conditions and limitations set forth herein, at the election of the holder thereof, be converted into the right to receive either (i) one (1) share of a new class of Common Stock, par value Five Cents ($0.05) per share, of the Surviving Corporation ("New Common Stock") or one (1) share of a new class of Class B Common Stock, par value Five Cents ($0.05) per share, of the Surviving Corporation ("New Class B Common Stock"), as the case may be, and Three Dollars and Thirty-Three Cents ($3.33) in cash or (ii) two and one-half (2.5) shares of New Common Stock or New Class B Common Stock, as the case may be;

   WHEREAS, the Boards of Directors of the Company and the Recapitalization Sub by resolutions duly adopted by each have approved the terms of this Agreement and of the Merger, have declared the advisability of this Agreement and of the Merger and have determined them to be fair to and in the best interests of the Company and the Recapitalization Sub, and have directed the submission of this Agreement to their respective stockholders for approval; and

   WHEREAS, as set forth above, the Merger is intended to accomplish an exchange of stock for either new stock or new stock and cash that will be treated as a reorganization of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                                                 EXECUTION COPY


                                   ARTICLE I
                                  THE MERGER
   Section 1.1 The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Recapitalization Sub shall be merged with and into the Company in accordance with the DGCL, the separate corporate existence of the Recapitalization Sub shall cease, and the Company shall be the surviving corporation of the Merger.

       (a) Following satisfaction or waiver of all conditions to the Merger, the Company and the Recapitalization Sub shall file a copy of this Agreement or a certificate of merger with the Secretary of State of the State of Delaware and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as this Agreement or the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

       (b) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties, of the Company and the Recapitalization Sub, all as provided under the DGCL.

   Section 1.2  Effect on Capital Stock.  At the Effective Time:

       (a) Each share of Recapitalization Sub Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

       (b) Except as otherwise provided in this Agreement, each share of Common Stock and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.6(a) hereof)) shall, by virtue of the Merger, be converted into and become exchangeable for the right to receive the following (the "Exchange Consideration"):

          (i) for each share of Common Stock and each share of Class B Common Stock with respect to which an election to receive solely shares of stock has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (an "All Stock Election"), two and one-half (2.5) shares of New Common Stock (in the case of holders of Common Stock) or two and one-half (2.5) shares of New Class B Common Stock (in the case of holders of Class B Common Stock), as the case may be; or

          (ii) for each share of Common Stock and each share of Class B Common Stock with respect to which an election to receive a combination of cash and stock has been effectively made and not revoked or lost, pursuant to Section
1.3 hereof (a "Hybrid Election"), one (1) share of New Common Stock (in the case of holders of Common Stock) or one (1) share of New Class B Common Stock (in the case of holders of Class B Common Stock), plus an amount in cash equal to Three Dollars and Thirty-Three Cents ($3.33).

       (c) No fractional shares will be issued to any stockholder who would in the aggregate hold less than one (1) share of New Common Stock or New Class B Common Stock as a result of the Merger (without regard to any whole number of shares of New Common Stock or New Class B Common Stock that such holder may receive or be entitled to receive in the Merger). Notwithstanding anything in this Agreement to the contrary, each stockholder who would otherwise have been entitled to receive less than one (1) share of New Common Stock or New Class B Common Stock shall be entitled to receive, in lieu thereof, a cash payment (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by Two Dollars and Twenty-One Cents ($2.21).

                                                                 EXECUTION COPY


       (d) All shares of Common Stock and Class B Common Stock to be converted into the right to receive Exchange Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and shall cease to exist; and each holder of a certificate representing, prior to the Effective Time, any such shares of Common Stock or Class B Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive (i) the Exchange Consideration and (ii) any dividends or other distributions in accordance with Section 1.4(c) hereof.

       (e) Each and any share of Common Stock and each and any share of Class B Common Stock with respect to which a valid election has not been made (each, a "Non-Electing Share" and, collectively, the "Non-Electing Shares"), shall be treated for all purposes as a share subject to the Hybrid Election.

   Section 1.3  Share Election.

       (a) Each Person (as defined below) who, on or prior to the Election Date referred to in Section 1.3(c) below, is a record holder of shares of Common Stock or Class B Common Stock, shall have the right to submit a Form of Election (as defined in Section 1.3(c) below) specifying the number of shares of Common Stock or Class B Common Stock with respect to which such Person desires to make an All Stock Election or a Hybrid Election; provided, that, in no event shall a Person be entitled to make an election with respect to more shares of Common Stock and Class B Common Stock than such Person holds of record. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

       (b) Prior to the mailing of the proxy statement soliciting proxies in favor of the adoption of this Agreement (the "Proxy Statement"), American Stock Transfer & Trust Co. or another bank, trust company, Person or Persons shall be designated by the Company to act as exchange agent (the "Exchange Agent) for payment of the Exchange Consideration.

       (c) The Company shall mail a form of election (the "Form of Election") with the Proxy Statement to the record holders of shares of Common Stock and Class B Common Stock as of the record date for the meeting of its stockholders for the purpose of considering the adoption of this Agreement (the "Stockholders' Meeting"), which Form of Election shall be used by each record holder of shares of Common Stock or Class B Common Stock who wishes to make an All Stock Election or a Hybrid Election. The Form of Election shall be in form and substance satisfactory to the Company in its sole discretion. The Company shall use its reasonable efforts to make the Form of Election and the Proxy Statement available to all Persons who become record holders of shares of Common Stock or Class B Common Stock during the period between such record date and the Election Date. Any such Person's election shall be deemed to have been properly made only if the Exchange Agent shall have received, at its designated office, at or prior to the time of commencement of the Stockholders' Meeting (such time and date, the "Election Date"), a Form of Election properly completed and signed and accompanied (i) by certificate(s) for the share(s) of Common Stock or Class B Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company or (ii) by an appropriate guarantee of delivery of such certificate(s) as set forth in the Form of Election from a firm which is a member of a registered national securities exchange or of the New York Stock Exchange ("NYSE") or a commercial bank or trust company having an office or correspondent in the United States, provided such certificate(s) are in fact delivered to the Exchange Agent by 5:00 p.m., Eastern Daylight Savings Time, on the second (2nd) trading day after the date of the Stockholders' Meeting.

       (d) A holder of Common Stock or Class B Common Stock may revoke any Form of Election by submitting a revocation to the Exchange Agent, but only by written notice received by the Exchange Agent at or prior to the Election Date. In addition, all Forms of Election shall automatically be revoked if the Company

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                                                                 EXECUTION COPY

notifies the Exchange Agent in writing that the Merger has been abandoned. If a Form of Election is revoked, the certificate(s) (or guarantee(s) of delivery, as appropriate) for the share(s) of Common Stock or Class B Common Stock, if any, to which such Form of Election relates shall promptly be returned to the holder submitting the same to the Exchange Agent. The Company shall have the right, but shall be under no obligation, to adopt appropriate procedures allowing holders to change their elections.

       (e) The determination of the Exchange Agent as to whether or not any election has been properly made or revoked pursuant to this Section 1.3 and as to when any election or revocation was received by it shall be binding for all purposes and on all stockholders of the Company. If the Exchange Agent determines that any election was not properly made with respect to such shares of Common Stock or Class B Common Stock, then such shares of Common Stock or Class B Common Stock shall be treated by the Exchange Agent at the Effective Time as Non-Electing Shares, and such shares shall be converted in the Merger in accordance with Section 1.2(e) hereof. The Company may, and the Exchange Agent may with the agreement of the Company, make such rules as are not inconsistent with this Agreement for the implementation of the elections provided for herein as shall be necessary or desirable to effect such elections fully and to interpret the provisions of this Agreement and to waive any time periods provided for herein or pursuant hereto or any defects in connection with any elections or documentation relating thereto. Any such rules and interpretation shall be binding on all stockholders of the Company.

       (f) The Company, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock or Class B Common Stock such amounts as the Company, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Company, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock or Class B Common Stock, as the case may be, in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or the Exchange Agent.

   Section 1.4  Exchange of Certificates.

       (a) As of the Effective Time, the Company shall deposit, or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of Common Stock and Class B Common Stock, cash and a certificate or certificates representing the stock portion of the Exchange Consideration (the "Exchange Fund") such that the Exchange Agent may pay to holders making a Hybrid Election or entitled to receive cash in lieu of fractional shares pursuant to Section 1.2(c) hereof the amount of cash due to each such holder pursuant hereto and may issue certificates representing the shares of New Common Stock and New Class B Common Stock to holders of Common Stock and Class B Common Stock entitled to shares of New Common Stock or New Class B Common Stock in the Merger.

       (b) As of or promptly following the Effective Time, the Company shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock or Class B Common Stock (each, a "Certificate" and, collectively, the "Certificates"), (i) a letter of transmittal or similar transmittal form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as the Company may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing that number of shares of New Common Stock or New Class B Common Stock into which the number of shares of Common Stock or Class B Common Stock shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which a portion of the Common Stock or Class B Common Stock previously represented by such Certificates shall have been converted

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                                                                 EXECUTION COPY

pursuant to this Agreement (which instructions shall provide that, at the election of the surrendering holder, Certificates may be surrendered, and the Exchange Consideration in exchange therefor collected, by hand delivery); provided, that, the Company shall not be required to cause the Exchange Agent to mail to holders of Common Stock or Class B Common Stock who have effectively made and not revoked or lost elections pursuant to Section 1.3 hereof a letter of transmittal or similar transmittal form, it being understood that the Form of Election previously submitted by any such holder shall constitute a letter of transmittal or similar transmittal form for purposes of this Section 1.4(b). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal or similar transmittal form (including an unrevoked Form of Election) duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall, subject to consummation of the Merger, be entitled to receive in exchange therefor the Exchange Consideration for each share of Common Stock or Class B Common Stock formerly represented by such Certificate, and the Certificate so surrendered forthwith shall be cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange therefor in accordance with normal exchange practices. No interest on the Exchange Consideration (or the cash pursuant to subsection (c) below) payable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates.

       (c) No dividends or other distributions with respect to shares of New Common Stock or New Class B Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of New Common Stock or New Class B Common Stock, the right to receive which is represented thereby by reason of the conversion of shares of Common Stock and Class B Common Stock pursuant to Sections 1.2(b) and
1.3 hereof, until such Certificate is surrendered in accordance with this
Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the record holder of the shares of New Common Stock or New Class B Common Stock represented by such Certificate (i) at the time of such surrender, the proportionate amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to shares of New Common Stock or New Class B Common Stock issued upon conversion of the Common Stock and Class B Common Stock and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of New Common Stock and New Class B Common Stock.

       (d) Any portion of the Exchange Consideration deposited with the Exchange Agent pursuant to Section 1.4(a) hereof which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall be delivered to the Company, upon demand, and any holders of shares of Common Stock or Class B Common Stock prior to the Effective Time who have not theretofore complied with this Article I shall thereafter look for payment, as general creditors thereof, only to the Company for their claims for (1) cash, if any, (2) shares of New Common Stock, if any, (3) shares of New Class B Common Stock, if any, and (4) dividends or other distributions, if any, with respect to shares of New Common Stock or New Class B Common Stock to which such holders may be entitled.

       (e) None of the Company, the Recapitalization Sub or the Exchange Agent shall be liable to any Person in respect of any shares of New Common Stock, New Class B Common Stock or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (f) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

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                                                                 EXECUTION COPY


   Section 1.5 Stock Options; Other Equity Benefit Plans and Awards. At the Effective Time, each then-outstanding Option (as defined below) shall be converted into an option to purchase that number of shares of New Common Stock determined by multiplying (i) the number of shares of Common Stock subject to such Option at the Effective Time by (ii) two and one-half (2.5), at an exercise price per share of New Common Stock equal to (x) the exercise price per share of such Option immediately prior to the Effective Time divided by (y) two and one-half (2.5), except as otherwise determined by the Company in light of considerations relating to non-U.S. tax laws and except that, in the case of an Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if the Company determines that such adjustment is necessary, to comply with Section 424(a) of the Code.

   "Option" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company to purchase shares of Common Stock pursuant to the Company's 1997 Board of Directors' Stock Option Plan or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any other contract or agreement entered into by the Company.

   Section 1.6  Dissenting Shares.

       (a) Notwithstanding anything in this Agreement to the contrary, each share of Common Stock or Class B Common Stock issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Stockholder") who is entitled to seek an appraisal of such shares under Delaware law and who complies with all the requirements of Delaware law to exercise and perfect appraisal rights ("Dissenting Shares") shall not be converted into the right to receive the Exchange Consideration but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his, her or its demand for appraisal or fails to perfect or otherwise loses his, her or its right of appraisal, in any case pursuant to the DGCL, the shares of Common Stock and Class B Common Stock held of record by such Dissenting Stockholder shall be deemed to be converted, as of the Effective Time, into the right to receive the Exchange Consideration payable in respect of shares subject to a valid Hybrid Election (without any interest thereon).

       (b) "Potential Dissenting Shares" shall mean all shares of Common Stock and Class B Common Stock, the holders of which shall have taken, at or prior to the Effective Time, all steps required to be taken at or prior to such time to exercise and perfect appraisal rights and shall not have, at or prior to such time, withdrawn, waived or otherwise lost their right to appraisal.

       (c) Nothing contained in this Agreement, including Section 1.6(a) hereof, shall limit the right of the Company to take the position, at any time, including in any litigation or appraisal or other proceeding, and in any manner (including, in its sole discretion by filing a declaratory judgment action), that stockholders, or that particular groups of stockholders, are not entitled to appraisal rights under Section 262 of the DGCL.

   Section 1.7 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III hereof, the closing of the Merger (the "Closing") shall take place at such place as the Company shall determine, at such time as is, in the judgment of the Company, as soon as reasonably practicable following the Stockholders' Meeting, unless another time or place is established by the Company (the actual time and date of the Closing being referred to herein as the "Closing Date").

                                                                 EXECUTION COPY


                                  ARTICLE II
                           THE SURVIVING CORPORATION

   Section 2.1 Amended Certificate of Incorporation. The Certificate of Incorporation of the Company shall, upon the Effective Time and as a result of the Merger, be amended as follows and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation:

       (a) Paragraph (a) of Article Fourth shall be deleted in its entirety and in lieu thereof shall read in its entirety as follows:

       The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Million Two Hundred Fifty Thousand (5,250,000) shares, consisting of Four Million Five Hundred Thousand (4,500,000) shares of Common Stock, par value Five Cents ($0.05) per share (the "Common" shares), and Seven Hundred Fifty Thousand (750,000) shares of Class B Common Stock, par value Five Cents ($0.05) per share (the "Class B" shares).

       (b) Subparagraph (4) of subsection B of paragraph (c) of Article Fourth shall be deleted in its entirety and in lieu thereof shall read in its entirety as follows:

       The holders of Common shares and Class B shares shall, in all matters not specified in paragraph (1), (2) or (3) of this paragraph B, vote together as a single class; provided, however, that the holders of Common shares shall be entitled to one (1) vote for each share and the holders of Class B shares shall be entitled to five (5) votes for each share.

   Section 2.2 Bylaws. At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

   Section 2.3 Directors and Officers. From and after the Effective Time, the directors and officers of the Company at the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law, or until their earlier resignation, removal or death.

                                  ARTICLE III
 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE MERGER SUB TO CONSUMMATE
                                  THE MERGER

   The respective obligations of the Company and the Recapitalization Sub to consummate the Merger are subject to the satisfaction of, or to the extent permitted by applicable law, the waiver by the Company on or prior to the Effective Time, of each of the following conditions:

       (a) a proposal to adopt this Agreement has been approved by the holders of (i) a majority of the shares of Common Stock entitled to vote thereon, voting as a separate class; (ii) a majority of the shares of Class B Common Stock entitled to vote thereon, voting as separate a separate class; and (iii) the shares of Common Stock and Class B Common Stock representing, in the aggregate, a majority of the votes entitled to be cast thereon, voting together as a single class;

       (b) no acts of God or other natural disaster, war, insurrection, sabotage or terrorism shall have occurred; trading in securities generally shall not have been suspended on the New York Stock Exchange or the Nasdaq Stock Market, and no material limitation on such trading shall have been imposed on either such exchange or market; no banking moratorium shall have been declared by State of Maryland, State of Delaware or United States authorities; any or all of which would, in the sole judgment of the Board of Directors, make consummation of the Merger impracticable, impossible or inadvisable;

                                                                 EXECUTION COPY


       (c) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay or alter the terms hereof or of the Merger shall have been instituted by any or before any court, arbitrator or governmental body, agency or official and be pending which would cause the Board of Directors of the Company to determine that the consummation of the Merger is no longer advisable;

       (d) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

       (e) the registration statement on Form S-4 to be filed with the United States Securities and Exchange Commission (the "SEC") in connection with the issuance of shares in the Merger (the "Form S-4") shall have been declared effective by the SEC under the Securities Act of 1933, as amended. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

       (f) the Company shall have received evidence, in form and substance satisfactory to it, that all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement have been obtained and are in full force and effect, other than those which, if not obtained, would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement; and

       (g) The number of Potential Dissenting Shares held by stockholders of the Company entitled to approve the Merger and exercising rights of Dissenting Stockholders pursuant to Section 262 of the DGCL shall not exceed Fifteen Percent (15%) of the number of shares of Common Stock or Fifteen Percent (15%) of the shares of Class B Common Stock entitled to vote on the matters contemplated by clause (a) of this Article III.

                                  ARTICLE IV
                                  TERMINATION

   Section 4.1 Termination. To the fullest extent permitted by Delaware law, this Agreement may be terminated, and the Merger and other actions herein provided for or contemplated hereby may be abandoned, by the Board of Directors of the Company in its sole discretion (including by reason of the number of Potential Dissenting Shares referred to in Article III(g)) at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company or the Recapitalization Sub.

   Section 4.2 Effect of Termination. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no effect, with no liability on the part of any party hereto.

                                                                 EXECUTION COPY


                                   ARTICLE V
                                 MISCELLANEOUS

   Section 5.1 Notices. All notices and other communications required or contemplated hereby or in connection herewith shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of facsimile or electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

   To the Company or the Recapitalization Sub:

          CERBCO, Inc.
          3421 Pennsy Drive
          Landover, Maryland 20785
          Attn: Robert F. Hartman, Corporate Secretary
          Facsimile: (301) 386-2444

   with a copy to:

          Venable, Baetjer, Howard & Civiletti, LLP
          1201 New York Avenue, N.W.
          Washington, DC 20005
          Attn: Anita J. Finkelstein, Esq.
          Facsimile: (202) 962-8300

   and

          The Bayard Firm
          222 Delaware Avenue, Suite 900
          P.O. Box 25130
          Wilmington, Delaware 19899
          Attn: Vernon R. Proctor, Esq.
          Facsimile: (302) 658-6395

   Section 5.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

   Section 5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

   Section 5.4 Amendment and Waiver. To the fullest extent permitted by Delaware law, this Agreement may be amended by mutual consent of the Boards of Directors of the Company and the Recapitalization Sub, and any provision hereof may be waived, at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company and the Recapitalization Sub.

   Section 5.5 Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                            Signature Page Follows.

                                                                 EXECUTION COPY


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          CERBCO, INC.

                                          By:  /s/ George Wm. Erikson
                                         --------------------------------------
                                          Name: George Wm. Erikson

                                          Title:  Chairman

                                          CERBCO RECAPITALIZATION SUBSIDIARY,
                                            INC.

                                          By:  /s/ Robert W. Erikson
                                         --------------------------------------
                                          Name: Robert W. Erikson

                                          Title:  President

                                                                      Appendix B

                     Opinion of Janney Montgomery Scott LLC

                                                                     Appendix B

February 12, 2002

Board of Directors
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Attention:      The Corporate Executive Committee (the "CEC")
            George Wm. Erikson, Chairman
            Robert W. Erikson, President

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, of the terms of the proposed recapitalization of CERBCO, Inc. (the "Recapitalization") to the holders of Common Stock ("Common Stock") and Class B Common Stock ("Class B Common Stock") of CERBCO Inc. (the "Company"). Pursuant to the Recapitalization Agreement and Plan of Merger (the "Agreement") between the Company and CERBCO Recapitalization Subsidiary, Inc. ("CRSI"), CRSI will be merged with and into the Company. Pursuant to the Agreement, holders of Common Stock may elect to receive for each share of Common Stock either (i) one share of CERBCO new Common Stock, par value $0.05 per share (the "CERBCO new Common Stock") plus $3.33 (the "Distribution Amount"), or (ii) one share of CERBCO new Common Stock plus an additional 1.5 shares of CERBCO new Common Stock. Holders of Class B Common Stock may elect to receive for each share of Class B Common Stock either (i) one share of CERBCO new Class B Common Stock, par value $0.05 per share ("CERBCO new Class B Common Stock") plus the Distribution Amount, or
(ii) one share of CERBCO new Class B Common Stock plus an additional 1.5 shares of CERBCO new Class B Common Stock. If a holder of Common Stock or Class B Common Stock fails to make an election, such holder will receive, for each share held, one share of CERBCO new Common Stock or CERBCO new Class B Common Stock, as applicable, plus the Distribution Amount.

As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distribution of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

                                                                   CERBCO, Inc.
                                                                         Page 2

In connection with our opinion, we have reviewed (i) a proof dated February 8, 2002 of the Proxy Statement/Prospectus of the Company with respect to the Recapitalization (the "Proxy Statement") including therein a draft of the Agreement; (ii) certain publicly available information concerning the business, historical trading volume and market prices of the Company's Common Stock;
(iii) the terms of the Common Stock, the Class B Common Stock, the CERBCO new Common Stock and the CERBCO new Class B Common Stock included in the Restated Certificate of Incorporation of the Company and in the Agreement; (iv) and the audited financial statements of the Company for the fiscal year ended June 30, 2001 and the unaudited financial statements of the Company for the quarter ended December 31, 2001.

In addition to reviewing the proposed terms of the Recapitalization and the matters discussed above, we also analyzed the effect of the Recapitalization on the voting interests of the holders of Common Stock and Class B Common Stock and on the net tangible book value of the Common Stock under the two opposite assumption extremes that (i) directors and officers of the Company will be the only shareholders electing to receive only shares, and (ii) that all shareholders will elect to receive only shares. We held discussions with members of the management of CERBCO concerning the Recapitalization, the past and current business operations of CERBCO and its relationship with Insituform East Inc. ("INEI") and Insituform Technologies Inc. ("ITI"), the financial position of CERBCO and INEI, the effects of the Recapitalization on the financial position and future prospects and operations of CERBCO, CERBCO's ability, if necessary, to invest additional funds in INEI, and certain other matters that JMS believed necessary or appropriate to its opinion. In addition, we prepared and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of our opinion.

In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. We have assumed that the Company has not experienced a material decline in value of the marketable securities recorded on the unaudited balance sheet as at December 31, 2001. We have assumed that the Recapitalization will have the tax consequences described in the Proxy Statement and that the transactions contemplated by the Agreement will be consummated as described in the Agreement and the Proxy Statement.

                                                                   CERBCO, Inc.
                                                                         Page 3

We are expressing no opinion herein as to the price at which CERBCO's new Common Stock or new Class B Common Stock will trade at any time following the Recapitalization. Our opinion does not address the merits of the underlying decision by the Company to engage in the Recapitalization.

Our opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may effect this opinion and other than for "bring down" proxy updates, we do not have any obligation to update, revise, or reaffirm this opinion.

We will receive a fee from the Company for the delivery of this opinion and this fee is not contingent upon the conclusion reported. JMS and its affiliates are currently providing or have provided, other investment banking services to the Company, unrelated to the Recapitalization, for which we expect to receive or have received customary compensation. JMS does not make a market in the Company's securities and as of the date hereof, JMS and its customers held 4,178 common shares.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the terms of the Recapitalization are fair, from a financial point of view, to CERBCO's shareholders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the terms of the Recapitalization. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Recapitalization or what form of consideration such stockholder should elect in the Recapitalization. This opinion may not be disclosed, summarized, described, referred to, or otherwise communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval in each instance. This opinion may be reproduced in full in any proxy or information statement relating to the Recapitalization mailed to stockholders of the Company.

Sincerely yours,

JANNEY MONTGOMERY SCOTT LLC

/s/ William J. Barrett
William J. Barrett
Senior Vice President

                                                                      Appendix C

               Section 262 of the Delaware General Corporation Law

                             DELAWARE CODE ANNOTATED

                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                             s.262. Appraisal Rights

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)   Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then, either a constituent corporation, either before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      Appendix D

                             Audit Committee Charter

                                 CERBCO, INC.

                            Audit Committee Charter

 .  The Audit Committee and Independence

   1. One committee of the CERBCO Board of Directors will be known as the Audit Committee.

   2. Only independent directors will serve on the Audit Committee.

   3. An independent director is free of any relationship that could influence his or her judgment as a committee member.

   4. When there is some doubt about independence, the director should recuse himself or herself from any decisions that might be influenced by that relationship.

   5. A director will not be considered independent if, among other things, he or she has:

          a. been employed by the Corporation or any of its affiliates in the current or past three years;

          b. accepted any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

          c. an immediate family member who is, or has been in the past three years, employed by the Corporation or any of its affiliates as an executive officer;

          d. been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

          e. been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

 .  General Responsibilities

   1. The Audit Committee provides open avenues of communication among management, the independent auditors and the Board of Directors.

   2. The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

   3. The Audit Committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The Committee is authorized to retain independent counsel, independent auditors or others it needs to assist in an investigation.

   4. The Audit Committee will meet at least two times each year, or more frequently if circumstances make that preferable. The committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. A committee member should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to request and receive all pertinent information from management.

   5. The Audit Committee will do whatever else the law, the Corporation's charter or bylaws or the Board of Directors require.

 .  Responsibilities For Engaging Independent Auditors

   1. The Audit Committee will select the independent auditors for annual company audits. The Committee's selection is subject to approval by the full Board of Directors. The Committee also will review and set any fees paid to the independent auditors and review and approve dismissal of the independent auditors.

   2. The Audit Committee will confirm and assure the independence of the independent auditors, including a review of management consulting services provided by the independent auditors and the fees paid for them.

   3. The Audit Committee will consider, in consultation with the independent auditors, the audit scope and procedural plans made by the independent auditors.

   4. The Audit Committee will listen to management and the primary independent auditors if either thinks there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

 .  Responsibilities For Reviewing The Annual Audit And Quarterly And Annual
                    Financial Statements

   1. The Audit Committee will ascertain that the independent auditors view the Board of Directors as its client, that they will be available to the full Board of Directors at least annually and that they provide the Committee with a timely analysis of significant reporting issues.

   2. The Audit Committee will ask management and the independent auditors about significant risks and exposures and will assess management's steps to minimize them.

   3. Shortly after the annual company audit is completed, the Audit Committee will review the following with management and the independent auditors:

          a. The Corporation's annual financial statements and related footnotes.

          b. The independent auditors' audit of and report on the financial statements.

          c. The independent auditors' qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          d. The adequacy of the Corporation's internal controls, including computerized information system controls and security.

          e. Any significant findings and recommendations made by the independent auditors, together with management's responses to them.

          f. Any serious difficulties or disputes with management encountered during the course of the audit.

          g. Anything else about the audit procedures or findings that Generally Accepted Auditing Standards requires the independent auditors to discuss with the Committee.

   4. The Audit Committee will review annual filings with the SEC and other published documents containing the Corporation's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

   5. The Audit Committee will review the interim financial reports with management and the independent auditors before those interim reports are released to the public or filed with the SEC or other regulators.

 .  Periodic Responsibilities

   1. The Audit Committee will review the Committee's charter annually and update if necessary.

   2. The Audit Committee will review legal and regulatory matters that may have a material effect on the Corporation's financial statements, compliance policies and programs and reports from regulators.

   3. The Audit Committee will meet with the independent auditors and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   Indemnification of Officers and Directors

         Delaware corporate law provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his or her being such a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of such a corporate agent against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification, however, is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Expenses incurred by a corporate agent in defending any such proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as the corporation deems appropriate. The power to indemnify and advance the expenses under Delaware corporate law does not exclude other rights to which such a corporate agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         In accordance with Delaware corporate law, CERBCO's Bylaws provide for the indemnification of CERBCO's officers and directors for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as officers and directors of CERBCO, provided that such indemnification is authorized in the specific case upon a determination that indemnification of the present or former officer or director is proper in the circumstances because he or she has met the applicable standard of conduct. Such a determination shall be made, with respect to a person who is a director or officer at the time of such determination:

              o by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum;

              o by a committee of directors who are not parties to such proceeding designated by majority vote of such directors, even though less than a quorum;

              o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

              o   by the stockholders.

         To the extent, however, that a director or officer of CERBCO has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. In addition, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by CERBCO in advance of the final disposition of such action, suit or proceeding, if authorized by CERBCO, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by CERBCO.

         CERBCO's Certificate of Incorporation also contains provisions which limit the personal liability of directors to CERBCO or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability: of any director for any breach of the director's duty of loyalty to CERBCO or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock repurchases under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of CERBCO or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his or her role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the Federal securities laws.

         Under Delaware corporate law, a Delaware corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any liabilities asserted against and incurred by him or her in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liabilities under Delaware corporate law. CERBCO currently maintains directors' and officers' insurance and intends to maintain such insurance if available at a reasonable cost.

         Reference is made to Sections 102(b)(7) and 145 of the Delaware General Corporation Law, in connection with the above summary of indemnification, insurance and limitation of liability.

         The purpose of these provisions is to assist CERBCO in attracting and retaining qualified individuals as officers, directors or other corporate agents by limiting their exposure to personal liability for serving as such.

ITEM 21.   Exhibits and Financial Statement Schedules.

     (a)   Exhibits

           Exhibit 2.1+ Recapitalization Agreement and Plan of Merger, dated as of February 12, 2002, between CERBCO, Inc. and CERBCO Recapitalization Subsidiary, Inc. (attached as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

           Exhibit 3.1+ Amendment to Certificate of Incorporation of CERBCO, Inc., which is set forth in Section 2.1 of the Recapitalization Agreement and Plan of Merger (attached as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

           Exhibit 5++ Opinion of The Bayard Firm as to legality of the securities registered hereunder.

           Exhibit 23.1+ Consent of Deloitte & Touche LLP, independent auditors.

           Exhibit 23.2++ Consent of The Bayard Firm (contained in Exhibit 5 to this Registration Statement).

           Exhibit 24+ Powers of Attorney (contained on Signature Page to this Registration Statement).

           Exhibit 99.1+       Forms of Proxy Cards.

           Exhibit 99.2++ Form of Election and Transmittal Form for Holders of CERBCO Common Stock.

           Exhibit 99.3++ Form of Election and Transmittal Form for Holders of CERBCO Class B Common Stock.

           Exhibit 99.4++      Form of Instructions to Election and Transmittal
                               Forms.

           Exhibit 99.5+       Consent of Janney Montgomery Scott LLC.

           +Filed herewith.
           ++To be filed by amendment.

(b)        Financial Statement Schedules

           None.

Item 22. Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned small business issuer hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned small business issuer hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CERBCO, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Landover, Maryland, on the 12th day of February, 2002.

                                                CERBCO, Inc.

                                            By: /s/ Robert W. Erikson
                                                ---------------------------
                                                    Robert W. Erikson
                                                    President

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Wm. Erikson and Robert W. Erikson and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                                     SIGNATURES

                        Signature                                   Title                              Date
       ------------------------------------------    ----------------------------------------    -----------------

       /s/ Robert W. Erikson                         Director,                                   February 12, 2002
       ------------------------------------------    President
       Robert W. Erikson                             (Principal Executive Officer)


       /s/ George Wm. Erikson                        Director,                                   February 12, 2002
       ------------------------------------------    Chairman and General Counsel
       George Wm. Erikson                            (Principal Executive Officer)


       /s/ Robert F. Hartman                         Vice President, Secretary and Treasurer     February 12, 2002
       ------------------------------------------    (Principal Financial and Accounting
       Robert F. Hartman                             Officer)


       /s/ Webb C. Hayes, IV                         Director                                    February 12, 2002
       ------------------------------------------
       Webb C. Hayes, IV


       /s/ Paul C. Kincheloe, Jr.                    Director                                    February 12, 2002
       ------------------------------------------
       Paul C. Kincheloe, Jr.

                                  EXHIBIT INDEX

           Exhibit No.                    Description

           -----------         -------------------------------------------------

           Exhibit 2.1+ Recapitalization Agreement and Plan of Merger, dated as of February 12, 2002, between CERBCO, Inc. and CERBCO Recapitalization Subsidiary, Inc. (attached as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

           Exhibit 3.1+ Amendment to Certificate of Incorporation of CERBCO, Inc., which is set forth in Section 2.1 of the Recapitalization Agreement and Plan of Merger (attached as Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement).

           Exhibit 5++ Opinion of The Bayard Firm as to legality of the securities registered hereunder.

           Exhibit 23.1+ Consent of Deloitte & Touche LLP, independent auditors.

           Exhibit 23.2++ Consent of The Bayard Firm (contained in Exhibit 5 to this Registration Statement).

           Exhibit 24+ Powers of Attorney (contained on Signature Page to this Registration Statement).

           Exhibit 99.1+       Forms of Proxy Cards.

           Exhibit 99.2++ Form of Election and Transmittal Form for Holders of CERBCO Common Stock.

           Exhibit 99.3++ Form of Election and Transmittal Form for Holders of CERBCO Class B Common Stock.

           Exhibit 99.4++      Form of Instructions to Election and Transmittal
                               Forms.

           Exhibit 99.5+       Consent of Janney Montgomery Scott LLC.

           +Filed herewith.
           ++To be filed by amendment.